Exhibit 10.1

Execution Version

PURCHASE AND SALE AGREEMENT

AMONG

LEGACY ENERGY, INC.

AS SELLER

NIMIN ENERGY CORP.

AS PARENT

AND

BREITBURN OPERATING L.P.

AS BUYER

(i)

(ii)

(iii)

(iv)

EXHIBITS AND SCHEDULES

Exhibit A	– Subject Interests
Exhibit B	– Wells and Interests
Exhibit C	– Allocated Values
Exhibit D	– Form of Assignment and Bill of Sale
Exhibit E-1	– Form of Seller’s Officer’s Certificate
Exhibit E-2	– Form of Parent’s Officer’s Certificate
Exhibit F	– Form of Buyer’s Officer’s Certificate
Exhibit G	– Form of Support Agreement

Schedule 1.02(e)	– Contracts
Schedule 1.03	– Excluded Assets
Schedule 3.07	– Preferential Purchase Rights
Schedule 3.08	– Consents
Schedule 5.06	– Existing Claims and Litigation
Schedule 5.08	– Taxes
Schedule 5.11	– Imbalances
Schedule 5.14	– Compliance with Laws
Schedule 5.15	– Permits
Schedule 5.16	– P&A Wells
Schedule 5.17	– Proposed Operations or Expenditures
Schedule 5.19	– Environmental
Schedule 5.20	– Payout
Schedule 5.21	– Suspense Funds
Schedule 10.02(b)(iii)	– Liens for Taxes and Assessments
Schedule 13.04	– Required Approvals
Schedule 13.12	– Officers and Directors

(v)

DEFINITIONS

TERM	SECTION
Acquisition Proposal	Section 13.11(a)(i)
Agreement	Preamble
Allocated Values	Section 2.02
Asset Taxes	Section 9.04(a)
Assets	Section 1.02
Assignment	Section 10.04(a)
Assumed Obligations	Section 14.02
Audited Special Financial Statements	Section 17.17(c)
Business Days	Section 3.01
Buyer	Preamble
Buyer Additional Asset Taxes	Section 9.02
Buyer’s Environmental Consultant	Section 4.01(a)
Buyer’s Environmental Review	Section 4.01(a)
Buyer Indemnitees	Section 14.04
CERCLA	Section 4.02(c)
Closing	Section 10.01
Closing Date	Section 10.01
Contracts	Section 1.02(e)
Defensible Title	Section 3.02
Disputes	Section 16.01
Documents	Section 17.03
Due Diligence Period	Section 13.11(a)(ii)
Easements	Section 1.02(c)
Effective Time	Section 2.04
Environmental Defect	Section 4.02(a)
Environmental Defect Value	Section 4.02(d)
Environmental Permits	Section 5.19(b)
Environmental Information	Section 4.01(b)
Environmental Laws	Section 4.02(c)
Examination Period	Section 3.01
Exchange Act	Section 17.17(a)
Excluded Assets	Section 1.03
Final Settlement Date	Section 12.02(a)
Final Statement	Section 12.02(b)
Governmental Authority	Section 4.02(b)
Hydrocarbons	Section 1.02(d)
Independent Expert	Section 16.03(a)
Information Circular	Section 13.03(b)
Law	Section 2.03
Leases	Section 1.02(a)
Losses	Section 14.03

(i)

TERM	SECTION
Net Revenue Interest	Section 3.02(a)
Notice of Disagreement	Section 12.02(a)
Parent	Preamble
Parent Securityholder Approval	Section 13.03(a)
Parent Securityholders	Section 13.03(a)
Party or Parties	Preamble
Permits	Section 5.15
Permitted Encumbrances	Section 3.02(d)
Person	Section 1.02(g)
Personal Property	Section 1.02(d)
Proposed Final Statement	Section 12.02(a)
Purchase Price	Section 2.01
Purchase Price Adjustments	Section 10.02(c)
Records	Section 1.02(f)
Regulatory Authority	Section 13.04(a)
Representatives	Section 13.11(b)
Required Approvals	Section 13.04(a)
Retained Obligations	Section 14.01
SEC	Section 17.17(a)
Securities Act	Section 17.17(a)
Seller	Preamble
Seller Additional Asset Taxes	Section 9.02
Seller Indemnitees	Section 14.03
Seller’s Auditor	Section 17.17(a)
Special Financial Statements	Section 17.17(a)
Special Meeting	Section 13.03(b)
Statement	Section 10.03
Straddle Period	Section 9.04(b)
Subject Interest(s)	Section 1.02(a)
Superior Proposal	Section 13.11(a)(ii)
Tax or Taxes	Section 9.04(c)
Tax Return	Section 9.04(d)
Third Party	Section 1.02(g)
Title Benefit	Section 3.09(a)
Title Defect	Section 3.03
Title Defect Value	Section 3.04(c)
Transfer Taxes	Section 9.01
Working Interest	Section 3.02(b)

(ii)

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this “Agreement”) is made and entered into this 24th day of April, 2012, by and among Legacy Energy, Inc., a Delaware corporation (“Seller”), NiMin Energy Corp., an Alberta corporation, and owner of all of the outstanding shares of common stock of Seller (“Parent”), and BreitBurn Operating L.P., a Delaware limited partnership (“Buyer”). Buyer, Seller and Parent are collectively referred to herein as the “Parties,” and are sometimes referred to individually as a “Party.”

W I T N E S S E T H:

WHEREAS, Seller is willing to sell to Buyer, and Buyer is willing to purchase from Seller, the Assets (as defined in Section 1.02), all upon the terms and conditions hereinafter set forth;

WHEREAS, the Board of Directors of Parent and Seller (i) have determined that the transaction is fair and in the best interest of Parent and its stockholders and Seller and its stockholders and (ii) have approved and adopted this Agreement and the transaction contemplated by this Agreement;

NOW, THEREFORE, in consideration of the mutual benefits derived and to be derived from this Agreement by each Party, Seller, Parent and Buyer hereby agree as follows:

Article I

Assets

Section 1.01 Agreement to Sell and Purchase. Subject to and in accordance with the terms and conditions of this Agreement, Buyer agrees to purchase the Assets from Seller, and Seller agrees to sell the Assets to Buyer.

Section 1.02 Assets. Subject to Section 1.03, the term “Assets” shall mean all of Seller’s right, title and interest in and to:

(a)	the leasehold estates in and to the oil, gas and mineral leases described or referred to in Exhibit A (the “Leases”), the lands covered by the Leases, and any fee interests, fee mineral interests, royalties, net profits interests and overriding royalty interests in and to the lands covered by the Leases, assignments and other documents of title described or referred to in Exhibit A, all as more specifically described in Exhibit A (collectively, the “Subject Interests,” or singularly, a “Subject Interest”);

(b)

all rights incident to the Subject Interests, including, without limitation, (i) all rights with respect to the use and occupation of the surface of and the subsurface depths under the Subject Interests; (ii) all rights with respect to any pooled, communitized or unitized acreage by virtue of any Subject Interest being a part thereof, including all Hydrocarbon (as defined in Subsection (d) of this Section 1.02) production after the Effective Time (as defined in Section 2.02) attributable to the Subject Interests or any such pool or unit allocated to any such Subject Interest;

(c)	to the extent assignable or transferable, all easements, rights-of-way, surface leases, servitudes, permits, licenses, franchises and other estates or similar rights and privileges directly related to or used in connection with the Subject Interests (the “Easements”), including, without limitation, the Easements described or referred to in Exhibit A;

(d)	to the extent assignable or transferable, all personal property, equipment, fixtures, inventory and improvements located on or used in connection with the Subject Interests and the Easements or with the production, treatment, sale or disposal of oil, gas or other hydrocarbons (collectively, “Hydrocarbons”), including, without limitation, all wells and well locations located on the lands covered by the Subject Interests or on lands with which the Subject Interests may have been pooled, communitized or unitized (whether producing, shut in or abandoned, and whether for production, injection or disposal), including, without limitation, the wells described in Exhibit B, wellhead equipment, pumps, pumping units, flowlines, pipelines, gathering systems, piping, tanks, buildings, treatment facilities, injection facilities, disposal facilities, compression facilities and other materials, supplies, equipment, facilities and machinery (collectively, “Personal Property”);

(e)	to the extent assignable or transferable, all contracts, agreements and other arrangements (excluding the Leases and the Easements) that directly relate to the Subject Interests, the Leases or the Easements, including, without limitation, production sales contracts, farmout agreements, operating agreements, service agreements and similar arrangements (collectively, the “Contracts,” including, without limitation, the Contracts described in Schedule 1.02(e));

(f)	all books, records, files, muniments of title, reports and similar documents and materials, including, without limitation, lease records, well records and division order records, well files, title records (including abstracts of title, title opinions and memoranda, and title curative documents related to the Assets), contracts and contract files and correspondence, in each case that relate to the foregoing interests, in the possession of, and maintained by, Seller (collectively, the “Records”);

(g)

all geological and geophysical data relating to the Subject Interests, other than such data which cannot be transferred without the consent of (provided that Seller shall use commercially reasonable efforts to obtain such consent) or payment to any Third Party (unless paid by Buyer). For purposes of this Agreement, (i) “Person” means any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Authority or any other entity; and (ii) “Third Party” means any Person or entity, governmental or otherwise, other than Seller or Buyer, and their respective affiliates; the term includes, but is not limited to, working interest owners, royalty owners, lease operators, landowners, service contractors and governmental agencies; and

(h)	any other assets that are located in the State of Wyoming or that are used or useful to the Assets described in Section 1.02(a) through Section 1.02(g).

Section 1.03 Excluded Assets. Notwithstanding the foregoing, the Assets shall not include, and there is excepted, reserved and excluded from the sale contemplated hereby (collectively, the “Excluded Assets”): (a) to the extent received by Seller or Buyer within 90 days after Closing, all credits and refunds (other than those relating to Taxes, which are governed by Subsection (b) below) and all accounts, instruments and general intangibles (as such terms are defined in the Texas Uniform Commercial Code) attributable to the Assets with respect to any period of time prior to the Effective Time; (b) to the extent received by Seller or Buyer within 90 days after Closing, all claims of Seller for refunds of or loss carry forwards with respect to (i) income or franchise Taxes imposed on Seller, or (ii) any Taxes attributable to the other Excluded Assets, and such other refunds, and rights thereto, for amounts paid in connection with the Assets and attributable to the period prior to the Effective Time, including refunds of amounts paid under any gas gathering or transportation agreement, but excluding for the avoidance of doubt, any refunds of Asset Taxes; (c) to the extent received by Seller or Buyer within 90 days after Closing, all proceeds, income or revenues (and any security or other deposits made) attributable to (i) the Assets for any period prior to the Effective Time, or (ii) any other Excluded Assets; (d) all of Seller’s proprietary computer software, technology, patents, trade secrets, copyrights, names, trademarks and logos; (e) all of Seller’s rights and interests in geological and geophysical data which cannot be transferred without the consent of (provided that Seller shall use commercially reasonable efforts to obtain such consent) or payment to any Third Party; (f) data and other information that cannot be disclosed or assigned to Buyer as a result of confidentiality or similar arrangements under agreements with Persons unaffiliated with Seller; (g) to the extent received by Seller or Buyer within 90 days after Closing, all audit rights arising under any of the Contracts or otherwise with respect to any period prior to the Effective Time or to any of the other Excluded Assets; (h) all corporate, partnership and income Tax records of Seller; (i) vehicles, office equipment and supplies; and (j) the items described on Schedule 1.03.

Article II

Purchase Price

Section 2.01 Purchase Price. The total consideration for the purchase, sale and conveyance of the Assets to Buyer is Buyer’s payment to Seller of the sum of $98,050,000 (the “Purchase Price”), as adjusted in accordance with the provisions of this Agreement. The adjusted Purchase Price shall be paid to Seller (or its designee) at Closing (as defined in Section 10.01) by means of a completed federal funds transfer to an account designated in writing by Seller.

Section 2.02 Property Values. Buyer and Seller have agreed on the allocation of values among the Assets as set forth in Exhibit C (the “Allocated Values”). Seller and Buyer agree that the Allocated Values shall be used for federal income tax purposes, for computation of any adjustments to the Purchase Price pursuant to the provisions of Article III and Article IV, and for all other purposes incident to this Agreement.

Section 2.03 Law. For the purposes of this Agreement, “Law” means any statute, Law, rule, regulation, ordinance, order, code, ruling, writ, injunction, decree or other official act of or by any Governmental Authority.

Section 2.04 Effective Time. If the transactions contemplated hereby are consummated in accordance with the terms and provisions hereof, the ownership of the Assets shall be transferred from Seller to Buyer on the Closing Date, and effective as of 7:00 a.m. local time where the Assets are located on April 1, 2012 (the “Effective Time”).

Article III

Title Matters

Section 3.01 Examination Period. Following the execution date of this Agreement until the Closing (the “Examination Period”), Seller shall permit Buyer and/or its representatives to examine, at all reasonable times, in Seller’s offices, all abstracts of title, title opinions, title files, ownership maps, lease files, contract files, assignments, division orders, operating and accounting records and agreements pertaining to the Assets insofar as same may now be in existence and in the possession of Seller. “Business Days” means all calendar days excluding Saturdays, Sundays and U.S. legal holidays.

Section 3.02 Defensible Title and Permitted Encumbrances. For purposes of this Agreement, the term “Defensible Title” means, with respect to a given Asset, such ownership by Seller in such Asset that, subject to and except for the Permitted Encumbrances (as defined in Subsection (d) of this Section 3.02):

(a)	entitles Seller to receive not less than the percentage set forth in Exhibit B as Seller’s “Net Revenue Interest” of all Hydrocarbons produced, saved and marketed from each well or unit as set forth in Exhibit B, all without reduction, suspension or termination of such interest throughout the productive life of such well;

(b)	obligates Seller to bear not greater than the percentage set forth in Exhibit B as Seller’s “Working Interest” of the costs and expenses relating to the maintenance, development and operation of each well or unit as set forth in Exhibit B, all without increase throughout the productive life of such well; and

(c)	is free and clear of all liens, encumbrances and defects in title.

(d)	The term “Permitted Encumbrances” shall mean any of the following matters to the extent the same are valid and subsisting and affect the Assets:

(i)	the Contracts described in Schedule 1.02(e);

(ii)	any (A) undetermined or inchoate liens or charges constituting or securing the payment of expenses that were incurred incidental to the maintenance, development, production or operation of the Assets or for the purpose of developing, producing or processing Hydrocarbons therefrom or therein, and (B) materialman’s, mechanics’, repairman’s, employees’, contractors’, operators’ liens or other similar liens or charges for liquidated amounts arising in the ordinary course of business (1) that Seller has agreed to assume or pay pursuant to the terms hereof, or (2) for which Seller will pay or release at the Closing;

(iii)	any liens for current period Taxes to the extent there has been a reduction in the Purchase Price under this Agreement for such liens;

(iv)	the terms, conditions, restrictions, exceptions, reservations, limitations and other matters contained in (including any liens or security interests created by Law or reserved in oil and gas leases for royalty, bonus or rental, or created to secure compliance with the terms of) the agreements, instruments and documents that create or reserve to Seller its interest in the Assets, provided that the net cumulative effect of such matters does not operate to reduce the Net Revenue Interests of Seller for any well, well location or unit below those set forth in Exhibit B or increase the Working Interests of Seller for any well, well location or unit above those set forth in Exhibit B for such well, well location or unit without a corresponding increase in the Net Revenue Interests;

(v)	any obligations or duties affecting the Assets to any municipality or public authority with respect to any franchise, grant, license or permit and all applicable Laws, rules, regulations and orders of any Governmental Authority (as defined in Section 4.02(b));

(vi)	any (A) easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations, pipelines, grazing, hunting, lodging, canals, ditches, reservoirs or the like, and (B) easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways and other similar rights-of-way on, over or in respect of property owned or leased by Seller or over which Seller owns rights-of-way, easements, permits or licenses, to the extent that same do not materially interfere with the oil and gas operations to be conducted on the Assets;

(vii)	all lessors’ royalties, overriding royalties, net profits interests, carried interests, production payments, reversionary interests and other burdens on or deductions from the proceeds of production created or in existence as of the Effective Time, whether recorded or unrecorded, provided that the net cumulative effect of such matters does not operate to reduce the Net Revenue Interests of Seller for any well, well location or unit below those set forth in Exhibit B or increase the Working Interests of Seller for any well, well location or unit above those set forth in Exhibit B or such well, well location or unit without a corresponding increase in the Net Revenue Interests;

(viii)	preferential rights to purchase or similar agreements with respect to which (A) waivers or consents are obtained from the appropriate parties for the transaction contemplated hereby, or (B) required notices have been given for the transaction contemplated hereby to the holders of such rights and the appropriate period for asserting such rights has expired without an exercise of such rights;

(ix)	required Third Party consents to assignments or similar agreements with respect to which (A) waivers or consents are obtained from the appropriate parties for the transaction contemplated hereby, or (B) required notices have been given for the transaction contemplated hereby to the holders of such rights and the appropriate period for asserting such rights has expired without an exercise of such rights;

(x)	all rights to consent by, required notices to, filings with, or other actions by Governmental Authorities in connection with the sale or conveyance of oil and gas leases or interests therein that are customarily obtained subsequent to such sale or conveyance;

(xi)	rights reserved to or vested in any Governmental Authority to control or regulate any of the Assets and the applicable Laws, rules and regulations of such Governmental Authorities; and

(xii)

all defects (but not liens), irregularities affecting the Assets that individually or in the aggregate (A) do not operate to (1) reduce the Net Revenue Interests of Seller for any well, well location or unit below those set forth on Exhibit B, (2) increase the proportionate share of costs and expenses of leasehold operations attributable to or to be borne by the Working Interests of Seller for any well, well location or unit above those set forth on Exhibit B, or (3) otherwise interfere materially with the operation, value or use of the Assets, or (4) would be accepted by a reasonably prudent buyer in the business of owning and operating similar oil and gas properties; or (B) operate to increase the proportionate share of costs and expenses of leasehold operations attributable to or to be borne by the Working Interest of Seller for any well, well location or unit above those set forth on Exhibit B, so long as there is a proportionate increase in Seller’s Net Revenue Interest for such well, well location or unit.

Section 3.03 Title Defect. The term “Title Defect,” as used in this Agreement, shall mean: (a) any encumbrance, encroachment, irregularity, defect in or objection to Seller’s ownership of any Asset (expressly excluding Permitted Encumbrances) that causes Seller not to have Defensible Title to such Asset; or (b) any default by Seller under a lease, farmout agreement or other contract or agreement that would (i) have a material adverse effect on the operation, value or use of such Asset, (ii) prevent Seller from receiving the proceeds of production attributable to Seller’s interest therein or (iii) result in cancellation of Seller’s interest therein.

Section 3.04 Notice of Title Defects.

(a)	If Buyer discovers any Title Defect affecting any Asset, Buyer shall notify Seller as promptly as possible but no later than the expiration of the Examination Period of such alleged Title Defect. To be effective, such notice must (i) be in writing, (ii) be received by Seller prior to the expiration of the Examination Period, (iii) describe the Title Defect in sufficient, specific detail (including any alleged variance in the Net Revenue Interest) to the extent reasonably known, (iv) identify the specific Asset or Assets affected by such Title Defect, and (v) include the value of such Title Defect as determined by Buyer. Any matters that may otherwise constitute Title Defects, but of which Seller has not been specifically notified by Buyer in accordance with the foregoing, shall be deemed to have been waived by Buyer for all purposes, except under the Assignment.

(b)	Upon the receipt of such effective notice from Buyer, subject to Section 3.05 Seller and Buyer shall attempt to mutually agree on a resolution including, but not limited to (i) attempt to cure such Title Defect at any time prior to the Closing or (ii) exclude the affected Asset from the sale and reduce the Purchase Price by the mutually agreed allocated value of such affected Asset.

(c)	The value attributable to each Title Defect (the “Title Defect Value”) that is asserted by Buyer in the Title Defect notices shall be determined based upon the criteria set forth below:

(i)	If the Title Defect is a lien upon any Asset, the Title Defect Value is the amount necessary to be paid to remove the lien from the affected Asset.

(ii)

If the Title Defect asserted is that the Net Revenue Interest attributable to any well or unit is less than that stated in Exhibit C or the Working Interest attributable to any well or unit is greater than that stated in Exhibit C, then the Title Defect Value shall take into account the relative change in the interest from Exhibit C and the appropriate Allocated Value attributed to such Asset.

(iii)	If the Title Defect represents an obligation, encumbrance, burden or charge upon the affected Asset (including any increase in Working Interest for which there is not a proportionate increase in Net Revenue Interest) of a type not described in Subsections (i) and (ii) of Section 3.04(c) for which the economic detriment to Buyer is unliquidated, the amount of the Title Defect Value shall be determined by taking into account the following factors: the Allocated Value of the affected Asset, the portion of the Asset affected by the Title Defect, the legal effect of the Title Defect, the potential discounted economic effect of the Title Defect over the life of the affected Asset, the Title Defect Values placed upon the Title Defect by Buyer and Seller and such other reasonable factors as are necessary to make a proper evaluation.

(iv)	If a Title Defect is not in effect or does not adversely affect an Asset throughout the entire productive life of such Asset, such fact shall be taken into account in determining the Title Defect Value.

(v)	The Title Defect Value of a Title Defect shall be determined without duplication of any costs or losses included in another Title Defect Value hereunder.

(vi)	Notwithstanding anything herein to the contrary, in no event shall a Title Defect Value exceed the Allocated Value of the wells, units or other Assets affected thereby.

(vii)	If Buyer and Seller agree on the Title Defect Value, that amount shall be the Title Defect Value.

(viii)	Such other factors as are reasonably necessary to make a proper evaluation.

Section 3.05 Remedies for Title Defects and Title Benefits.

(a)	With respect to each Title Defect that is not cured on or before the Closing, the Purchase Price shall be reduced by an amount equal to the Title Defect Value agreed upon in writing by Buyer and Seller.

(b)	If any Title Defect is in the nature of an unobtained consent to assignment or other restriction on assignability, the provisions of Section 3.08 shall apply.

(c)

If on or before Closing the Parties have not agreed upon the validity of any asserted Title Defect or have not agreed on the Title Defect Value attributable thereto, either Party shall have the right to elect to have the validity of such Title Defect and/or such Title Defect Value determined by an Independent Expert pursuant to Section 16.03; provided that if the validity of any asserted Title Defect, or the Title Defect Value attributable thereto, is not determined before Closing, the affected Asset shall be conveyed to Buyer at Closing and the Purchase Price paid at Closing shall be reduced such that only the undisputed Allocated Value with respect to any affected Asset shall be paid at Closing, and upon the final resolution of such dispute pursuant to Article XVI, to the extent it is determined that the subject Title Defect was not valid or that the Title Defect Amount used to reduce the Purchase Price was overstated, Buyer shall promptly refund to Seller the amount determined pursuant to such final resolution that was withheld by Buyer at Closing.

(d)	Notwithstanding anything to the contrary in this Agreement, (i) if the value of a given individual Title Defect (or individual Title Benefit (as defined in Section 3.09(a))) does not exceed $25,000, then no adjustment to the Purchase Price shall be made for such Title Defect (or Title Benefit), (ii) if the aggregate adjustment to the Purchase Price determined in accordance with this Agreement for Title Defects (exceeding $25,000) and Environmental Defects (exceeding $25,000), or for Title Benefits, does not exceed three percent (3%) of the Purchase Price prior to any adjustments thereto, then no adjustment of the Purchase Price shall be made therefor, and (iii) if the aggregate adjustment to the Purchase Price determined in accordance with this Agreement for Title Defects (exceeding $25,000) and Environmental Defects (exceeding $25,000), or for Title Benefits, does exceed three percent (3%) of the Purchase Price prior to any adjustments thereto, then the Purchase Price shall only be adjusted by the amount of such excess.

Section 3.06 Special Warranty of Title. Seller hereby agrees to warrant and defend title to the Assets unto Buyer against every Person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Seller and its affiliates, but not otherwise; subject, however, to the Permitted Encumbrances and the other matters set forth herein.

Section 3.07 Preferential Rights To Purchase.

(a)	Buyer’s good faith allocation of values as set forth in Exhibit C shall be used to prepare an allocation of the Purchase Price to Assets that are subject to preferential purchase rights and shall be set forth in Schedule 3.07. Seller shall use its reasonable efforts to comply with all preferential right purchase provisions relative to any Asset prior to Closing.

(b)

If, prior to Closing, a holder of a preferential purchase right exercises its rights with respect to an Asset to which its preferential purchase right applies (as determined in accordance with the agreement in which the preferential purchase right arises) and consummates the purchase, then the Asset covered by such preferential purchase right shall be excluded from the Assets to be conveyed to Buyer, and the Purchase Price shall be reduced by the Allocated Value of such Asset.

(c)	If by Closing, either (a) the time frame for the exercise of a preferential purchase right has not expired and Seller has not received notice of an intent not to exercise or a waiver of the preferential purchase right, or (b) a holder of a preferential purchase right exercises its right but fails to consummate the purchase prior to Closing, then Seller shall retain the Assets conveyed by such preferential purchase rights and the Purchase Price shall be adjusted downward by an amount equal to the Allocated Value of such Assets. As to any Assets retained by Seller hereunder, following Closing, if a preferential purchase right is not consummated within the time frame specified in the preferential purchase right, or if the time frame for exercise of the preferential purchase right expires without exercise after the Closing, then, subject to the same terms and conditions set forth in this Agreement, Seller shall promptly convey the applicable Asset to Buyer effective as of the Effective Time, and Buyer shall pay the Allocated Value thereof pursuant to the terms of this Agreement up to and through the Final Settlement Date and in connection with the payments to be made with respect to the Final Statement as set forth in Section 12.02(b).

(d)	Seller shall use reasonable efforts to send out the applicable preferential right to purchase notices within five Business Days after the date this Agreement is executed. Buyer acknowledges and agrees that Seller shall determine (in its good faith judgment) the extent of the preferential purchase rights encumbering the Assets, and said determination shall be used by Seller to provide the preferential purchase right notifications.

Section 3.08 Consents to Assignment. Seller shall use all reasonable efforts to obtain all necessary consents from Third Parties to assign the Assets prior to Closing (other than governmental approvals that are customarily obtained after Closing), and Buyer shall assist Seller with such efforts. Such consents are set forth on Schedule 3.08. If prior to Closing, Seller fails to obtain a consent to assign that would invalidate the conveyance of the Asset affected by the consent to assign or materially affect the value or use of the Asset, then Seller shall retain the affected Asset and the Purchase Price shall be reduced by the Allocated Value of the affected Asset. If such consent has been obtained as of the Final Settlement Date, then Seller shall convey the affected Asset to Buyer effective as of the Effective Time, subject to the same terms and conditions set forth in this Agreement, and Buyer shall pay Seller the Allocated Value of the affected Asset, in accordance with the terms and conditions of this Agreement. If such consent has not been obtained as of the Final Settlement Date, the affected Asset shall be excluded from the sale and the Purchase Price shall be deemed to be reduced by an amount equal to the Allocated Value of the affected Asset. Buyer shall reasonably cooperate with Seller in obtaining any required consent including providing assurances of reasonable financial conditions, but Buyer shall not be required to expend funds or make any other type of financial commitments as a condition of obtaining such consent.

Section 3.09 Remedies for Title Benefits.

(a)	If either Party discovers any Title Benefit during the Examination Period affecting the Assets, it shall promptly notify the other Party in writing thereof on or before the expiration of the Examination Period. Subject to Section 3.05, Seller shall be entitled to an upward adjustment to the Purchase Price pursuant to Section 10.02(a)(i) with respect to all Title Benefits, in an amount mutually agreed upon by the Parties. For purposes of this Agreement, the term “Title Benefit” shall mean Seller’s interest in any Subject Interest that is greater than or in addition to that set forth in Exhibit B (including, without limitation, a Net Revenue Interest that is greater than that set forth in Exhibit B) or Seller’s Working Interest in any Subject Interest that is less than the Working Interest set forth in Exhibit B (without a corresponding decrease in the Net Revenue Interest). Any matters that may otherwise constitute Title Benefits, but of which Buyer has not been specifically notified by Seller in accordance with the foregoing, shall be deemed to have been waived by Seller for all purposes.

(b)	If with respect to a Title Benefit the Parties are not deemed to have agreed on the amount of the upward Purchase Price adjustment or have not otherwise agreed on such amount prior to the Closing Date, Seller or Buyer shall have the right to elect to have such Purchase Price adjustment determined by an Independent Expert pursuant to Section 16.03. If the amount of such adjustment is not determined pursuant to this Agreement by the Closing, the undisputed portion of the Purchase Price with respect to the Asset affected by such Title Benefit shall be paid by Buyer at the Closing and, subject to Section 3.05, upon determination of the amount of such adjustment, any unpaid portion thereof shall be paid by Buyer to Seller.

Article IV

Environmental Matters

Section 4.01 Environmental Review.

(a)

Buyer shall have the right to conduct or cause a consultant (“Buyer’s Environmental Consultant”) to conduct an environmental review of the Assets prior to the expiration of the Examination Period (“Buyer’s Environmental Review”). The cost and expense of Buyer’s Environmental Review, if any, shall be borne solely by Buyer. The scope of work comprising Buyer’s Environmental Review shall be limited to that mutually agreed by Buyer and Seller prior to commencement thereof and shall not include any intrusive test or procedure without the prior consent of Seller. Buyer shall (and shall cause Buyer’s Environmental Consultant to): (i) consult with Seller before conducting any work comprising Buyer’s Environmental Review, (ii) perform all such work in a safe and workmanlike manner and so as to not unreasonably interfere with Seller’s operations, and (iii) comply with all applicable Laws, rules and regulations. Buyer shall be responsible for, provided that Seller shall provide all reasonable assistance in, obtaining any Third Party consents that are required in order to perform any work comprising Buyer’s Environmental Review, and Buyer shall consult with Seller prior to requesting each such Third Party consent. Seller shall have the right to have a representative or representatives accompany Buyer and Buyer’s Environmental Consultant at all times during Buyer’s Environmental Review. With respect to any samples taken in connection with Buyer’s Environmental Review, Buyer shall take split samples, providing one of each such sample, properly labeled and identified, to Seller. Buyer hereby agrees to release, defend, indemnify and hold harmless Seller from and against all claims, losses, damages, costs, expenses, causes of action and judgments of any kind or character (INCLUDING THOSE RESULTING FROM SELLER’S SOLE, JOINT, COMPARATIVE OR CONCURRENT NEGLIGENCE OR STRICT LIABILITY) to the extent arising out of Buyer’s Environmental Review.

(b)	Unless otherwise required by applicable Law, Buyer shall (and shall cause Buyer’s Environmental Consultant to) treat confidentially any matters revealed by Buyer’s Environmental Review and any reports or data generated from such review (the “Environmental Information”), and Buyer shall not (and shall cause Buyer’s Environmental Consultant to not) disclose any Environmental Information to any Governmental Authority or other Third Party without the prior written consent of Seller. Unless otherwise required by Law, Buyer may use the Environmental Information only in connection with the transactions contemplated by this Agreement. If Buyer, Buyer’s Environmental Consultant or any Third Party to whom Buyer has provided any Environmental Information become legally compelled to disclose any of the Environmental Information, Buyer shall provide Seller with prompt notice sufficiently prior to any such disclosure so as to allow Seller to file any protective order, or seek any other remedy, as it deems appropriate under the circumstances. If this Agreement is terminated prior to the Closing, Buyer shall deliver the Environmental Information to Seller, which Environmental Information shall become the sole property of Seller. Buyer shall provide two copies of the Environmental Information to Seller without charge.

Section 4.02 Environmental Definitions.

(a)	Environmental Defects. For purposes of this Agreement, the term “Environmental Defect” shall mean, with respect to any given Asset, an individual environmental condition that constitutes a violation of, or requires remediation under, Environmental Laws in effect as of the date of this Agreement in the jurisdiction in which such Asset is located. Environmental Defect shall not be deemed to include an environmental condition described on Schedule 5.19.

(b)	Governmental Authority. For purposes of this Agreement, the term “Governmental Authority” shall mean, as to any given Asset, the United States and the state, county, parish, city and political subdivisions in which such Asset is located and that exercises jurisdiction over such Asset, and any agency, department, board or other instrumentality thereof that exercises jurisdiction over such Asset.

(c)	Environmental Laws. For purposes of this Agreement, the term “Environmental Laws” shall mean all Laws, statutes, ordinances, court decisions, rules and regulations of any Governmental Authority pertaining to health or the environment as may be interpreted by applicable court decisions or administrative orders, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended (“CERCLA”), the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act, as amended, the Resources Conservation and Recovery Act, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendment and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and comparable state and local Laws.

(d)	Environmental Defect Value. For purposes of this Agreement, the term “Environmental Defect Value” shall mean, with respect to any Environmental Defect, the value, as of the Closing Date, of the estimated costs and expenses to correct such Environmental Defect consistent with Environmental Laws.

Section 4.03 Notice of Environmental Defects.

(a)	If Buyer discovers any Environmental Defect affecting the Assets, Buyer shall notify Seller prior to the expiration of the Examination Period of such alleged Environmental Defect. To be effective, such notice must: (i) be in writing; (ii) be received by Seller prior to the expiration of the Examination Period; (iii) describe the Environmental Defect in sufficient, specific detail to the extent then reasonably known; and (iv) state Buyer’s estimate of the Environmental Defect Value to the extent then reasonably known, including the basis for such estimate, for which Buyer would agree to adjust the Purchase Price in order to accept such Environmental Defect if Seller elected Section 4.04(b) as the remedy therefor.

(b)

Any matters that may otherwise constitute Environmental Defects, but of which Seller has not been notified by Buyer in accordance with the foregoing, together with any environmental matter that does not constitute an Environmental Defect, shall be deemed to have been waived by Buyer for all purposes, except as provided in Section 14.05. Upon the receipt of such effective notice from Buyer, subject to Section 4.04(a) and Section 4.04(b) Seller and Buyer shall attempt to mutually agree on a resolution including, but not limited to, (i) attempt to cure such Environmental Defect at any time prior to the Closing; or (ii) exclude the affected Asset from the sale and reduce the Purchase Price by the allocated value of such affected Asset.

Section 4.04 Remedies for Environmental Defects.

(a)	If any Environmental Defect described in a notice delivered in accordance with Section 4.03 is not cured on or before the Closing, then the Purchase Price shall be reduced by the Environmental Defect Value of such Environmental Defect as agreed by the Parties.

(b)	If Buyer and Seller have not agreed as to the validity of any asserted Environmental Defect, or if the Parties have not agreed on the Environmental Defect Value therefor, then on or before three Business Days prior to the Closing Date either Party shall have the right to elect to have the validity of the asserted Environmental Defect, and/or the Environmental Defect Value for such Environmental Defect, determined by an Independent Expert pursuant to Section 16.03. If the validity of any such asserted Environmental Defect or the amount of any such Environmental Defect Value is not determined by the Closing, the Asset affected by such disputed Environmental Defect shall be excluded from the Closing and the Purchase Price paid at Closing shall be reduced by the Allocated Value of such Asset. Upon resolution of such dispute, the Environmental Defect Value, if any, found to be attributable to such Environmental Defect shall, subject to this Section 4.04, be paid by Seller to Buyer and the Asset conveyed to Buyer, if that is part of the mutually agreed settlement. Notwithstanding the foregoing, Seller and Buyer shall each have the right to exclude an Asset from the sale if the Environmental Defect Value exceeds the Allocated Value of the Asset(s) affected thereby.

(c)	Notwithstanding anything to the contrary in this Agreement, (i) if the Environmental Defect Value for a given individual Environmental Defect does not exceed $25,000, then no adjustment to the Purchase Price shall be made for such Environmental Defect; (ii) if the aggregate adjustment to the Purchase Price determined in accordance with this Agreement for Environmental Defects (exceeding $25,000) and Title Defects (exceeding $25,000) does not exceed three percent (3%) of the Purchase Price prior to any adjustments thereto, then no adjustment of the Purchase Price shall be made therefore; and (iii) if the aggregate adjustment to the Purchase Price determined in accordance with this Agreement for Environmental Defects (exceeding $25,000) and Title Defects (exceeding $25,000) does exceed three percent (3%) of the Purchase Price prior to any adjustments thereto, then the Purchase Price shall only be adjusted by the amount of such excess.

Article V

Representations and Warranties of Seller

Each of Seller and Parent represents and warrants to Buyer as of the date hereof and as of the Closing that:

Section 5.01 Seller’s Existence. Seller is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Delaware and is duly qualified to conduct business, and is in good standing, in each jurisdiction in which the Assets make such qualification necessary. Seller has full legal power, right and authority to carry on its business as such is now being conducted and as contemplated to be conducted. Seller’s headquarters and principal offices are all located in the State of California.

Section 5.02 Legal Power. Seller has the legal power and right to enter into and perform this Agreement and the transactions contemplated hereby. The consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with:

(a)	any provision of Seller’s certificate of incorporation, by-laws or other governing documents;

(b)	any material agreement or instrument to which Seller is a party or by which Seller is bound; or

(c)	any judgment, order, ruling or decree applicable to Seller as a party in interest or any Law, rule or regulation applicable to Seller.

Section 5.03 Authority; Enforceability. The execution, delivery and performance of this Agreement by Parent and Seller and the consummation by Parent and Seller of the transactions contemplated hereby have been duly authorized by the Board of Directors of Parent, and by the Board of Directors and sole stockholder of Seller and, other than Parent Securityholder Approval, no other corporate proceedings on the part of Parent or Seller are necessary to authorize Parent’s or Seller’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes valid and legally binding obligations of Parent and Seller, enforceable against Parent and Seller in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws effecting generally the enforcement of creditors’ rights and by general principles of equity.

Section 5.04 Brokers. Macquarie Tristone Capital LP has acted for or on behalf of Seller or any affiliate of Seller in connection with this Agreement or the transactions contemplated by this Agreement. No broker or finder is entitled to any brokerage or finder’s fee, or to any commission, based in any way on agreements, arrangements or understandings made by or on behalf of Seller or any affiliate of Seller for which Buyer has or will have any liabilities or obligations (contingent or otherwise).

Section 5.05 Bankruptcy. There are no bankruptcy, reorganization or arrangement proceedings pending, being contemplated by or to the knowledge of Seller threatened against Seller.

Section 5.06 Suits. There is no material suit, action, claim, investigation or inquiry by any Person or entity or by any administrative agency or Governmental Authority and no legal, administrative or arbitration proceeding pending or, to Seller’s knowledge, threatened against Seller or any affiliate of Seller that relates to the Assets or the transactions contemplated by this Agreement except as shown on Schedule 5.06.

Section 5.07 Royalties. All rentals, royalties and other payments due under the Subject Interests described in Exhibit A have been paid in all material respects, except those amounts in suspense.

Section 5.08 Taxes.

(a)	Each Tax Return required to be filed with respect to the Assets has been timely and properly filed under applicable Laws and all Taxes due and owed with respect to the Assets have been timely and properly paid. All such Tax Returns are correct and complete in all material respects.

(b)	Except as set forth on Schedule 5.08, none of the Assets are subject to or owned by any tax partnership requiring a partnership income Tax Return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Internal Revenue Code. To the extent any of the Assets are deemed by agreement or Law to be held by a partnership for federal income Tax purposes, each such partnership has or shall have in effect for the taxable year that includes the Closing Date an election under Section 754 of the Internal Revenue Code that will apply with respect to such portion of the Assets.

(c)	The Assets are not subject to any lien for Taxes, other than Permitted Encumbrances.

(d)	As of the date of this Agreement, neither Seller nor any of its affiliates has received written notice of any pending claim with respect to the Assets from any taxing authority for assessment of Asset Taxes, and there are no ongoing audits, suits, proceedings, assessments, reassessments, deficiency claims or other claims relating to any Asset Taxes with respect to the Assets by any applicable taxing authority.

(e)	Neither Seller nor any of its affiliates have waived any statute of limitations in respect of Asset Taxes, nor has Seller or any of its affiliates agreed to any extension of time with respect to any Asset Tax assessment or deficiency.

Section 5.09 Leases; Easements; Contracts. Exhibit A sets forth any Leases and Easements, and Schedule 1.02(e), any material Contracts, that exist as of the date of this Agreement. Except specified on Exhibit A or Schedule 1.02(e), Seller is not in material breach of, or material default under, and to the knowledge of Seller, no other Person is in material breach of, or material default under, any Lease, Easement or material Contract, and there does not exist under any provision thereof, to the knowledge of Seller, any event that, with the giving of notice or the lapse of time or both, would constitute such a material breach or material default by any Person.

Section 5.10 Liens. Except for Permitted Encumbrances, the Assets will be conveyed free and clear of all liens, mortgages and encumbrances.

Section 5.11 Imbalances. Except as set forth on Schedule 5.11, there are no well imbalances associated with the Assets as of the Effective Time.

Section 5.12 No Conflict or Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions and performance of the terms and conditions contemplated hereby by Seller will (a) conflict with or result in any breach of any provision of the certificate of incorporation or by-Laws or other governing documents of Seller; (b) be rendered void or ineffective by or under the terms, conditions or provisions of any agreement, instrument or obligation to which Seller is a party or is subject; (c) result in a default under the terms, conditions or provisions of any Asset (or of any agreement, instrument or obligation relating to or burdening any Asset); or (d) violate or be rendered void or ineffective under any Law, other than, in the case of the matters described in clauses (b), (c) and (d) of this Section 5.12, the matters referenced in Section 5.13 and such conflicts, breaches, violations, defaults or other events as will not have a material adverse effect.

Section 5.13 Consents; Preferential Rights. Except for (a) consents or approvals of, or filings with, any applicable Governmental Authorities in connection with assignments of the Assets which are not customarily obtained prior to the assignment of the Assets, (b) preferential purchase rights set forth on Schedule 3.07 and consents set forth on Schedule 3.08 and (c) the consents, filings or notices expressly described and set forth on Schedule 13.04, no consent, approval, authorization or permit of, or filing with or notification to, any Person is required for or in connection with the execution and delivery of this Agreement by Seller or for or in connection with the consummation of the transactions and performance of the terms and conditions contemplated hereby by Seller. To Seller’s knowledge, all agreements containing (x) preferential purchase rights are set forth in Schedule 3.07 and (y) consents are set forth in Schedule 3.08.

Section 5.14 Compliance with Laws. Except with respect to (a) matters set forth on Schedule 5.06 and Schedule 5.14, (b) compliance with Laws concerning taxes (as to which certain representations and warranties are made pursuant to Section 5.08) and (c) compliance with Environmental Laws, Seller has no knowledge of any material violation by Seller of any Law applicable to the Assets.

Section 5.15 Permits. Schedule 5.15 sets forth all permits, licenses, orders, approvals, variances, waivers, franchise rights and other authorizations (the “Permits”) required to be obtained from any Governmental Authority for owning or operating the Assets and, except as set forth on Schedule 5.15, Seller possesses and is in compliance with all of the Permits.

Section 5.16 Wells. Except as set forth on Schedule 5.16, there is no well included in the Assets that: (i) Seller is obligated on the date of this Agreement by Law or agreement to plug and abandon; and (ii) to the knowledge of Seller, has been plugged and abandoned other than in compliance in all material respects with Law.

Section 5.17 Proposed Operations or Expenditures. Except as set forth on Schedule 5.17, as of the date of this Agreement, there are no outstanding authorities for expenditure or other commitments to conduct any operations or expend any amount of money on or with respect to the Assets which are binding on Seller or the Assets and will be binding on Buyer after Closing and which Seller reasonably anticipates will require the expenditure of money in excess of $50,000 per item (net to Seller’s interest).

Section 5.18 Status of Seller. Seller is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 5.19 Environmental. Except as set forth on Schedule 5.19:

(a)	the Assets and Seller with respect to the Assets are in compliance in all material respects with the requirements of all Environmental Laws;

(b)	to the knowledge of Seller, all permits, licenses, approvals, consents, certificates and other authorizations required by Environmental Laws with respect to the ownership or operation of the Assets (the “Environmental Permits”) have been properly obtained and are in full force and effect, and the Assets are in material compliance with the Environmental Permits; and

(c)	Seller (i) is not subject to any pending, material written claim or, to the knowledge of Seller, threatened, material complaint or claim, related to any material noncompliance with, or material liabilities arising under, Environmental Laws with respect to the Assets or to the presence or release of any hazardous substances on or from any of the Assets, and (ii) has not entered into, and is not subject to, any pending consent order, consent decree, compliance order or administrative order pursuant to any Environmental Laws that relate to the current or future use of the Assets, or that require any investigation or remediation of hazardous substances in relation to the Assets, which would reasonably be expected to result in material liability to Seller (or Buyer following Closing).

Section 5.20 Payout. Schedule 5.20 sets forth the status of any wells with respect to which there is a before payout and after payout allocation of rights.

Section 5.21 Suspense Funds. Schedule 5.21 sets forth (a) all funds held in suspense by Seller as of the date hereof that are attributable to the Assets, (b) a description of the source of such funds and the reason they are being held in suspense and (c) if known, the name or names of the Persons claiming such funds or to whom such funds are owed. Seller shall transfer to Buyer at Closing the amounts of such funds.

Article VI

Representations and Warranties of Buyer

Buyer represents and warrants to Seller and Parent as of the date hereof and as of the Closing that:

Section 6.01 Buyer’s Existence. Buyer is a limited partnership, validly existing and in good standing under the Laws of the State of Delaware and is duly qualified to conduct business, and is in good standing, in each jurisdiction in which the Assets make such qualification necessary. Buyer has full legal power, right and authority to carry on its business as such is now being conducted and as contemplated to be conducted. Buyer’s headquarters and principal offices are all located in the State of California.

Section 6.02 Legal Power. Buyer has the legal power and right to enter into and perform this Agreement and the transactions contemplated hereby. The consummation of the transactions contemplated by this Agreement will not violate, nor be in conflict with:

(a)	any provision of Buyer’s agreement of limited partnership or other governing documents;

(b)	any material agreement or instrument to which Buyer is a party or by which Buyer is bound; or

(c)	any judgment, order, ruling or decree applicable to Buyer as a party in interest or any Law, rule or regulation applicable to Buyer.

Section 6.03 Authority; Enforceability. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Buyer. This Agreement constitutes valid and legally binding obligations of Buyer, enforceable against Buyer in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws effecting generally the enforcement of creditors’ rights and by general principles of equity.

Section 6.04 Brokers. No broker or finder has acted for or on behalf of Buyer or any affiliate of Buyer in connection with this Agreement or the transactions contemplated by this Agreement. No broker or finder is entitled to any brokerage or finder’s fee, or to any commission, based in any way on agreements, arrangements or understandings made by or on behalf of Buyer or any affiliate of Buyer for which Seller has or will have any liabilities or obligations (contingent or otherwise).

Section 6.05 Bankruptcy. There are no bankruptcy, reorganization or arrangement proceedings pending, being contemplated by or to the knowledge of Buyer threatened against Buyer or any affiliate of Buyer.

Section 6.06 Suits. There is no material suit, action, claim, investigation or inquiry by any Person or entity or by any administrative agency or Governmental Authority and no legal, administrative or arbitration proceeding pending or, to Buyer’s knowledge, threatened against

Buyer or any affiliate of Buyer that has materially affected or will materially affect Buyer’s ability to consummate the transactions contemplated herein.

Section 6.07 Qualifications. Buyer is now, and after the Closing shall continue to be, qualified with all applicable Governmental Authorities to own and operate the Assets and has, and shall maintain, all necessary bonds to own and operate the Assets.

Section 6.08 Investment. Prior to entering into this Agreement, Buyer was advised by and has relied solely on its own legal, tax and other professional counsel concerning this Agreement, the Assets and the value thereof. Buyer is acquiring the Assets for its own account and not for distribution or resale in any manner that would violate any state or federal securities Law, rule, regulation or order. Buyer understands and acknowledges that if any of the Assets were held to be securities, they would be restricted securities and could not be transferred without registration under applicable state and federal securities Laws or the availability of an exemption from such registration.

Section 6.09 Financial Resources. Buyer currently has, and at Closing will have, sufficient financial resources available to pay the Purchase Price in full in cash at Closing.

Section 6.10 Due Diligence Investigation. Prior to Closing, Buyer will have fully conducted and, except as expressly provided in this Agreement, will be relying exclusively on its own inspection and investigation in order to satisfy itself as to the condition and suitability of the Assets. Buyer will be fully satisfied with its due diligence review of the Assets, subject to Article III, Article IV and Section 8.01.

Section 6.11 Approvals. No consent, approval, waiver, authorization, notice or filing (other than those with respect to any Governmental Authority in connection with assignment of the Assets which are not customarily obtained prior to the assignment of the Assets) is required to be obtained or made by Buyer in connection with the execution, delivery and performance by Buyer of this Agreement, except for such filings as may be required under the Exchange Act.

Article VII

Seller’s Conditions to Close

The obligations of Seller and Parent to consummate the transaction provided for herein are subject, at the option of Seller and Parent, to the fulfillment on or prior to the Closing Date of each of the following conditions (except for those conditions that by their nature are to be satisfied at the Closing):

Section 7.01 Representations. The representations and warranties of Buyer herein contained shall be true and correct in all material respects (or in all respects in the case of any representation or warranty containing any materiality qualification) on the Closing Date as though made on and as of such date.

Section 7.02 Performance. Buyer shall have performed, in all material respects, the obligations, covenants and agreements contained in this Agreement to be performed or complied with by it at or prior to the Closing.

Section 7.03 Pending Matters. No suit, action or other proceeding shall be pending or threatened that seeks to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement.

Section 7.04 Purchase Price. Buyer shall have delivered to Seller the Purchase Price, as the same may be adjusted hereunder, in accordance with the provisions of Article II.

Section 7.05 Execution and Delivery of the Closing Documents. Buyer shall have executed, acknowledged and delivered, as appropriate, to Seller all closing documents described in Section 10.05.

Section 7.06 Securityholder Approval. Parent Securityholder Approval, as defined in Section 13.03, shall have been obtained.

Article VIII

Buyer’s Conditions to Close

The obligations of Buyer to consummate the transaction provided for herein are subject, at the option of Buyer, to the fulfillment on or prior to the Closing Date of each of the following conditions (except for those conditions that by their nature are to be satisfied at the Closing):

Section 8.01 Representations. The representations and warranties of Seller and Parent herein contained shall be true and correct in all material respects (or in all respects in the case of any representation or warranty containing any materiality qualification) on the Closing Date as though made on and as of such date.

Section 8.02 Performance. Seller and Parent shall have performed, in all material respects, the obligations, covenants and agreements contained in this Agreement to be performed or complied with by it at or prior to the Closing.

Section 8.03 Pending Matters. No suit, action or other proceeding shall be pending or threatened that seeks to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement.

Section 8.04 Execution and Delivery of the Closing Documents. Seller shall have executed, acknowledged and delivered, as appropriate, to Buyer all closing documents described in Section 10.04.

Section 8.05 Securityholder Approval. Parent Securityholder Approval shall have been obtained.

Article IX

Tax Matters

Section 9.01 Transfer Taxes. All sales, use, transfer and similar Taxes and all recording fees incurred by or imposed with respect to the transfer of the Assets to Buyer pursuant to this Agreement (“Transfer Taxes”) shall be the responsibility of, and shall be paid by, Buyer. Buyer and Seller shall reasonably cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any such Transfer Taxes. For the avoidance of doubt, Seller shall retain all liability for and shall pay all income Tax, franchise Tax and similar Taxes imposed on any income or gain realized by Seller pursuant to the transactions contemplated in this Agreement.

Section 9.02 Asset Taxes. Seller shall retain responsibility for and bear all Asset Taxes for (a) any period ending prior to the Effective Time and (b) the portion of any Straddle Period that ends immediately prior to the Effective Time. All Asset Taxes with respect to the ownership or operation of the Assets arising on or after the Effective Time shall be allocated to and borne by Buyer. For purposes of allocation between Seller and Buyer of Asset Taxes that are payable with respect to Straddle Periods, the portion of any such Asset Taxes that are attributable to the portion of the Straddle Period that ends immediately prior to the Effective Time shall (i) in the case of Asset Taxes that are based upon or related to income or receipts or imposed on a transactional basis such as severance or production Taxes, be deemed equal to the amount that would be payable if the tax year or period ended immediately prior to the Effective Time; and (ii) in the case of other Asset Taxes, be deemed equal to the product of (A) the amount of such Asset Taxes multiplied by (B) the quotient of the number of days in the portion of such Straddle Period ending on the day immediately prior to the day on which the Effective Time occurs, divided by the total number of days in such Straddle Period. Notwithstanding anything to the contrary in this Agreement, any ad valorem, property or similar Asset Taxes assessed on or measured by the deemed value of an Asset that is determined, pursuant to applicable law, from the prior production of Hydrocarbons therefrom, shall be allocated and deemed attributable to the period in which the relevant production of Hydrocarbons occurred, regardless of whether such Asset Tax is assessed, imposed or payable in a later period. Such Asset Taxes described in the preceding sentence that are attributable to production occurring in the taxable period that includes the Effective Time shall be prorated based on the amount of production occurring in such period prior to the Effective Time, on the one hand, and the amount of production occurring in such period on and after the Effective Time, on the other hand, with the amount of such Asset Taxes allocable to the portion of the period ending immediately prior to the Effective Time being the responsibility of Seller and the remainder being the responsibility of Buyer. To the extent the actual amount of an Asset Tax is not determinable at Closing or at the time the Final Statement is prepared, as applicable, Buyer and Seller shall utilize the most recent information available in estimating the amount of such Asset Tax for purposes of Sections 10.02(a)(ii), 10.02(b)(iii), 12.01(b)(i) and 12.01(c)(i). If, at the time the Final Statement is prepared, the amount of such Asset Tax paid by Seller, plus, if applicable, the amount of any adjustment to the Purchase Price with respect to such Asset Tax made pursuant to Section 10.02(b)(iii) minus, if applicable, the amount of any adjustment to the Purchase Price with respect to such Asset Tax made pursuant to Section 10.02(a)(ii) is (x) less than Seller’s share (or an estimate thereof) of the actual amount of such Asset Tax determined pursuant to the foregoing provisions of this Section 9.02, then Seller shall promptly pay Buyer an amount equal to such difference pursuant Section 12.01(c)(i) (the “Seller Additional Asset Taxes”) or (y) more than Seller’s share (or an estimate thereof) of the actual amount of such Asset Tax, determined pursuant to the foregoing provisions of this Section 9.02, then Buyer shall promptly pay Seller an amount equal to such difference pursuant to Section 12.01(b)(i) (the “Buyer Additional Asset Taxes”).

Section 9.03 Tax Cooperation. The Parties shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes relating to the Assets. Such cooperation shall include the retention and (upon another Party’s request) the provision of records and information that are relevant to any such Tax Return or audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided under this Agreement. Seller and the Buyer agree to retain all books and records with respect to tax matters pertinent to the Assets relating to any tax period beginning before the Effective Time until the expiration of the statute of limitations of the respective tax periods and to abide by all record retention agreements entered into with any taxing authority.

Section 9.04 Tax Definitions.

(a)	“Asset Taxes” means all ad valorem, property, excise, severance, production or similar Taxes (including any interest, fine, penalty or addition to Tax imposed by a taxing authority in connection with such Taxes) based upon operation or ownership of the Assets or the production of Hydrocarbons therefrom but excluding, for the avoidance of doubt, (a) income, capital gains, franchise and similar Taxes and (b) Transfer Taxes.

(b)	“Straddle Period” shall mean any tax period beginning before and ending after the Effective Time.

(c)	“Tax” or “Taxes” means (i) all taxes, assessments, fees, unclaimed property and escheat obligations, and other charges of any kind whatsoever imposed by any taxing authority, including any federal, state, local and/or foreign income tax, surtax, remittance tax, presumptive tax, net worth tax, special contribution tax, production tax, value added tax, withholding tax, gross receipts tax, windfall profits tax, profits tax, ad valorem tax, personal property tax, real property tax, sales tax, goods and services tax, service tax, transfer tax, use tax, excise tax, premium tax, stamp tax, motor vehicle tax, entertainment tax, insurance tax, capital stock tax, franchise tax, occupation tax, payroll tax, employment tax, unemployment tax, disability tax, alternative or add-on minimum tax and estimated tax, (ii) any interest, fine, penalty or additions to tax imposed by a taxing authority in connection with any item described in clause (i), and (iii) any liability in respect of any item described in clauses (i) or (ii) above, that arises by reason of a contract, assumption, transferee or successor liability, operation of Law (including by reason of participation in a consolidated, combined or unitary Tax Return) or otherwise.

(d)	“Tax Return” shall mean any report, return, information statement, schedule, attachment, payee statement or other information required to be provided to any taxing authority with respect to Taxes or any amendment thereof, including any return of an affiliated, combined or unitary group, and any and all work papers relating to any Tax Return.

Article X

The Closing

Section 10.01 Time and Place of the Closing. If the conditions referred to in Articles VII and VIII of this Agreement have been satisfied or waived by the appropriate Party in writing, the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Seller, whose address is 1160 Eugenia Place, Suite 100, Carpinteria, California, or at such place designated by Seller on the third Business Day after the conditions contained in Article VII and Article VIII have been satisfied, or at such other time as is mutually agreed between the Parties (the “Closing Date”).

Section 10.02 Adjustments to Purchase Price at the Closing.

(a)	At the Closing, the Purchase Price shall be increased by the following amounts:

(i)	all upward Purchase Price adjustments for Title Benefits determined in accordance with Article III;

(ii)	Asset Taxes prorated to Buyer pursuant to Section 9.02, but paid by Seller before Closing;

(iii)	all upward Purchase Price adjustments for estimates determined in accordance with Section 12.01; and

(iv)	any other amount provided for in this Agreement or agreed upon by Buyer and Seller.

(b)	At the Closing, the Purchase Price shall be decreased by the following amounts:

(i)	the Allocated Values of those Assets not conveyed at Closing due to the failure to obtain a consent in accordance with Section 3.08 or in the exercise of a preferential purchase right in accordance with Section 3.07;

(ii)	all downward Purchase Price adjustments for Title Defects and Environmental Defects determined in accordance with Article III and Article IV;

(iii)	Asset Taxes for which Seller is responsible pursuant to Section 9.02 that are not paid by Seller prior to Closing, including the Asset Taxes set forth on Schedule 10.02(b)(iii);

(iv)	any other amount provided for in this Agreement or agreed upon by Buyer and Seller; and

(v)	all downward Purchase Price adjustments for estimates determined in accordance with Section 12.01.

(c)	The adjustments described in Sections 10.02(a) and (b) are hereinafter referred to as the “Purchase Price Adjustments.”

Section 10.03 Closing Statement. Not later than three Business Days prior to the Closing Date, Seller shall prepare and deliver to Buyer for review a statement of the estimated Purchase Price Adjustments taking into account the foregoing principles (the “Statement”). Prior to Closing, Buyer shall submit any modifications to the Statement proposed by Seller, and the Parties shall agree upon the Statement. In the event that Buyer fails to deliver such modifications to Seller, then the Statement submitted by Seller shall be deemed to have been mutually agreed to by the Parties. At the Closing, Buyer shall pay the Purchase Price, as adjusted by the estimated Purchase Price Adjustments reflected on the Statement, as agreed upon by the Parties; provided that, if the Parties do not agree upon the estimated Purchase Price Adjustments set forth in the Statement, then the amount of such estimated Purchase Price Adjustments shall be that amount set forth in the version of the Statement modified by Buyer, provided that Seller may later contest the calculation of the Purchase Price Adjustments in connection with the Final Statement if any adjustments are not resolved in such Final Statement by the Parties.

Section 10.04 Actions of Seller at the Closing. At the Closing, Seller shall:

(a)	execute, acknowledge and deliver to Buyer an assignment in the form of Exhibit D (the “Assignment”) and such other instruments (in form and substance mutually agreed upon by Buyer and Seller) as may be reasonably necessary to convey the Assets to Buyer;

(b)	execute, acknowledge and deliver to Buyer letters in lieu of transfer or division orders directing all purchasers of production from the Subject Interests to make payment of proceeds attributable to such production to Buyer from and after the Effective Time as reasonably requested by Buyer prior to the Closing Date;

(c)	execute and deliver to Buyer an officer’s certificate in the form of Exhibit E-1, dated as of the Closing Date, certifying that the conditions set forth in Section 8.01 and Section 8.02 have been fulfilled;

(d)	deliver to Buyer possession of the Assets;

(e)	execute and deliver to Buyer a certificate of non-foreign status of Seller meeting the requirements of Treasury Regulation Section 1.1445-2(b)(2);

(f)	deliver to Buyer appropriate change of operator forms on those Assets operated by Seller;

(g)	deliver to Buyer a recordable form of release of any pledge, mortgages, financing statements, fixture filings and security agreements, if any, affecting the Assets;

(h)	deliver to Buyer the Audited Special Financial Statements as of and for the year ended December 31, 2011 and the unaudited interim Special Financial Statements for the three months ended March 31, 2012; and

(i)	execute, acknowledge and deliver any other agreements provided for herein or necessary or desirable to effectuate the transactions contemplated hereby.

Section 10.05 Actions of Buyer at the Closing. At the Closing, Buyer shall:

(a)	deliver to Seller the Purchase Price (as adjusted pursuant to the provisions hereof) by wire transfer to an account designated in writing by Seller;

(b)	execute and deliver to Seller an officer’s certificate in the form of Exhibit F, dated as of the Closing Date, certifying that the conditions set forth in Section 7.01 and Section 7.02 have been fulfilled;

(c)	take possession of the Assets; and

(d)	execute, acknowledge and deliver the Assignment and any other agreements provided for herein or necessary or desirable to effectuate the transactions contemplated hereby.

Section 10.06 Actions of Parent at the Closing. At the Closing, Parent shall:

(a)	execute and deliver to Buyer an officer’s certificate in the form of Exhibit E-2, dated as of the Closing Date, certifying that the conditions set forth in Section 8.01 and Section 8.02 have been fulfilled.

Article XI

Termination

Section 11.01 Right of Termination. This Agreement may be terminated at any time at or prior to the Closing:

(a)	by mutual written consent of the Parties;

(b)	by Seller or Buyer if the Closing has not occurred on or before June 29, 2012, unless substantive comments are received by Seller from the SEC regarding Parent’s information circular/proxy statement to be used in connection with the proposed Special Meeting for Parent Securityholder Approval, in which event Closing shall occur on or before 90 days from the execution of this Agreement and in the event it has not occurred by such date may be terminated by either Seller or Buyer;

(c)	by either Party if any Governmental Authority shall have issued an order, judgment or decree or taken any other action challenging, delaying, restraining, enjoining, prohibiting or invalidating the consummation of any of the transactions contemplated herein;

(d)	by either Party if (i) the aggregate amount of the Purchase Price Adjustments agreed by the Parties or otherwise finally determined pursuant to this Agreement with respect to all uncured Title Defects (net of the aggregate amount of the Purchase Price Adjustments for all Title Benefits agreed by the Parties) plus (ii) the aggregate amount of the Environmental Defect Values agreed by the Parties or otherwise finally determined pursuant to this Agreement with respect to all Environmental Defects, exceeds fifteen percent (15%) percent of the Purchase Price, disregarding, for purposes of this Section 11.01(d), the three percent (3%) aggregate deductible described in Section 3.05(d) and Section 4.04(c);

(e)	by Buyer if Seller is unable to obtain Parent Securityholder Approval pursuant to Section 13.03, or if Parent, Seller or the Board of Directors of Parent, as applicable, accepts, approves, recommends or enters into an agreement to implement an Acquisition Proposal;

(f)	by Seller if Parent, Seller or the Board of Directors of Parent, as applicable, accepts, approves, recommends or enters into an agreement to implement an Acquisition Proposal that constitutes a Superior Proposal and concurrently therewith Seller pays to Buyer a fee of $5,000,000 in immediately available funds, provided that Parent and Seller have complied with their obligations under Section 13.11; or

(g)	as otherwise provided herein;

provided, however, that no Party shall have the right to terminate this Agreement pursuant to clause (b) above if such Party is at such time in material breach of any provision of this Agreement.

Section 11.02 Effect of Termination. In the event that the Closing does not occur as a result of any Party exercising its right to terminate pursuant to Section 11.01, then except as set forth in Section 5.04, Section 6.04, Section 11.03, Section 17.02, Section 17.04, Section 17.06 and Section 17.11, this Agreement shall be null and void and no Party shall have any further rights or obligations under this Agreement.

Section 11.03 Termination Damages.

(a)

If all conditions precedent to the obligations of Buyer set forth in Article VIII (except for those conditions that by their nature are to be satisfied at the Closing) have been met and the transactions contemplated by this Agreement are not consummated on or before the Closing Date because of the failure of Buyer to perform any of its material obligations hereunder or the breach of any representation herein by Buyer, then in such event,

Seller shall have the option to terminate this Agreement pursuant to Section 11.01(b) and, shall be entitled to exercise any and all other rights and remedies at law or in equity.

(b)	If all conditions precedent to the obligations of Seller set forth in Article VII (except for those conditions that by their nature are to be satisfied at the Closing) have been met and the transactions contemplated by this Agreement are not consummated on or before the Closing Date because of the failure of Seller or Parent to perform any of its material obligations hereunder or the breach of any representation herein by Seller or Parent, then in such event, Buyer shall have the right to terminate this Agreement pursuant to Section 11.01(b) or Section 11.01(e) and shall be entitled to exercise any and all other rights and remedies at law or in equity.

(c)	If this Agreement is terminated by Buyer pursuant to Section 11.01(e), then Seller shall, immediately and in any event within one Business Day after termination, pay to Buyer a fee of $5,000,000 in immediately available funds.

(d)	If (i) at any time prior to termination of this Agreement an Acquisition Proposal is made, or any Person announces any plan or intention, conditional or otherwise, to make an Acquisition Proposal, and (ii) thereafter either the Parent Securityholders do not approve the sale of the Assets as contemplated in Section 13.03 or the sale of the Assets as provided herein is not submitted to the Parent Securityholders for approval, and (iii) such Acquisition Proposal, an amended version thereof or any other Acquisition Proposal is consummated within 12 months after the date on which the first mentioned Acquisition Proposal is made or any such plan or intention is announced, then Seller shall, immediately and in any event within one Business Day after the first-mentioned Acquisition Proposal, an amended version thereof or any other Acquisition Proposal is consummated, pay to Buyer a fee of $5,000,000 in immediately available funds.

(e)	For clarity, payment of the fee provided for in Section 11.01(f), Section 11.03(c), Section 11.03(d) or Section 13.11(c)(vi)(C)(5) is not, and shall not be construed as, Buyer’s sole and exclusive remedy for any failure of Seller or Parent to perform any of its obligations hereunder or the breach of any representation herein by Seller or Parent, and Buyer shall, in addition to receiving payment under Section 11.01(f), Section 11.03(c), Section 11.03(d) or Section 13.11(c)(vi)(C)(5), as applicable, be entitled to exercise any and all other rights and remedies at law or in equity. For further clarity, Seller or Parent shall not be obligated to pay more than one fee under Section 11.01(f), Section 11.03(c), Section 11.03(d) or Section 13.11(c)(vi)(C)(5) totaling in the aggregate the sum of $5,000,000.

Section 11.04 Attorneys’ Fees, Etc. If either Party to this Agreement resorts to legal proceedings to enforce this Agreement, the prevailing Party in such proceedings shall be entitled to recover all costs incurred by such Party, including reasonable attorneys’ fees, in addition to any other relief to which such Party may be entitled. Notwithstanding anything to the contrary in this Agreement, in no event shall either Party be entitled to receive any punitive, indirect or consequential damages unless same are a part of a Third Party claim for which a Party is seeking indemnification hereunder.

Article XII

Post-Closing Obligations

Section 12.01 Allocation of Expense and Revenues.

(a)	Appropriate adjustments shall be made to the Purchase Price between Buyer and Seller so that (i) Buyer will receive all proceeds from sales of Hydrocarbons that are produced and saved from and after the Effective Time and any other revenues arising out of the ownership or operation of the Assets from and after the Effective Time, net of all costs and expenses (other than Taxes) that are incurred in the ownership or operation of the Assets from and after the Effective Time, which shall be borne by Buyer, including, without limitation, all drilling costs, all capital expenditures, all overhead charges under applicable operating or other agreements (regardless of whether Seller or an affiliate of Seller serves as operator prior to the Closing), and (ii) Seller will receive all proceeds from sales of Hydrocarbons that are produced and saved prior to the Effective Time and any other revenues arising out of the ownership or operation of the Assets prior to the Effective Time, net of all costs and expenses (other than Taxes) that are incurred in the ownership or operation of the Assets prior to the Effective Time, which shall be borne by Seller.

(b)	In addition to the foregoing, Seller will be paid (i) the Buyer Additional Asset Taxes, (ii) the amount as of the Effective Time of any prepaid costs, including rentals and insurance premiums, insofar as such prepaid costs (other than Taxes) relate to periods of time after the Effective Time, and (iii) the value of all merchantable Hydrocarbons produced prior to the Effective Time but in storage above the inlet connection or upstream of the applicable sales meter on the Closing Date.

(c)	In addition to the foregoing, Buyer will be paid (i) the Seller Additional Asset Taxes, and (ii) an amount equal to all cash in, or attributable to, suspense accounts relative to the Assets for which Buyer has assumed responsibility under Section 14.02.

(d)	All amounts due under this Section 12.01 will be (i) estimated and adjustments to the Purchase Price paid at Closing will reflect such estimates and (ii) finally settled in accordance with the Final Statement under Section 12.02.

Section 12.02 Final Statement.

(a)	Seller shall provide to Buyer monthly settlement statements within 15 days after the end of each calendar month following execution of this Agreement until Closing, setting forth as of the date of such statement a detailed calculation of all post-Closing adjustments applicable to the period of time between the Effective Time and Closing. On or before 90 days after the Closing Date, Seller shall prepare and deliver to Buyer a post-Closing statement setting forth a detailed calculation of all post-Closing adjustments applicable to the period for time between the Effective Time and Closing (the “Proposed Final Statement”). The Proposed Final Statement shall include any adjustment or payment which was not finally determined as of the Closing Date and the allocation of revenues and expenses as determined in accordance with Section 12.01. To the extent reasonably required by Seller, Buyer shall assist in the preparation of the Proposed Final Statement. Seller shall provide Buyer such data and information as Buyer may reasonably request supporting the amounts reflected on the Proposed Final Statement in order to permit Buyer to perform or cause to be performed an audit. The Proposed Final Statement shall become final and binding upon the parties on the 30th day following receipt thereof by Buyer (the “Final Settlement Date”) unless Buyer gives written notice of its disagreement (a “Notice of Disagreement”) to Seller prior to such date. Any Notice of Disagreement shall specify in detail the dollar amount, nature and basis of any disagreement so asserted. If a Notice of Disagreement is received by Seller in a timely manner, then the Parties shall resolve the Dispute (as defined in Section 16.01) evidenced by the Notice of Disagreement in accordance with Article XVI.

(b)	Within five Business Days after the Final Settlement Date, Seller shall pay to Buyer, or Buyer shall pay to Seller, in immediately available funds the net amount due. For purposes of this Agreement, the term “Final Statement” shall mean (i) the Proposed Final Statement becoming final pursuant to this Section 12.02, or (ii) upon resolution of any Dispute regarding a Notice of Disagreement, the revised Proposed Final Statement reflecting such resolutions, which the Parties shall issue, or cause the Independent Expert or arbitrators to issue, as applicable, following such resolution.

Section 12.03 Further Cooperation.

(a)	Seller shall make the Records available to be picked up by Buyer at the offices of Seller during normal business hours within five Business Days after the Closing to the extent the Records are in the possession of Seller and are not subject to contractual restrictions on transferability. Seller shall have the right to retain copies of any of the Records and the rights granted under Section 17.03.

(b)	After the Closing Date, each Party, at the request of the other and without additional consideration, shall execute and deliver, or shall cause to be executed and delivered, from time to time such further instruments of conveyance and transfer and shall take such other action as the other Party may reasonably request to convey and deliver the Assets to Buyer and to accomplish the orderly transfer of the Assets to Buyer in the manner contemplated by this Agreement. After the Closing, the Parties will cooperate to have all proceeds received attributable to the Assets be paid to the proper Party hereunder and to have all expenditures to be made with respect to the Assets be made by the proper Party hereunder.

Article XIII

Covenants and Operation of the Assets

Section 13.01 Operations after Effective Time. Seller agrees, from and after the date hereof until Closing, except as expressly contemplated by this Agreement, as expressly consented to in writing by Buyer, or in situations wherein emergency action is taken in the face of risk to life, property or the environment, to:

(a)	operate the Assets in the usual, regular and ordinary manner consistent with past practice and in compliance with law in all material respects;

(b)	maintain the books of account and records relating to the Assets in the usual, regular and ordinary manner, in accordance with the usual accounting practices of each such Person;

(c)	not enter into a Contract, or materially amend or change the terms of any Contract, that would involve individual commitments of more than $50,000, or enter into any other material Contract;

(d)	not plug or abandon any well located on the Assets without Buyer’s prior written consent;

(e)	not transfer, sell, mortgage, pledge or dispose of any of the Assets other than the sale and/or disposal of Hydrocarbons in the ordinary course of business or create or allow any lien on any of the Assets, other than liens that would be Permitted Encumbrances;

(f)	preserve in full force and effect all oil and gas leases, operating agreements, easements, rights-of-way, permits, licenses and agreements that relate to the Assets;

(g)	submit to Buyer for prior written approval, all requests for operating or capital expenditures (including AFEs) relating to the Assets that involve individual commitments of more than $50,000; and

(h)	obtain Buyer’s written approval prior to voting under any operating, joint venture, partnership or similar agreement pertaining to the Assets.

In order to reimburse Seller for administrative overhead expenses incurred in order to operate the properties in accordance with this Section from the Effective Time to the Closing Date, Buyer shall pay Seller a monthly fee of $51,000, based upon the 51 wells operated at a charge of $1,000 per month, prorated for any partial month.

Section 13.02 Limitations on the Operational Obligations and Liabilities of Seller.

(a)	From and after the date of execution of this Agreement and until the Closing, and subject to the provisions of applicable operating and other agreements, Seller shall use its reasonable efforts to operate the Assets and use its reasonable efforts to cause any other operators to operate and administer the Assets in a manner consistent with its past practices, and shall carry on its business with respect to the Assets in substantially the same manner as before execution of this Agreement.

(b)	Buyer acknowledges that Seller owns undivided interests in some or all of the Assets, and Buyer agrees that the acts or omissions of the other working interest owners shall not constitute a violation of the provisions of this Article XIII, nor shall any action required by a vote of working interest owners constitute such a violation so long as Seller has voted its interests in a manner that complies with the provisions of this Article XIII.

Section 13.03 Special Meeting; Information Circular/Proxy Statement.

(a)	The Parties acknowledge and agree that this Agreement and the transaction contemplated hereby are conditioned on and subject to approval by the holders of common shares of Parent (the “Parent Securityholders”) of the sale of all, or substantially all, of the assets of its wholly owned subsidiary, Seller, by special resolution pursuant to section 190 of the Business Corporations Act (Alberta) (the “Parent Securityholder Approval”). The Parent Securityholder Approval shall not include or be made conditional upon approval by the Parent Securityholders of any other transaction or matter.

(b)

As promptly as practicable following the date of this Agreement, Parent shall, (i) establish a record date for, duly call and give notice of, convene and hold a special meeting (the “Special Meeting”) of the Parent Securityholders for the purpose of obtaining the Parent Securityholder Approval and (ii) prepare and shall file with applicable Regulatory Authorities an information circular/proxy statement with respect to the transaction for use in soliciting proxies for the Special Meeting and containing all information required by Law to be set forth therein (together with the related notice of the Special Meeting and form of proxy, the “Information Circular”). The Parties shall reasonably cooperate in connection with the preparation of the Information Circular and Buyer shall have the right to review and comment on the Information Circular; provided, however, that Parent shall be solely responsible for the content of the Information Circular and ensuring its compliance with applicable Laws.

(c)	As promptly as practicable after the Information Circular has been approved or otherwise cleared by each of the applicable Regulatory Authorities, Parent shall (i) mail the Information Circular to the Parent Securityholders in accordance with applicable Law and (ii) use all reasonable efforts to hold the Special Meeting as soon as practicable thereafter and, in any event, not later June 27, 2012.

(d)	Parent hereby confirms to Buyer that the Board of Directors of Parent has unanimously approved this Agreement and determined that the transactions contemplated hereby are in the best interests of Parent and the Parent Securityholders, and resolved to recommend that the Parent Securityholders vote in favor of the Parent Securityholder Approval. The Information Circular shall contain notice of such approvals, determinations and resolutions.

(e)	Except for proxies, Seller and Parent will promptly notify Buyer of any notices, correspondence or other communications (written or oral) received from a Regulatory Authority in connection with the Parent Securityholder Approval, the Special Meeting or the Information Circular, and will provide to Buyer a true and complete copy thereof (if written or otherwise recorded in tangible or electronic form).

(f)	Seller and Parent will promptly notify Buyer of any notices, correspondence or other communications (written or oral) received from Parent Securityholders in opposition to this Agreement, the transactions contemplated hereby or the Parent Securityholder Approval, and will provide to Buyer a true and complete copy thereof (if written or otherwise recorded in tangible or electronic form).

(g)	Parent will allow representatives of Buyer to attend the Special Meeting.

Section 13.04 Required Approvals.

(a)

Following the execution hereof, Parent and Seller shall use commercially reasonable efforts, and Buyer shall cooperate in good faith with Sellers, to obtain all approvals required from any Regulatory Authority, as defined below. Schedule 13.04 sets forth a list of the Parties’ understanding, as of the date of this Agreement, as to all consents, approvals, notices or filings that are required to be obtained or made by Parent or Seller in connection with the execution, delivery and performance of this Agreement and consummation of the Transaction (the “Required Approvals”). The Parties shall update Schedule 13.04 from time to time to reflect any changes or updates to the list of Required Approvals. For purposes of this Agreement, “Regulatory Authority” means any: (i) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign; (ii) any subdivision, agency, commission, board or authority of any of the foregoing; or (iii) any quasigovernmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, including any stock exchange.

(b)	The Parties will cooperate with each other (including by furnishing relevant information) in complying with any filing or notification formalities required to obtain any approval or clearance of or non-objection found to be applicable to the transaction by any competent anti-trust or competition authority; and any other filings, submissions or approvals required from any Governmental Authority or Regulatory Authority.

(c)	Each Party shall supply the others copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) with Governmental Authority or Regulatory Authority with respect to this Agreement and the transactions contemplated hereby.

(d)	With respect to information furnished by the Parties in connection with any application, statement or filing relating to the transactions contemplated in this Agreement, such information at the time such information is furnished shall be correct in all material respects and shall not omit any material fact required to be stated therein or necessary to make the statements therein not misleading.

Section 13.05 Operation of the Assets After the Closing. It is expressly understood and agreed that Seller shall not be obligated to continue operating any of the Assets following the Closing and, without modifying Buyer’s rights under this Agreement, Buyer hereby assumes full responsibility for operating (or causing the operation of) all Assets following the Closing. Seller shall make its Personnel available to Buyer prior to the Closing as may be reasonably necessary to assist in the transition if Buyer becomes the operator. Without implying any obligation on Seller’s part to continue operating any Assets after the Closing, if Seller elects to continue to operate any Assets following the Closing at the request of Buyer or any Third Party working interest owner, due to constraints of applicable joint operating agreement(s), failure of a successor operator to take over operations or other reasonable cause, such continued operation by Seller shall be for the account of Buyer, at the sole risk, cost and expense of Buyer. Seller is hereby released and indemnified by Buyer from all claims, losses, damages, costs, expenses, causes of action and judgments of any kind or character (INCLUDING THOSE RESULTING FROM SELLER’S SOLE, JOINT, COMPARATIVE OR CONCURRENT NEGLIGENCE OR STRICT LIABILITY) with respect to (a) such continued operations by Seller and (b) compliance with the terms of any applicable joint operating agreement related to the election of a successor operator.

Section 13.06 Casualty Loss.

(a)	Buyer shall assume all risk of loss with respect to, and any change in the condition of, the Assets from the date of this Agreement until the Closing, including with respect to the depletion of Hydrocarbons, the watering-out of any well, the collapse of casing, sand infiltration of wells and the depreciation of personal property.

(b)	If after the date of this Agreement and prior to the Closing any part of the Assets shall be damaged or destroyed by fire or other casualty or if any part of the Assets shall be taken in condemnation or under the right of eminent domain or if proceedings for such purposes shall be pending or threatened, this Agreement shall remain in full force and effect notwithstanding any such destruction, taking or proceeding, or the threat thereof and the Parties shall proceed with the transactions contemplated by this Agreement notwithstanding such destruction or taking without reduction of the Purchase Price.

(c)	Notwithstanding Section 13.06(a), in the event of any loss described in Section 13.06(b), at the Closing, Seller shall pay to Buyer all sums paid to Seller by Third Parties by reason of the destruction or taking of such Assets, including any sums paid pursuant to any policy or agreement of insurance or indemnity, and shall assign, transfer and set over unto Buyer all of the rights, title and interest of Seller in and to any claims, causes of action, unpaid proceeds or other payments from Third Parties, including any policy or agreement of insurance or indemnity, arising out of such destruction or taking. Notwithstanding anything to the contrary in this Section 13.06, Seller shall not be obligated to carry or maintain, and shall have no obligation or liability to Buyer for its failure to carry or maintain, any insurance coverage with respect to any of the Assets. Notwithstanding anything to the contrary contained in this Section 13.06, should the uncompensated loss as determined by Buyer without being limited by any Allocated Values exceed ten percent of the Purchase Price, Buyer shall have the option to terminate this Agreement.

Section 13.07 Operatorship. Within five Business Days after Closing, Seller will send out notifications of its resignation as operator for all wells Seller currently operates and is selling to Buyer pursuant to this Agreement. Seller makes no representation and/or warranty to Buyer as to the transferability or assignability of operatorship of such wells. Buyer acknowledges that the rights and obligations associated with such wells are governed by applicable agreements and that operatorship will be determined by the terms of those agreements. Seller shall use commercially reasonable efforts to assist Buyer in assuming operatorship under all applicable joint operating agreements.

Section 13.08 Records. Seller shall provide Buyer with all accounting records and information relating to the Assets for the period from the Effective Time to the Closing Date, including all revenue and joint interest billing information and well master information.

Section 13.09 Administrative Duties and Other Obligations. Seller shall complete all administrative duties and other obligations pertaining to the production of minerals from the Assets up to the Closing Date, including without limitation, the filing of all state production and environmental reports, payment of all production severance taxes and the filing of all severance tax reports, the calculation and payment of all royalties due, the calculation and payment of all third party production, and/or the calculation of payments in kind information, if applicable, and preparation of the revenue run for the calendar month immediately preceding the calendar month in which the Closing occurs.

Section 13.10 Reserved.

Section 13.11 No-Shop.

(a)	In this Agreement:

(i)	“Acquisition Proposal” means any proposal, inquiry or offer (written or oral) relating to (A) any merger, consolidation, amalgamation, take-over bid, tender offer, exchange offer, plan of arrangement, recapitalization, liquidation, dissolution, share exchange or sale of assets (including any lease, long-term supply agreement or other arrangement having substantially the same economic effect as a sale of assets) involving or relating to Parent or Seller, (B) any purchase or sale of shares or other securities of Parent or Seller and/or any right or interests therein, (C) any voting agreement, trust, partnership, joint venture, proxy solicitation or other arrangement involving or relating to Parent or Seller, or (D) any transactions or arrangements similar to, or having substantially the same effect or consequences as, any of the foregoing, other than the transactions contemplated by this Agreement, the consummation of which would or would reasonably be expected to impede, interfere with, prevent or delay completion of the transactions contemplated hereby, and where the subject matter of any such event or circumstance set forth in clause (A) through (D) of this definition represents or involves, whether in one transaction or a series of transactions, 20% or more of the voting power in the capital of Parent or Seller, or 20% or more of the consolidated assets (measured according to the fair market value thereof as of the date of any such proposal, inquiry or offer) of Parent and Seller taken as a whole, then its consummation will be deemed to impede, interfere with, prevent or delay completion of the transactions contemplated by this Agreement; provided, however, that an Acquisition Proposal shall not include any sale of assets located in California by Parent or any of its subsidiaries (or any proposal, inquiry, offer, transaction or arrangement relating solely to any such sale of assets located solely in California and in no way relating to the Assets); and

(ii)	“Superior Proposal” means an unsolicited bona fide written Acquisition Proposal made after the date of this Agreement that:

(A)	did not result from a breach of this Agreement;

(B)	neither contravenes nor results from a breach of any agreement between the person making such Acquisition Proposal and Parent or Seller;

(C)	complies with all applicable securities laws;

(D)	is not subject to a financing condition and in respect of which any financing required to complete such Acquisition Proposal has been demonstrated to the satisfaction of the Board of Directors of Parent, acting in good faith and after receipt of advice from its financial advisor and outside legal counsel, to have been obtained or are reasonably likely to be obtained (as evidenced by a written financing commitment from one or more financial institutions of national reputation);

(E)	is not subject to a due diligence and/or access condition that would allow greater access to the books, records or personnel of Parent or Seller than was made available to Buyer prior to the date of this Agreement, which access shall not continue beyond the fifth calendar day after the day on which access is first afforded to the person making the Acquisition Proposal (the “Due Diligence Period”); and

(F)	the Board of Directors of Parent and any relevant committee thereof has determined in good faith, after receipt of advice from its:

(1)	financial advisor and outside legal counsel, is reasonably likely to be completed without undue delay and in any event on the terms proposed, taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal and the person making the Acquisition Proposal;

(2)

financial advisor, and without assuming away any risk of non-completion, would, if the Acquisition Proposal was consummated according to its terms, be expected to result in a transaction more favorable, from a financial point of view, to Parent and Seller (taken as a whole) or the Parent Securityholders, as applicable, than the transactions contemplated by this Agreement, including any adjustment to the terms and conditions of this Agreement proposed pursuant to Section 13.11(e) hereof; and

(3)	outside legal counsel, is such that failure to pursue the Acquisition Proposal would be inconsistent with the exercise by the directors of Parent of their fiduciary duties under applicable laws.

(b)	Parent and Seller shall, and shall cause their respective directors, officers, employees, agents, financial advisors or other representatives (collectively, “Representatives”) to, immediately terminate any existing solicitations, discussions or negotiations with any person (other than Buyer and its affiliates) with respect to an actual or potential Acquisition Proposal, and shall discontinue and cause to be discontinued any further access to confidential information concerning the Assets or any data room, virtual or otherwise, containing the same.

(c)	Parent and Seller shall not, directly or indirectly, and shall not permit any of its Representatives to:

(i)	solicit, assist, initiate, facilitate or encourage, or take any action to solicit, assist, initiate, facilitate or encourage (including by way of furnishing information or permitting any visit to any facilities or entering into any agreement) any Acquisition Proposal or the initiation of any communications regarding an Acquisition Proposal;

(ii)	enter into or participate in any discussions or negotiations with any person regarding an Acquisition Proposal;

(iii)	furnish or provide access to any information concerning Parent, Seller or the Assets to any person in connection with, or that could reasonably be expected to lead to, an Acquisition Proposal or the initiation of communications regarding an Acquisition Proposal;

(iv)	withdraw, amend or qualify, or propose publicly to withdraw, amend or qualify, in a manner adverse to Buyer, the approval or recommendation of the Board of Directors of Parent or any committee thereof of this Agreement or the transactions contemplated hereby;

(v)	release, waive or otherwise forbear in the enforcement of any provisions of, or terminate, any confidentiality or “standstill” agreement between Parent or Seller and any person relating to an actual or potential Acquisition Proposal, or amend any such agreement or consent to the making of an Acquisition Proposal in accordance with the terms of such agreement; or

(vi)	accept, approve, recommend or enter into an agreement to implement any Acquisition Proposal, other than a confidentiality agreement as contemplated in this Section 13.11(c), or authorize or propose publicly to do any of the foregoing;

provided, however, that notwithstanding any other provision hereof Parent and Seller and their respective Representatives may:

(A)	enter into and participate in discussions or negotiations regarding an Acquisition Proposal with a person who, without any solicitation, assistance, initiation, facilitation or encouragement, directly or indirectly, by Parent or Seller or any of their respective Representatives, seeks to initiate such discussions or negotiations and, subject to such person entering into a confidentiality agreement with Parent and Seller on substantially the same terms as the Confidentiality Agreement dated January 19, 2012 between BreitBurn Management Company LLC and Pacific Coast Energy Company LP and Parent (provided that such confidentiality agreement shall provide for the disclosure thereof, along with the information provided thereunder, to Buyer) may furnish such person with or otherwise provide them with access to information concerning Parent, Seller or the Assets, if and only to the extent that:

(1)	Parent or Seller has received an Acquisition Proposal from such person that, based on the information then available to the Board of Directors of Parent, constitutes a Superior Proposal, and the Board of Directors of Parent has determined in good faith, after receipt of advice from outside legal counsel, that failure to take such action would be inconsistent with the exercise by the directors of Parent of their fiduciary duties under applicable laws;

(2)	prior to entering into or participating in any such discussions or negotiations or furnishing or providing access to any such information, Parent or Seller shall have complied with their obligations under Section 13.11(d), as applicable, and notified Buyer of its intended action; and

(3)

prior to furnishing or providing access to any such information, Parent or Seller shall have provided to Buyer a copy of the confidentiality agreement entered into with such person, a list of information to be provided to such person, and copies of any such information not previously provided to Buyer;

(B)	in the event of a take-over bid for securities of Parent, comply with applicable securities laws relating to the provision of directors’ circulars and make appropriate disclosure to its securityholders with respect to thereto; and

(C)	accept, approve, recommend or enter into an agreement to implement an Acquisition Proposal that constitutes a Superior Proposal, and in connection therewith withdraw, amend or qualify, in a manner adverse to Buyer, the approval or recommendation of the Board of Directors of Parent or any committee thereof of this Agreement or the transactions contemplated hereby, if

(1)	Parent and Seller shall have complied with their obligations under this Section 13.11;

(2)	any Due Diligence Period contemplated under the Superior Proposal shall have expired;

(3)	the Board of Directors of Parent determines in good faith, after considering all proposals to adjust the terms of this Agreement as contemplated by Section 13.11(e) and after receipt of advice from outside legal counsel, that failure to take such action would be inconsistent with the exercise by the directors of Parent of their fiduciary duties under applicable laws;

(4)	at least five Business Days have elapsed from the later of the date on which Buyer received notice pursuant to Section 13.11(e) of the Superior Proposal and, if Buyer proposes to adjust the terms of this Agreement as contemplated by Section 13.11(e), the date on which Buyer received notice of the determination of the Board of Directors of Parent whether the Acquisition Proposal still constitutes a Superior Proposal after giving effect to the adjusted transaction terms under Buyer’s proposal; and

(5)	Seller terminates this Agreement in accordance with Section 11.01 and concurrently therewith pays to Buyer a fee of $5,000,000 in immediately available funds;

(d)	Parent and Seller shall promptly (and in any event within 24 hours of receipt) notify Buyer, at first orally and thereafter in writing, of any Acquisition Proposal (or amendment thereto), any communication relating to an Acquisition Proposal (including any request for discussions or negotiations), any request for non-public information concerning the Assets or any communication from a person that has made an Acquisition Proposal or informs Parent or Seller or any of their respective Representatives that it is considering making an Acquisition Proposal, received after the date hereof by Parent or Seller (directly or through any of their respective Representatives), and provide to Buyer a true and complete copy thereof and of any response thereto made by or on behalf of Parent or Buyer or, if the Acquisition Proposal (or amendment thereto), request, communication or response is not written or otherwise recorded in tangible or electronic form, a description of the material terms thereof, the identity of the person who made it and such other particulars relating thereto as Buyer may reasonably request. Parent and Seller shall keep Buyer fully informed of the status of and any change to the material terms of any such Acquisition Proposal (or amendment thereto), request, communication or response.

(e)

If Parent or Seller (directly or through any of their respective Representatives) receive a Superior Proposal, Parent or Seller shall, in addition to their obligations under Section 13.11(d), give Buyer, orally and in writing, not less than five Business Days’ advance notice of any decision by the Board of Directors of Parent to accept, approve, recommend or to authorize an agreement to implement the Superior Proposal, which notice shall confirm that the Board of Directors of Parent has determined that the Acquisition Proposal in question constitutes a Superior Proposal, shall confirm the identity of the person making the Superior Proposal, and shall be accompanied by a true and complete copy of the Superior Proposal, any amendments thereto and any material correspondence relating thereto. During such five Business Day period, Buyer shall have the opportunity, but not the obligation, to propose to amend the terms of this Agreement and the transactions contemplated hereby, and in that event Parent and Seller shall, and shall cause their respective Representatives to, negotiate in good faith with Buyer to make such adjustments in the terms of this Agreement and the transactions contemplated hereby as are acceptable to Buyer and would enable completion of the transactions contemplated by this Agreement (as amended) on such adjusted terms instead of the Superior Proposal. The Board of Directors of Parent shall diligently and promptly review any such proposal by Buyer and determine in good faith whether the Acquisition Proposal still constitutes a Superior Proposal after giving effect to the adjusted transaction terms under Buyer’s proposal, and Parent or Buyer shall give Buyer, orally and in writing, prompt notice of such determination. If Buyer proposes to adjust the terms of this Agreement and the transactions contemplated hereby in a manner that would result in a transaction more favorable, from a financial point of view, to Parent and Seller (taken as a whole) or the Parent Securityholders, as applicable, than the transaction contemplated by the Acquisition Proposal and so advises the Board of Directors of Parent within five Business Days of receiving written notice of the Superior Proposal, Parent and Seller shall not accept, approve, recommend or enter into any agreement to implement such Superior Proposal or release the person making the Superior Proposal from any confidentiality or “standstill” obligations, and shall not withdraw, amend or qualify in any manner the approval or recommendation of the Board of Directors of Parent or any committee thereof of this Agreement or the transactions contemplated hereby in a manner adverse to Buyer.

(f)	Each of Parent and Seller acknowledges and agrees that each successive modification of any Acquisition Proposal shall constitute a new Acquisition Proposal for purposes of this Section 13.11.

(g)	The Board of Directors of Parent shall promptly reaffirm its approval and recommendation of this Agreement and the transactions contemplated hereby by news release in the event that any Acquisition Proposal is publicly announced and either (i) the Board of Directors of Parent determines that the Acquisition Proposal is not a Superior Proposal, or (ii) the Board of Directors of Parent determines that a proposal by Buyer to adjust the terms of this Agreement and the transactions contemplated hereby, as contemplated by Section 13.11(e), would result in the Acquisition Proposal not being a Superior Proposal, and Buyer has agreed to such adjustments. Buyer shall be given a reasonable opportunity to review and comment on any such news release.

(h)	Parent and Seller shall ensure that their Representatives are aware of the provisions of this Section 13.11, and shall be jointly and severally responsible for any breach of this Section 13.11 by any such Representative.

Section 13.12 Support Agreement. Concurrently with the signing of this Agreement, Seller shall deliver to Buyer an executed support agreement in the form of the agreement attached as Exhibit G from each of the officers and directors of Seller listed on Schedule 13.12.

Article XIV

Obligations and Indemnification

Section 14.01 Retained Obligations. Provided that the Closing occurs, Seller shall retain all obligations and liabilities for, under, relating to or arising from (a) the payment or improper payment of royalties, rentals and other similar payments under the Leases relating to the Subject Interests accruing prior to the Effective Time; (b) under the Contracts for (i) overhead charges related to periods prior to the Effective Time, (ii) costs and expenses incurred prior to the Effective Time for goods and services provided prior to the Effective Time, and (iii) other payment obligations that accrue and become due prior to the Effective Time; (c) any claim for personal injury or death relating to the Assets and occurring prior to the Closing Date to the extent arising out of or attributable to the period prior to the Closing Date; (d) (i) any and all income Taxes, franchise Taxes and similar Taxes imposed by any applicable Law on Seller or Parent or any of their affiliates, or any combined, unitary or consolidated group of which any of the foregoing is or was a member, (ii) Asset Taxes allocable to Seller pursuant to Section 9.02 taking into account, and without duplication of, such Asset Taxes effectively born by Seller pursuant to Section 10.02(b)(iii) or Section 12.01(c)(i)), (iii) any Taxes imposed on or with respect to the ownership or operation of the Excluded Assets and (iv) and any all other Taxes imposed on or with respect to the ownership or operation of the Assets for any tax period (or portion thereof) ending before the Effective Time; (e) the litigation matters set forth on Schedule 5.06; (f) any offsite disposal of hazardous materials by Seller, prior to the Effective Time; (g) Seller’s employment relationship with its employees and Seller’s employee benefit plans; (h) any breach by Seller of any of Seller’s representations and warranties contained in Article V (or the corresponding representation and warranty made by Seller in the certificate delivered pursuant to Section 10.04(c) or its covenants hereunder); (i) any act or omission by Seller involving or relating to the Excluded Assets or any other assets excluded from the Assets pursuant to the terms hereof; (j) the matters set forth on Schedule 5.06; (k) taxes of Seller and (l) liens, security interests and similar charges against the Assets relating to amounts that are being disputed in good faith by Seller as of the date hereof or the Closing Date, as applicable (collectively, the “Retained Obligations”).

Section 14.02 Assumed Obligations. Provided that the Closing occurs, Buyer hereby assumes all duties, obligations and liabilities of every kind and character with respect to the Assets or the ownership or operation thereof (other than the Retained Obligations), whether attributable to periods before or after the Effective Time, including, without limitation, those arising out of (a) the terms of the Easements, Contracts, Leases, Personal Property or Subject Interests comprising part of the Assets, (b) imbalances, (c) suspense accounts, (d) Asset Taxes allocable to Buyer pursuant to Section 9.02 taking into account, and without duplication of, such Asset Taxes effectively born by Buyer under Section 10.02(a)(ii) and Section 12.01(b)(i), (e) the condition of the Subject Interests, regardless of whether such condition arose before or after the Effective Time, (f) obligations to properly plug and abandon or re-plug or re-abandon or remove wells, flowlines, gathering lines or other facilities, equipment or other personal property or fixtures comprising part of the Assets and (g) obligations to restore the surface of the Subject Interests and obligations to remediate or bring the Subject Interests into compliance with applicable Environmental Laws (including conducting any remediation activities that may be required on or otherwise in connection with activities on the Subject Interests), regardless of whether such obligations or conditions or events giving rise to such obligations, arose, occurred or accrued before or after the Effective Time.

Section 14.03 Buyer’s Indemnification. Provided that the Closing occurs, except to the extent Seller has indemnification obligations under Section 14.04 or Section 14.05 Buyer shall release, defend, indemnify and hold harmless Seller, its partners, and their respective officers, directors, employees, agents, partners, representatives, members, shareholders, affiliates, subsidiaries, successors and assigns (collectively, the “Seller Indemnitees”) from and against: (a) any and all claims, damages, liabilities, losses, causes of action, costs and expenses (including, without limitation, those involving theories of negligence or strict liability and including court costs and attorneys’ fees) (collectively, the “Losses”) to the extent resulting from, arising out of, or related to the Assumed Obligations, and (b) any breach by Buyer of any of Buyer’s representations and warranties contained in Article VI (or the corresponding representation and warranty made by Buyer in the certificate delivered pursuant to Section 10.05(b)), REGARDLESS OF WHETHER CAUSED OR CONTRIBUTED TO BY THE SOLE, JOINT, COMPARATIVE OR CONCURRENT NEGLIGENCE OR STRICT LIABILITY OF ANY OF THE SELLER INDEMNITEES.

Section 14.04 Seller’s Indemnification – Third Party Non-Environmental Claims. Provided that the Closing occurs, Seller shall release, defend, indemnify and hold harmless Buyer, its members and affiliates, and their respective officers, directors, employees, agents, representatives, members, shareholders, affiliates, subsidiaries, successors and assigns (collectively, the “Buyer Indemnitees”) from and against: (a) any and all Third Party non-environmental claims relating to Seller’s ownership or operation of the Assets prior to the Effective Time or as a result of, arising out of, or related to the Retained Obligations, (b) any breach by Seller of any of Seller’s representations and warranties contained in Article V (or the corresponding representation and warranty made by Seller in the certificate delivered pursuant to Section 10.04(c) or its covenants hereunder), (c) any act or omission by Seller involving or relating to the Excluded Assets or any other assets excluded from the Assets pursuant to the terms hereof, (d) the matters set forth on Schedule 5.06, (e) any claim for personal injury or death relating to the Assets and occurring prior to the Closing Date to the extent arising out of or attributable to the period prior to the Closing Date, and (f) taxes of Seller, in each case, REGARDLESS OF WHETHER CAUSED OR CONTRIBUTED TO BY THE SOLE, JOINT, COMPARATIVE OR CONCURRENT NEGLIGENCE OR STRICT LIABILITY OF ANY OF THE BUYER INDEMNITEES; provided, however, notwithstanding anything to the contrary contained herein, Seller’s indemnification obligation under this Section 14.04 shall only apply if (a) Buyer has provided Seller with written notice claiming indemnification within 90 days after Closing, and (b) Buyer shall bear sole responsibility for the aggregate costs associated with all Third Party non-environmental claims and all Third Party environmental claims described in Section 14.05 relating to time periods prior to the Effective Time up to a deductible percentage of three percent (3%) of the Purchase Price. By the prior sentence, it is the intent that Seller only be obligated to the extent of the excess of the claims above the deductible percentage of three percent (3%).

Section 14.05 Seller’s Indemnification – Third Party Environmental Claims. Provided that the Closing occurs, Seller shall release, defend, indemnify and hold harmless Buyer, its partners, and their respective officers, directors, employees, agents, representatives, members, shareholders, affiliates and subsidiaries (collectively, Buyer Indemnitees) from and against any and all Third Party environmental claims relating to Seller’s ownership or operation of the Assets prior to the Effective Time or as a result of, arising out of, or related to the Retained Obligations REGARDLESS OF WHETHER CAUSED OR CONTRIBUTED TO BY THE SOLE, JOINT, COMPARATIVE OR CONCURRENT NEGLIGENCE OR STRICT LIABILITY OF ANY OF BUYER INDEMNITEES; provided, however, notwithstanding anything to the contrary contained herein, Seller’s indemnification obligation under this Section 14.05 shall only apply if (i) Buyer has provided Seller with written notice claiming indemnification within 90 days after the Closing, and (ii) Buyer shall bear sole responsibility for the aggregate costs associated with all Third Party environmental claims all Third Party non-environmental claims described in Section 14.04 relating to time periods prior to the Effective Time up to a threshold percentage of three percent (3%) of the Purchase Price. By the prior sentence, it is the intent that Seller only be obligated to the extent of the excess of the claims above the deductible percentage of three percent (3%).

Section 14.06 Notices and Defense of Indemnified Matters. Each Party shall promptly notify the other Party of any matter of which it becomes aware and for which it is entitled to indemnification from the other Party under this Agreement; provided, that any failure by the indemnified Party to notify the indemnifying Party shall not affect the indemnified Party’s rights to indemnification except the extent that the indemnifying Party is actually prejudiced by the delay. The indemnifying Party shall be obligated to defend, at the indemnifying Party’s sole expense, any litigation or other administrative or adversarial proceeding against the indemnified Party relating to any matter for which the indemnifying Party has agreed to indemnify and hold the indemnified Party harmless under this Agreement. However, the indemnified Party shall have the right to participate with the indemnifying Party in the defense of any such matter at its own expense.

Article XV

Limitations on Representations and Warranties

Section 15.01 Disclaimers of Representations and Warranties. The express representations and warranties of Seller and/or Parent contained in this Agreement are exclusive and are in lieu of all other representations and warranties, express, implied or statutory. EXCEPT FOR THE EXPRESS REPRESENTATIONS OF SELLER AND/OR PARENT IN THIS AGREEMENT AND THE SPECIAL WARRANTY IN THE ASSIGNMENT, BUYER ACKNOWLEDGES THAT SELLER AND/OR PARENT HAS NOT MADE, AND SELLER AND/OR PARENT HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND BUYER HEREBY EXPRESSLY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO (a) PRODUCTION RATES, RECOMPLETION OPPORTUNITIES, DECLINE RATES, GAS BALANCING INFORMATION OR THE QUALITY, QUANTITY OR VOLUME OF THE RESERVES OF HYDROCARBONS, IF ANY, ATTRIBUTABLE TO THE ASSETS, (b) THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN OR ORAL) NOW, HERETOFORE OR HEREAFTER FURNISHED TO BUYER BY OR ON BEHALF OF SELLER AND/OR PARENT, AND (c) THE ENVIRONMENTAL CONDITION OF THE ASSETS. EXCEPT FOR THE EXPRESS REPRESENTATIONS OF SELLER AND/OR PARENT IN THIS AGREEMENT AND THE SPECIAL WARRANTY IN THE ASSIGNMENT, SELLER AND/OR PARENT EXPRESSLY DISCLAIMS AND NEGATES, AND BUYER HEREBY WAIVES, AS TO PERSONAL PROPERTY, EQUIPMENT, INVENTORY, MACHINERY AND FIXTURES CONSTITUTING A PART OF THE ASSETS (i) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (ii) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (iii) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (iv) ANY RIGHTS OF PURCHASERS UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE

PURCHASE PRICE, (v) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM DEFECTS, WHETHER KNOWN OR UNKNOWN, (vi) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW, AND (vii) ANY IMPLIED OR EXPRESS WARRANTY REGARDING ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT, OR PROTECTION OF THE ENVIRONMENT OR HEALTH, IT BEING THE EXPRESS INTENTION OF BUYER AND SELLER AND/OR PARENT THAT THE PERSONAL PROPERTY, EQUIPMENT, INVENTORY, MACHINERY AND FIXTURES INCLUDED IN THE ASSETS SHALL BE CONVEYED TO BUYER, AND BUYER SHALL ACCEPT SAME, AS IS, WHERE IS, WITH ALL FAULTS AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR AND BUYER REPRESENTS TO SELLER AND/OR PARENT THAT BUYER WILL MAKE OR CAUSE TO BE MADE SUCH INSPECTIONS WITH RESPECT TO SUCH PERSONAL PROPERTY, EQUIPMENT, INVENTORY, MACHINERY AND FIXTURES AS BUYER DEEMS APPROPRIATE. SELLER AND/OR PARENT AND BUYER AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS SECTION ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSES OF ANY APPLICABLE LAW, RULE OR ORDER.

Section 15.02 Independent Investigation. Buyer represents and acknowledges that it is knowledgeable of the oil and gas business and of the usual and customary practices of producers such as Seller and/or Parent and that it has had (or will have prior to the Closing) access to the Assets, the officers and employees of Seller and/or Parent, and the books, records and files of Seller and/or Parent relating to the Assets, and in making the decision to enter into this Agreement and consummate the transactions contemplated hereby, Buyer has relied solely on the basis of its own independent due diligence investigation of the Assets and upon the representations and warranties made in Article V and the special warranty in the Assignment, and not on any other representations or warranties of Seller and/or Parent or any other Person or entity.

Section 15.03 Survival. Notwithstanding anything contained in this Agreement to the contrary, the representations, warranties, covenants and obligations of Seller under this Agreement shall not survive the Closing. The representations, warranties, covenants and obligations of Parent pursuant to Section 17.16, or otherwise, shall survive the Closing for 90 days only. Notwithstanding the termination of any representation or warranty pursuant to this Section 15.03, any claim for breach of representation or warranty properly raised prior to the expiration of such representation or warranty shall survive until such claim and the payment and the indemnity with respect thereto are resolved.

Article XVI

Dispute Resolution

Section 16.01 General. Any and all claims, Disputes, controversies or other matters in question arising out of or relating to title issues, environmental issues or calculation of the Statement or revisions thereto (all of which are referred to herein as “Disputes” which term shall not include any other disputes claims, disputes, controversies or other matters in question arising under this Agreement) shall be resolved in the manner prescribed by this Article XVI.

Section 16.02 Senior Management. If a Dispute occurs that the senior representatives of the Parties responsible for the transaction contemplated by this Agreement have been unable to settle or agree upon within a period of fifteen (15) days after such Dispute arose, Seller shall nominate and commit one of its senior officers, and Buyer shall nominate and commit one of its senior officers, to meet at a mutually agreed time and place not later than thirty (30) days after the Dispute has arisen to attempt to resolve same. If such senior management have been unable to resolve such Dispute within a period of fifteen (15) days after such meeting, or if such meeting has not occurred within forty-five (45) days following such Dispute arising, then either Party shall have the right, by written notice to the other, to resolve the Dispute through the relevant Independent Expert pursuant to Section 16.03.

Section 16.03 Dispute by Independent Expert.

(a)	Each Party shall have the right to submit Disputes regarding title issues, environmental issues or calculation of the Statement or revisions thereto, to an independent expert appointed in accordance with this Section 16.03 (each, an “Independent Expert”), who shall serve as sole arbitrator. The Independent Expert shall be appointed by mutual agreement of the Parties from among candidates with experience and expertise in the area that is the subject of such Dispute, and failing such agreement, such Independent Expert for such Dispute shall be selected in accordance with the Rules (as defined in Subsection (b) of this Section 16.03).

(b)	Disputes to be resolved by an Independent Expert shall be resolved in accordance with mutually agreed procedures and rules and failing such agreement, in accordance with the rules and procedures of the Texas Arbitration Act and the Rules of the American Arbitration Association to the extent such Rules do not conflict with such Texas Arbitration Act or the provisions of this Agreement. The Independent Expert shall be instructed by the Parties to resolve such Dispute as soon as reasonably practicable in light of the circumstances. The decision and award of the Independent Expert shall be binding upon the Parties as an award under the Federal Arbitration Act and final and nonappealable to the maximum extent permitted by Law, and judgment thereon may be entered in a court of competent jurisdiction and enforced by any Party as a final judgment of such court.

(c)	The charges and expenses of the arbitrator shall be shared equally by Seller and Buyer.

(d)	Any arbitration hearing held pursuant to Section 3.05 or Section 16.03 shall be held in Los Angeles, California.

Section 16.04 Limitation on Arbitration. ALL OTHER DISAGREEMENTS, DIFFERENCES, OR DISPUTES ARISING BETWEEN SELLER AND BUYER UNDER THE TERMS OF THIS AGREEMENT (AND NOT COVERED BY SECTIONS 3.05 OR 16.03) SHALL NOT BE SUBJECT TO ARBITRATION AND SHALL BE DETERMINED BY A

COURT OF COMPETENT JURISDICTION, UNLESS THE PARTIES OTHERWISE MUTUALLY AGREE.

Article XVII

Miscellaneous

Section 17.01 Names. As soon as reasonably possible after the Closing, but in no event later than 60 days after the Closing, Buyer shall remove the names of Seller and its affiliates, and all variations thereof, from all of the Assets and make the requisite filings with, and provide the requisite notices to, the appropriate federal, state or local agencies to place the title or other indicia of ownership, including operation of the Assets, in a name other than the name of the Seller or any of its affiliates, or any variations thereof.

Section 17.02 Expenses. Except as otherwise expressly set forth in this Agreement, including due diligence expenses, incurred by it in connection with this transaction, and neither Party shall be entitled to any reimbursement for such expenses from the other Party.

Section 17.03 Document Retention. As used in this Section 17.03, the term “Documents” shall mean all files, documents, books, records and other data delivered to Buyer by Seller pursuant to the provisions of this Agreement, including, but not limited to: financial and tax accounting records; land, title and division of interest files; contracts; engineering and well files; and books and records related to the operation of the Assets prior to the Closing Date.

Section 17.04 Entire Agreement. This Agreement, the documents to be executed hereunder, and the exhibits attached hereto constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof. No supplement, amendment, alteration, modification or waiver of this Agreement shall be binding unless executed in writing by the Parties and specifically referencing this Agreement.

Section 17.05 Waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 17.06 Publicity and Disclosure of Agreement. Unless required by Law, neither Seller nor Buyer shall issue any public announcement or press release concerning the transactions contemplated herein without the written consent of the other Party. The Parties agree to consult with each other prior to issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated herein or making any filing with any Regulatory Authority with respect thereto, except as may be required by applicable Law or by obligations pursuant to any listing agreement with a stock exchange and only after using its reasonable commercial efforts to consult the other Party, taking into account the time constraints to which it is subject as a result of such Law or obligation. Each of the Parties shall use its commercially reasonable efforts to enable the other of them to review and comment on all such press releases and filings prior to the release thereof. The Parties acknowledge and agree that this Agreement shall be filed as required with any applicable

Governmental Authority or Regulatory Authority and included, in whole or in part, in the Information Circular or as otherwise required to be disclosed in accordance with applicable Law.

Section 17.07 Reasonable Commercial Efforts. Each Party shall use its respective reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated herein, including the execution and delivery of such additional or further consents, documents and other instruments and shall take all such further actions as the other Parties may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and the other related agreements.

Section 17.08 Construction. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. The Parties acknowledge that they have participated jointly in the negotiation and drafting of this Agreement and as such the Parties agree that if an ambiguity or question of intent or interpretation arises hereunder, this Agreement shall not be construed more strictly against one Party than another on the grounds of authorship.

Section 17.09 No Third Party Beneficiaries. Except as provided in Sections 14.04 and 14.05, nothing in this Agreement shall provide any benefit to any Third Party or entitle any Third Party to any claim, cause of action, remedy or right of any kind, it being the intent of the Parties that this Agreement shall otherwise not be construed as a Third Party beneficiary contract.

Section 17.10 Assignment. Neither Party may assign or delegate any of its rights or duties hereunder without the prior written consent of the other Party and any assignment made without such consent shall be void. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors, assigns and legal representatives.

Section 17.11 Governing Law. This Agreement, other documents delivered pursuant hereto and the legal relations between the Parties shall be governed and construed in accordance with the Laws of the State of Wyoming, without giving effect to principles of conflicts of Laws that would result in the application of the Laws of another jurisdiction. The Parties agree to venue in Park County, Wyoming.

Section 17.12 Notices. Any notice, communication, request, instruction or other document required or permitted hereunder shall be given in writing and delivered in Person or sent by U.S. Mail postage prepaid, return receipt requested, overnight courier or facsimile to the addresses of Seller and Buyer set forth below. Any such notice shall be effective only upon receipt.

Parent and Seller:	Clarence Cottman c/o Legacy Energy, Inc. 1160 Eugenia Place, Ste. 100 Carpinteria, CA 93013 Fax: 805-566-2917 OR

Scott Dobson c/o Legacy Energy, Inc. 1160 Eugenia Place, Ste. 100 Carpinteria, CA 93013 Fax: 805-566-2917

Buyer:	Greg Brown c/o BreitBurn Management Company, LLC 515 S. Flower Street, Ste. 4800 Los Angeles, CA 90071 Fax: (213) 225-5916

Either Party may, by written notice so delivered to the other Party, change its address for notice purposes hereunder.

Section 17.13 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect and the Parties shall negotiate in good faith to modify this Agreement so as to effect their original intent as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 17.14 Time of the Essence. Time shall be of the essence with respect to all time periods and notice periods set forth in this Agreement.

Section 17.15 Counterpart Execution. This Agreement may be executed in any number of counterparts, and each counterpart hereof shall be effective as to each Party that executes the same whether or not all of such Parties execute the same counterpart. If counterparts of this Agreement are executed, the signature pages from various counterparts may be combined into one composite instrument for all purposes. All counterparts together shall constitute only one Agreement, but each counterpart shall be considered an original.

Section 17.16 Parent Liability. Parent agrees that it is and shall be jointly and severally liable for all of Seller’s obligations under this Agreement and under any document to be entered into by Seller at Closing.

Section 17.17 Financial Statements.

(a)

Seller shall prepare, at the sole cost and expense of Buyer, the financial statements and all notes thereto related to the Assets (the “Special Financial Statements”) that will be required of Buyer by the Securities and

Exchange Commission (“SEC”) in connection with any reports, registration statements or other filings to be made by Buyer or any of its affiliates related to the transactions contemplated by this Agreement with the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in such form that such statements and notes thereto can be audited by the Seller’s external audit firm (“Seller’s Auditor”). Seller shall cooperate with and permit Buyer to reasonably participate in the preparation of the Special Financial Statements and shall provide Buyer and its representatives with reasonable access to Seller’s personnel who engage in the preparation of the Special Financial Statements.

(b)	Seller shall execute and deliver, or cause to be executed and delivered, to Seller’s Auditor such representation letters, in form and substance customary for representation letters provided to external audit firms by Seller (if the financial statements are subject of an audit or are the subject of a review pursuant to Statement of Accounting Standards 100 (Interim Financial Information)), as may be reasonably requested by Seller’s Auditor, with respect to the Special Financial Statements. Buyer agrees that (i) Buyer shall indemnify and hold harmless Seller and provide a defense for Seller (excluding, in each case, the negligence of Seller) with regard to the execution, delivery or any other action related to the provision of (A) any representation letter delivered by Seller to Seller’s Auditor, (B) the Special Financial Statements and (C) the Audited Special Financial Statements, (ii) Buyer shall provide a customary representation letter to Seller’s Auditor, if reasonably requested, and (iii) Buyer’s existing outside auditors shall provide a customary representation letter to Seller’s Auditor, if reasonably requested.

(c)

Seller will engage Seller’s Auditor to perform an audit of the Special Financial Statements and shall use commercially reasonable efforts to cause Seller’s Auditor to issue unqualified opinions with respect to the Special Financial Statements (the Special Financial Statements and related audit opinions being hereinafter referred to as the “Audited Special Financial Statements”), and provide its written consent for the use of Seller’s audit reports with respect to Special Financial Statements in reports, registration statements, or other documents filed by the Buyer or any of its affiliates under the Securities Act or the Exchange Act, as needed. Buyer shall reimburse Seller for all fees charged by Seller’s Auditor with respect to the preparation and delivery by Seller’s Auditor to Buyer of the Audited Special Financial Statements and any other fees charged by Seller’s Auditor to facilitate Buyer’s ongoing compliance with SEC rules and regulations. Seller shall take all reasonable action as may be necessary to facilitate the completion of such audit and delivery of the Audited Special Financial Statements to Buyer or any of its affiliates as soon as reasonably practicable. Buyer shall reimburse Seller for all other reasonable costs and expenses incurred in complying with this Section 17.17.

(d)	At the Closing, Seller shall deliver to Buyer the Audited Special Financial Statements as of and for the year ended December 31, 2011 and the unaudited interim Special Financial Statements for the three months ended March 31, 2012 pursuant to Section 10.04(h). If the Closing occurs on or after June 30, 2012, Seller shall deliver to Buyer the unaudited interim Special Financial Statements for the three months ended June 30, 2012 on or before August 1, 2012.

Signature page follows

IN WITNESS WHEREOF, Seller, Parent and Buyer have executed and delivered this Agreement as of the date first set forth above.

SELLER:

LEGACY ENERGY, INC.

By:	/s/ Clarence Cottman
Name: Clarence Cottman
Title: Chief Executive Officer

PARENT:

NIMIN ENERGY, CORP.

By:	/s/ Clarence Cottman
Name: Clarence Cottman
Title: Chief Executive Officer

BUYER:

BREITBURN OPERATING L.P.

BY: BREITBURN OPERATING GP, LLC, its general partner

By:	/s/ Randall H. Breitenbach
Name: Randall H. Breitenbach
Title: President

Signature Page to Purchase and Sale Agreement

EXHIBIT A

THE LEASES

FERGUSON RANCH FIELD

PARK COUNTY, WY

FERGUSON RANCH UNIT

LEASE NO.:	WY029-0004
LESSOR:	State of Wyoming #0-19128-A
LESSEE:	Bruce Anderson
DATE:	May 16, 1955
RECORDED:	Book 346, Page 291
DESCRIPTION:	T50N-R102W, 6th P. M.

Section 23: Lots 2, 3; SW/4 SW/4

Section 26: NW/4 NW/4

LEASE NO.:	WY029-0001-01
LESSOR:	Hunt Oil Company
LESSEE:	Terra Resources, Inc.
DATE:	August 19, 1971
RECORDED:	Book 357, Page 351
DESCRIPTION:	INSOFAR AND ONLY INSOFAR AS THE LEASE COVERS THE FOLLOWING DESCRIBED LANDS:
T50N-R102W, 6th P. M.

Section 14: Lot 7, surface to 3947’

Section 23: NW/4 NW/4, surface to 3893’

LESS AND EXCEPT unto Seller, its successors and assigns, all royalty proceeds accruing to the subject lease attributable to production from the Ferguson Ranch Unit for so long as said Unit Agreement remains in effect.

LEASE NO.:	WY029-0002
LESSOR:	Hunt Oil Company
LESSEE:	Terra Resources, Inc.
DATE:	August 1, 1979
RECORDED:	Book 43, Page 794
DESCRIPTION:	INSOFAR AND ONLY INSOFAR AS THE LEASE COVERS THE FOLLOWING DESCRIBED LANDS:
T50N-R102W, 6th P. M.

Section 23: 5.165 acres out of Lot 51B, being more particularly described as those lands in Lot 51B subject to that certain Pooling Agreement and Designation of Ferguson Ranch #8 Unit, by and between the Commissioner of Public Lands of the State of Wyoming

Exhibit A	Page 1 of 8

and Terra Resources, Inc., et al dated July 1, 1979 and recorded in the records of the Park County Clerk in Book 45, Page 508.

LESS AND EXCEPT unto Seller, its successors and assigns, all royalty proceeds accruing to the subject lease attributable to production from the Ferguson Ranch Unit for so long as said Unit Agreement remains in effect.

LEASE NO.: LESSOR: LESSEE: DATE: RECORDED: DESCRIPTION:

WY029-0001-02

Hunt Oil Company

Faulconer Resources 1999 Limited Partnership

May 18, 2001

DOC #2001 3560

T50N-R102W, 6th P. M.

Section 14: 53.51 acres, being all of Lot 7, identified as part of Tract No. 3 of the unitized area formed pursuant to that certain Unit Agreement for the Ferguson Ranch Unit dated as of September 28, 1995 and recorded in Park County as Document 1996 3404, as to all rights below the subsurface depth of 3947 feet.

Section 23: 40.00 acres, being the NW/4 NW/4 (part of Lot 55), identified as part of Tract No. 3 of the unitized area formed pursuant to that certain Unit Agreement for the Ferguson Ranch Unit dated as of September 28, 1995 and recorded in Park County as Document 1996 3404, as to all rights below the subsurface depth of 3893 feet.

Containing 93.51 acres, more or less.

LESS AND EXCEPT unto Seller, its successors and assigns, all royalty proceeds accruing to the subject lease attributable to the hydrocarbons produced from any wells located in the Ferguson Ranch Unit, unless and to the extent any such wells are used to produce hydrocarbons from new completions below the base of the deepest unitized formation in the Ferguson Ranch Unit.

LEASE NO.: LESSOR: LESSEE: DATE: RECORDED: DESCRIPTION:

WY029-0003

Hunt Oil Company

Faulconer Resources 1999 Limited Partnership

December 21, 2000, effective June 1, 2000

DOC #2000 3961

T50N-R102W, 6th P. M. (as amended)

Section 23: 26.924 acres being all of Lot 1 and part of Lots (Tracts) 51A and 51B, identified as Tract No. 5 of the unitized area formed pursuant to that certain Unit Agreement for Ferguson Ranch Unit dated as of September 28, 1995 and recorded in the Park County Clerk records of June 10, 1996 as document 1996 3404 (the “Ferguson Ranch Unit”).

Section 23: 13.995 acres being that part of Lot 4 identified as Tract 6 of the Ferguson Ranch Unit.

Exhibit A	Page 2 of 8

Section 26: SW/4 NW/4, being Tract 4 of the Ferguson Ranch Unit.

Section 26: 28.345 acres, being part of the E/2 NW/4 identified as Tract No. 7 of the Ferguson Ranch Unit.

Containing 109.264 acres, more or less.

LESS AND EXCEPT unto Seller, its successors and assigns, all royalty proceeds accruing to the subject lease attributable to the hydrocarbons produced from any wells located in the Ferguson Ranch Unit, unless and to the extent any such wells are used to produce hydrocarbons from new completions below the base of the deepest unitized formation in the Ferguson Ranch Unit.

AMENDMENT TO OIL AND GAS LEASE

LEASE NO.: LESSOR: LESSEE: DATE: RECORDED:	WY029-0003 Hunt Oil Company Faulconer Resources 1999 Limited Partnership December 21, 2000, effective June 1, 2000 Doc. #2000 7719

PIPELINE EASEMENT

LEASE NO.: LESSOR: LESSEE: DATE: RECORDED: DESCRIPTION:

Not available

Hunt Oil Company

Amax Petroleum Corporation

March 16, 1967

Not recorded

T50N-R102W, 6th P. M.

Section 2: W/2

T51N-R102W, 6th P. M.

Section 26: W/2

Section 35: W/2

(Pipeline Easement for flowline from Ferguson Ranch Unit)

SHEEP POINT FIELD

PARK COUNTY, WY

LEASE NO.: LESSOR: LESSEE: DATE: RECORDED: DESCRIPTION:	WY029-0020 State of Wyoming #66-17899 W. D. Tolan December 2, 1966 Book 381, Page 184 T47N-R102W, 6th P. M. Section 16: W/2; NE/4; S/2 SE/4; NE/4 SE/4

Exhibit A	Page 3 of 8

LEASE NO.: LESSOR: LESSEE: DATE: RECORDED: DESCRIPTION:	WY029-0021 State of Wyoming #66-17899A W. D. Tolan December 2, 1966 Book 381, Page 184 T47N-R102W, 6th P. M. Section 16: NW/4 SE/4

LESS AND EXCEPT unto Seller, its successors and assigns, all right, title and interest in and to any existing royalty and/or overriding royalty interests owned or held by Seller (or affiliate of Seller) in or to the leases and lands.

WILLOW DRAW FIELD

PARK COUNTY, WY

LEASE NO.: LESSOR: LESSEE: DATE: DESCRIPTION:

WY10-00242

State of Wyoming

Legacy Energy, Inc.

June 2, 2010

T48N R104W

Section 36: Part of Tract 50 (formerly NENE Sec. 36)

Resurvey Township: 48 North

Range: 104 West of the 6th P.M.

Containing 40 acres, more or less.

LEASE NO.: LESSOR: LESSEE: DATE: DESCRIPTION:	WY10-00239 State of Wyoming Legacy Energy, Inc. June 2, 2010 T48N R103W Section 30: NE/4 Containing 160 acres, more or less.

LEASE NO.: LESSOR: LESSEE: DATE: DESCRIPTION:	WY10-00240 State of Wyoming Legacy Energy, Inc. June 2, 2010 T48N R103W Section 31: N/2NE/4, SE/4NE/4, NE/4NW/4, Lot 1, E/2 SE/4 Containing 273.85 acres, more or less.

LEASE NO.: LESSOR:	WY10-00241 State of Wyoming

Exhibit A	Page 4 of 8

LESSEE: DATE: DESCRIPTION:	Legacy Energy, Inc. June 2, 2010 T48N R103W Section 32: W/2 NW/4, NW/4 SW/4 Containing 120 acres, more or less.

LEASE NO.: LESSOR: LESSEE: DATE: RECORDED: DESCRIPTION:	WY029-0022 State of Wyoming #64-5619B Etta Mandel May 2, 1964 Book 373, Page 370 T48N-R104W, 6th P. M. Section 25: Resurvey Tract 49, Part Resurvey Tract 48, (Orig. E/2 of Section 25)

LEASE NO.: LESSOR: LESSEE: DATE: RECORDED: DESCRIPTION:	WY029-0024 State of Wyoming #68-15697 Lucille L. Calvin February 2, 1968 Book 374, Page 145 T48N-R103W, 6th P. M. Section 19: SW/4 NE/4; SE/4

LEASE NO.: LESSOR: LESSEE: DATE: RECORDED: DESCRIPTION:	WY029-0023 State of Wyoming #70-1284 Raymond N. Joeckel January 2, 1970 Book 368, Page 99 T48N-R103W, 6th P. M. Section 19: Lot 4; SE/4 SW/4 Section 30: SE/4; E/2 W/2; Lots 1, 2, 3, 4

HUNT FIELD

PARK COUNTY, WY

HUNT STATE 11-1

LEASE NO.: LESSOR: LESSEE: DATE: RECORDED: DESCRIPTION:	WY029-0007 State of Wyoming #62-10518 E. Earl Wennergren May 2, 1962 Book 306, Page 181 T50N-R102W, 6th P. M. Section 11: SE/4 NW/4

Exhibit A	Page 5 of 8

LESS AND EXCEPT unto Seller, its successors and assigns, all right, title and interest in and to any existing royalty and/or overriding royalty interests owned or held by Seller (or affiliate of Seller) in or to the leases and lands.

HUNT FEE # 2-1 AND HUNT FEE #2-11

DESCRIPTION:	T50N-R102W, 6th P. M.
Section 2: SW/4 SW/4
Section 11: Lot 2 and the West 12.16 acres of NE/4 NW/4

INCLUDING:	Working interest and rights in production attributable to those interests under that certain Operating Agreement dated October 5, 1965 between Amax Petroleum Corporation and Hunt Oil Company.

LESSOR:	Hunt Oil Company
LESSEE:	Amax Petroleum
DATE:	October 5, 1965
RECORDED:	See Below
DESCRIPTION:	T50N-R102W, 6th P. M.:
Section 2: SW/4 SW/4

Section 11: Lot 2 and West 12.16 acres of NE/4 NW/4

(Lease is derived from the Exhibit “B” attached to that certain Operating Agreement dated October 5, 1965, between Hunt Oil Company and Amax Petroleum Corporation, recorded in Book 148, Page 317 of the records of the County Clerk and Recorder, Park County, Wyoming.)

LESS AND EXCEPT unto Seller, its successors and assigns, all right, title and interest in and to any existing royalty and/or overriding royalty interests owned or held by Seller (or affiliate of Seller) in or to the leases and lands.

LEASE NO.:	WY10-00238
LESSOR:	State of Wyoming
LESSEE:	Legacy Energy, Inc.
DATE:	June 2, 2010
DESCRIPTION:	T50N R102W
Section 2: NW/4 SW/4
Section 3: SE/4 NE/4, Lots 2, 3 and 6

Containing 187.71 acres, more or less.
LEASE NO.:	WYW179184
LESSOR:	Bureau of Land Management
LESSEE:	Legacy Energy, Inc.
DATE:	Effective May 1, 2011
DESCRIPTION:	T50N R102W

Exhibit A	Page 6 of 8

Section 3: E/2 SE/4 Sec: 3
Section 10: E/2 of Lot 1

Containing 80.12 acres, more or less.
LEASE NO.:	WYW179183
LESSOR:	Bureau of Land Management
LESSEE:	Legacy Energy, Inc.
DATE:	Effective May 1, 2011
DESCRIPTION:	T50N R102W
Section 2: Lots 3 and 4 S/2 NW/4, E/2 SW/4, W/2 SE/4

Containing 318.68 acres, more or less.

LESS AND EXCEPT unto Seller, its successors and assigns, all right, title and interest in and to any existing royalty and/or overriding royalty interests owned or held by Seller (or affiliate of Seller) in or to the leases and lands.

MISCELLANEOUS RIGHTS

LEASE NO.:	WY029-0006
LESSOR:	USA #CHEY-068322
LESSEE:	Hettie Lee St. John
DATE:	April 1, 1945
RECORDED:	None available
DESCRIPTION:	T54N-R102W, 6th P. M.
Section 5: SW/4 NW/4; W/2 SW/4
Section 6: SE/4 NE/4; NE/4 SE/4
Section 7: E/2 NE/4
Section 8: NW/4 NW/4

LEASE NO.:	WY029-0005
LESSOR:	USA #CHEY-066525
LESSEE:	E W Krampert
DATE:	September 1, 1942
RECORDED:	Book 113, Page 209
DESCRIPTION:	T51N-R100W, 6th P. M.
Section 7: SE/4 SE/4

LEASE NO.:	WY029-0008
LESSOR:	USA #W-0211
LESSEE:	Fred M. Manning, et al
DATE:	April 1, 1950
RECORDED:	None available
DESCRIPTION:	T54N-R102W, 6th P. M.
Section 5: SE/4 NW/4; E/2 SW/4; NW/4 SE/4

Exhibit A	Page 7 of 8

Section 8: S/2 NE4; E/2 NW/4
Section 9: Lots 5 & 6; N/2 SW/4; SW/4 SE/4
Section 16: Lots 1, 2, 3 & 4; W/2 E/2; E/2 SE/4
Section 17: Lots 1, 2, 3 & 4

OTHER COUNTIES

None.

END OF EXHIBIT A

Exhibit A	Page 8 of 8

EXHIBIT B

WELLS AND INTERESTS

THE WELLS

WELL NAME	API NUMBER	WORKING INTEREST	NET REVENUE INTEREST
FERGUSON RANCH STATE 1	4902905326	1.00000000	0.77144240
FERGUSON RANCH STATE 2	4902905329	1.00000000	0.77144240
FERGUSON RANCH STATE 3	4902905331	1.00000000	0.77144240
FERGUSON RANCH STATE 4	4902920292	1.00000000	0.77144240
FERGUSON RANCH STATE 5	4902920693	1.00000000	0.77144240
FERGUSON RANCH STATE 6	4902920690	1.00000000	0.77144240
FERGUSON RANCH STATE 7	4902920880	1.00000000	0.77144240
FERGUSON RANCH STATE #8 (INJ)	4902920881	1.00000000	0.77144240
FERGUSON RANCH STATE 9	4902921349	1.00000000	0.77144240
FERGUSON RANCH STATE #10 (INJ)	4902921727	1.00000000	0.77144240
FERGUSON RANCH STATE 11	4902931262	1.00000000	0.77144240
FERGUSON RANCH STATE 12	4902931276	1.00000000	0.77144240
FERGUSON RANCH STATE 13	4902931263	1.00000000	0.77144240
FERGUSON RANCH STATE 14	4902931377	1.00000000	0.77144240
FERGUSON RANCH STATE 15	4902931278	1.00000000	0.77144240
FERGUSON RANCH STATE 16	4902931279	1.00000000	0.77144240
(FR) HUNT 14-1	4902920296	1.00000000	0.77144240
(FR) HUNT 23-1	4902920282	1.00000000	0.77144240
HUNT FEE 2-11	4902921161	0.93333340	0.81653340
HUNT FEE 2-1	4902906847	0.86666670	0.75806660
HUNT STATE 11-1	4902920312	0.73333330	0.63380000
HUNT 2-3	4902931290	0.86666670	0.75807000
HUNT 11-3	4902931292	0.93333340	0.81653340
HUNT 11-5	4902931312	0.86666670	0.74913320

Exhibit B	Page 1 of 5

SHEEP POINT STATE 1	4902920175	0.54984830	0.44437133
State #16-2 APO	4902905075	0.90703990	0.72013127
SHEEP POINT STATE 3	4902920191	0.54984830	0.44437131
SHEEP POINT STATE 7	4902931301	0.63465960	0.51291334
SHEEP POINT STATE 8	4902931302	1.00000000	0.79433000
SHEEP POINT STATE 9	4902931303	1.00000000	0.79433000
WILLOW DRAW STATE 25-3	4902920415	1.00000000	0.84000000
STATE 68-15697 19 #1	4902920430	1.00000000	0.80500000
WILLOW DRAW STATE 1	4902920335	1.00000000	0.82500000
WILLOW DRAW STATE 2	4902920354	1.00000000	0.82500000
WILLOW DRAW STATE 3	4902920361	1.00000000	0.82500000
WILLOW DRAW STATE 4	4902920359	1.00000000	0.82500000
WILLOW DRAW STATE 5	4902920368	1.00000000	0.82500000
WILLOW DRAW STATE 6	4902920369	1.00000000	0.82500000
WILLOW DRAW STATE 7	4902920373	1.00000000	0.82500000
WILLOW DRAW STATE 8	4902920393	1.00000000	0.82500000
WILLOW DRAW STATE 9	4902920398	1.00000000	0.82500000
WILLOW DRAW STATE 10	4902920411	1.00000000	0.82500000
State 70-1284 30 #11 SWD	4902920416	1.00000000	1.00000000
State 70-1284 30 #12	4902920426	1.00000000	0.82500000
State 70-1284 30 #13	4902920432	1.00000000	0.82500000
WILLOW DRAW STATE 15	4902920506	1.00000000	0.82500000
WILLOW DRAW STATE 16	4902921287	1.00000000	0.82500000
WILLOW DRAW STATE 17	4902931288	1.00000000	0.82500000
WILLOW DRAW STATE 18	4902931287	1.00000000	0.82500000
WILLOW DRAW STATE 19	4902931289	1.00000000	0.82500000
WILLOW DRAW STATE 20	4902931296	1.00000000	0.82500000
WILLOW DRAW STATE 22	4902931295	1.00000000	0.82500000
FOURBEAR PIPELINE		0.08688900	n/a

Exhibit B	Page 2 of 5

DRILLING LOCATIONS

FERGUSON RANCH INFILL 1	State Lease 0-19128-A	1.00000000	0.77144240
FERGUSON RANCH INFILL 2	State Lease 0-19128-A	1.00000000	0.77144240
FERGUSON RANCH INFILL 3	State Lease 0-19128-A	1.00000000	0.77144240
FERGUSON RANCH INFILL 4	State Lease 0-19128-A	1.00000000	0.77144240
FERGUSON RANCH INFILL 5	State Lease 0-19128-A	1.00000000	0.77144240
FERGUSON RANCH INFILL 6	State Lease 0-19128-A	1.00000000	0.77144240
FERGUSON RANCH INFILL 7	State Lease 0-19128-A	1.00000000	0.77144240
FERGUSON RANCH INFILL 8	Ferguson Fee Lease	1.00000000	0.77144240
FERGUSON RANCH INFILL 9	State Lease 0-19128-A	1.00000000	0.77144240
FERGUSON RANCH INFILL 10	Ferguson Fee Lease	1.00000000	0.77144240
FERGUSON RANCH INFILL 11	Ferguson Fee Lease	1.00000000	0.77144240
FERGUSON RANCH INFILL 12	Ferguson Fee Lease	1.00000000	0.77144240
FERGUSON RANCH INFILL 13	Ferguson Fee Lease	1.00000000	0.77144240
FERGUSON RANCH INFILL 14	Ferguson Fee Lease	1.00000000	0.77144240
FERGUSON RANCH INFILL 15	Ferguson Fee Lease	1.00000000	0.77144240
FERGUSON RANCH INFILL 16	Ferguson Fee Lease	1.00000000	0.77144240
FERGUSON RANCH INFILL 17	Ferguson Fee Lease	1.00000000	0.77144240
HUNT INFILL 1	State Lease 62-10518	0.73333000	0.63380000
HUNT INFILL 2	State Lease 62-10518	0.73333000	0.63380000
HUNT INFILL 3	State Lease 62-10518	0.73333000	0.63380000
HUNT INFILL 4	State Lease 62-10518	0.73333000	0.63380000
HUNT INFILL 5	Hunt Fee Lease*	0.86667000	0.75807000
HUNT INFILL 6	Hunt Fee Lease*	0.86667000	0.75807000
HUNT INFILL 7	Federal WYW179183	1.00000000	0.87500000
HUNT INFILL 8	Federal WYW179183	1.00000000	0.87500000
HUNT INFILL 9	Federal WYW179183	1.00000000	0.87500000
SHEEP POINT INFILL 1	State Lease 66-17899	0.90704000	0.72049000

Exhibit B	Page 3 of 5

SHEEP POINT INFILL 2	State Lease 66-17899	0.84495000	0.68361000
SHEEP POINT INFILL 3	State Lease 66-17899	0.90704000	0.72049000
SHEEP POINT INFILL 4	State Lease 66-17899	0.90704000	0.72049000
SHEEP POINT INFILL 5	State Lease 66-17899	0.90704000	0.72049000
SHEEP POINT INFILL 6	State Lease 66-17899	0.90704000	0.72049000
SHEEP POINT INFILL 7	State Lease 66-17899	0.90704000	0.72049000
SHEEP POINT INFILL 8	State Lease 66-17899	0.54985000	0.44485000
SHEEP POINT INFILL 9	State Lease 66-17899	0.84495000	0.68361000
WILLOW DRAW INFILL 1	State Lease 70-1284	1.00000000	0.82500000
WILLOW DRAW INFILL 2	State Lease 10-00241	1.00000000	0.83333000
WILLOW DRAW INFILL 3	State Lease 10-00241	1.00000000	0.83333000
WILLOW DRAW INFILL 4	State Lease 10-00239	1.00000000	0.83333000
WILLOW DRAW INFILL 5	State Lease 70-1284	1.00000000	0.82500000
WILLOW DRAW INFILL 6	State Lease 70-1284	1.00000000	0.82500000
WILLOW DRAW INFILL 7	State Lease 70-1284	1.00000000	0.82500000
WILLOW DRAW INFILL 8	State Lease 70-1284	1.00000000	0.82500000
WILLOW DRAW INFILL 9	State Lease 70-1284	1.00000000	0.82500000
WILLOW DRAW INFILL 10	State Lease 70-1284	1.00000000	0.82500000
WILLOW DRAW INFILL 11	State Lease 10-00239	1.00000000	0.83333000
WILLOW DRAW INFILL 12	State Lease 10-00239	1.00000000	0.83333000
WILLOW DRAW INFILL 13	State Lease 70-1284	1.00000000	0.82500000
WILLOW DRAW INFILL 14	State Lease 70-1284	1.00000000	0.82500000
WILLOW DRAW INFILL 15	State Lease 10-00239	1.00000000	0.83333000
WILLOW DRAW INFILL 16	State Lease 70-1284	1.00000000	0.82500000
WILLOW DRAW INFILL 17	State Lease 70-1284	1.00000000	0.82500000
WILLOW DRAW INFILL 18	State Lease 10-00239	1.00000000	0.83333000
WILLOW DRAW INFILL 19	State Lease 70-1284	1.00000000	0.82500000
WILLOW DRAW INFILL 20	State Lease 70-1284	1.00000000	0.82500000
WILLOW DRAW INFILL 21	State Lease 70-1284	1.00000000	0.82500000

Exhibit B	Page 4 of 5

WILLOW DRAW INFILL 22	State Lease 70-1284	1.00000000	0.82500000
WILLOW DRAW INFILL 23	State Lease 70-1284	1.00000000	0.82500000
WILLOW DRAW INFILL 24	State Lease 70-1284	1.00000000	0.82500000
WILLOW DRAW INFILL 25	State Lease 10-00241	1.00000000	0.83333000
WILLOW DRAW INFILL 26	State Lease 70-1284	1.00000000	0.82500000
WILLOW DRAW INFILL 27	State Lease 10-00239	1.00000000	0.83333000
WILLOW DRAW INFILL 28	State Lease 70-1284	1.00000000	0.82500000
WILLOW DRAW INFILL 29	State Lease 70-1284	1.00000000	0.82500000
WILLOW DRAW INFILL 30	State Lease 10-00239	1.00000000	0.83333000
WILLOW DRAW INFILL 31	State Lease 10-00239	1.00000000	0.83333000
WILLOW DRAW INFILL 32	State Lease 10-00239	1.00000000	0.83333000
WILLOW DRAW INFILL 33	State Lease 70-1284	1.00000000	0.82500000
WILLOW DRAW INFILL 34	State Lease 10-00239	1.00000000	0.83333000
WILLOW DRAW INFILL 35	State Lease 10-00239	1.00000000	0.83333000
WILLOW DRAW INFILL 36	State Lease 10-00239	1.00000000	0.82500000
WILLOW DRAW INFILL 37	State Lease 70-1284	1.00000000	0.83333000

END OF EXHIBIT B

Exhibit B	Page 5 of 5

EXHIBIT C

ALLOCATED VALUES

	0000000000	0000000000	0000000000
Property name	Allocated Value
FOURBEAR Pipeline	0.431
		0.431

Ferguson Ranch State #14	4.949
Hunt 11-3	3.755
Ferguson Ranch State #1	2.650
Ferguson Ranch State #2	2.606
Ferguson Ranch State #15	2.544
State 30-22	2.481
Ferguson Ranch State #5	2.335
Ferguson Ranch State #3	2.317
State 70-1284 30 #7	2.222
State 70-1284 30 #4	2.032
State 70-1284 30 #15	1.875
Hunt 14-1	1.462
Ferguson Ranch State #6	1.418
State 70-1284 30 #1	1.336
Hunt 23-1	1.297
Hunt Fee #2-1	1.227
State 16-8	1.162
Ferguson Ranch State #4	1.131
Ferguson Ranch State #7	1.088
Ferguson Ranch State #11	1.075
Ferguson Ranch State #16	0.990
State 70-1284 30 #6	0.923
State 70-1284 30 #16	0.901
State #16-2 APO	0.830
State 70-1284 30 #8	0.802
State 70-1284 30 #2	0.742
State 30-18	0.661
State 16-9	0.403
Ferguson Ranch State #13	0.334
State 16-7	0.294
State #16-1	0.234

Exhibit C	Page 1 of 4

	0000000000	0000000000	0000000000
Ferguson Ranch State #12	0.066
State 30-17	0.054
Ferguson Ranch State #9	—
Hunt State #11-1	—
State 30-20	—
		48.195

WILLOW DRAW STATE	1.848
1 (R&P)
State 30-19	1.473
Hunt 11-5	1.248
Hunt 2-3	1.213
State 70-1284 30 #3	0.879
State 70-1284 30 #5	0.847
State 70-1284 30 #10	0.749
State 70-1284 30 #9	0.724
Hunt Fee #2-11	0.594
WILLOW DRAW STATE	0.592
17 (POLYMER)
WILLOW DRAW STATE	0.417
16 (R&P)
WILLOW DRAW STATE	0.239
2 (R&P)
WILLOW DRAW STATE	0.203
4 (R&P)
WILLOW DRAW STATE	0.139
6 (R&P)
State #16-3	0.128
WILLOW DRAW STATE	—
20 (POLYMER)
State 64-5619 25 #3	—
		11.291

FRU WATERFLOOD	6.888
(PROVED)
Sheep Point Infill #01	0.658
Willow Draw Infill #15	0.548
Willow Draw Infill #01	0.543
Willow Draw Infill #02	0.537
Willow Draw Infill #03	0.516
Willow Draw Infill #04	0.511
Willow Draw Infill #14	0.505
Willow Draw Infill #05	0.500
Willow Draw Infill #06	0.495
Willow Draw Infill #07	0.489

Exhibit C	Page 2 of 4

	0000000000	0000000000	0000000000
Willow Draw Infill #08	0.484
Willow Draw Infill #09	0.479
Willow Draw Infill #10	0.473
Willow Draw Infill #11	0.468
Willow Draw Infill #12	0.462
Willow Draw Infill #13	0.456
Hunt Infill #05	0.431
Hunt Infill #01	0.387
Hunt Infill #02	0.382
Hunt Infill #03	0.358
Hunt Infill #04	0.356
Hunt Infill #06	0.352
Hunt Infill #07	0.350
Hunt Infill #08	0.347
Ferguson Ranch Infill #01	0.258
Ferguson Ranch Infill #02	0.256
Ferguson Ranch Infill #03	0.254
Ferguson Ranch Infill #04	0.253
Ferguson Ranch Infill #05	0.251
Willow Draw Infill #16	0.188
Willow Draw Infill #17	0.172
Willow Draw Infill #18	0.171
Willow Draw Infill #19	0.170
Willow Draw Infill #20	0.160
Willow Draw Infill #21	0.159
Willow Draw Infill #22	0.158
Willow Draw Infill #23	0.157
Sheep Point Infill #02	0.091
Sheep Point Infill #03	0.090
Ferguson Ranch Infill #06	0.038
Ferguson Ranch Infill #07	0.038
Ferguson Ranch Infill #08	0.038
Ferguson Ranch Infill #09	0.034
Ferguson Ranch Infill #10	0.034
Ferguson Ranch Infill #11	0.034
Ferguson Ranch Infill #12	0.034
Ferguson Ranch Infill #13	0.034
Ferguson Ranch Infill #14	0.034
Ferguson Ranch Infill #15	0.034
Ferguson Ranch Infill #16	0.033

Exhibit C	Page 3 of 4

Ferguson Ranch Infill #17	0.033
		21.178

FRU WATERFLOOD	12.375
(PROB)
HUNT WATERFLOOD	3.917
SHEEP POINT	2.067
WATERFLOOD
Willow Draw Infill #25	0.085
Willow Draw Infill #24	0.081
Willow Draw Infill #26	0.080
Willow Draw Infill #27	0.080
Willow Draw Infill #30	0.079
Willow Draw Infill #31	0.079
Willow Draw Infill #32	0.079
Willow Draw Infill #34	0.078
Willow Draw Infill #35	0.078
Willow Draw Infill #37	0.077
Willow Draw Infill #28	0.076
Willow Draw Infill #29	0.075
Willow Draw Infill #33	0.074
Willow Draw Infill #36	0.073
		19.455

		100.550

Ferguson Ranch State #8	0.000
(Inj)
Ferguson Ranch State #10	0.000
(Inj)
State 68-15697 19 #1	0.000
State 70-1284 30 #11 SWD	0.000
State 70-1284 30 #12	0.000
State 70-1284 30 #13	0.000
Hunt Infill #9	0.000
Sheep Point Infill #4	0.000
Sheep Point Infill #5	0.000
Sheep Point Infill #6	0.000
Sheep Point Infill #7	0.000
Sheep Point Infill #8	0.000
Sheep Point Infill #9	0.000

			00.000

END OF EXHIBIT C

Exhibit C	Page 4 of 4

EXHIBIT D

ASSIGNMENT AND BILL OF SALE

THIS ASSIGNMENT AND BILL OF SALE (this “Assignment”), effective as of 7:00 a.m. local time where the Assets (as defined below) are located on April 1, 2012 (the “Effective Time”), is made by Legacy Energy, Inc., a Delaware corporation (“Assignor”), whose address is 1160 Eugenia Place, Ste. 100, Carpinteria, CA 93013, to BreitBurn Operating L.P., a Delaware limited liability company (“Assignee”), whose address is 515 S. Flower Street, Ste. 4800, Los Angeles, CA 90071. Any capitalized term used but not defined herein shall have the meaning given it in that certain Purchase and Sale Agreement dated April 24, 2012 by and among Assignor, NiMin Energy Corp., an Alberta corporation, and owner of all of the outstanding shares of common stock of Assignor, and Assignee (the “Agreement”).

ARTICLE I

Granting and Habendum

For Ten Dollars ($10.00) and other good and valuable consideration, the receipt, and sufficiency of which are hereby acknowledged, Assignor does hereby grant, bargain, sell, transfer, convey, set over, assign and deliver unto Assignee, its successors and assigns, effective for all purposes as of the Effective Time and subject to the matters set forth herein, the Assets. The term “Assets” shall mean all of Assignor’s right, title and interest in and to the following:

(a) the leasehold estates in and to the oil, gas and mineral leases described or referred to in Exhibit A (the “Leases”), the lands covered by the Leases, and any fee interests, fee mineral interests, royalties, net profits interests and overriding royalty interests in and to the lands covered by the Leases, assignments and other documents of title described or referred to in Exhibit A, all as more specifically described in Exhibit A (collectively, the “Subject Interests,” or singularly, a “Subject Interest”);

(b) all rights incident to the Subject Interests, including, without limitation, (i) all rights with respect to the use and occupation of the surface of and the subsurface depths under the Subject Interests; (ii) all rights with respect to any pooled, communitized or unitized acreage by virtue of any Subject Interest being a part thereof, including all Hydrocarbon (as defined below) production after the Effective Time attributable to the Subject Interests or any such pool or unit allocated to any such Subject Interest;

(c) to the extent assignable or transferable, all easements, rights-of-way, surface leases, servitudes, permits, licenses, franchises and other estates or similar rights and privileges directly related to or used in connection with the Subject Interests (the “Easements”), including, without limitation, the Easements described or referred to in Exhibit A;

(d) to the extent assignable or transferable, all personal property, equipment, fixtures, inventory and improvements located on or used in connection with the Subject Interests and the Easements or with the production, treatment, sale or disposal of oil, gas or other hydrocarbons (collectively, “Hydrocarbons”), including, without limitation, all

1

wells and well locations located on the lands covered by the Subject Interests or on lands with which the Subject Interests may have been pooled, communitized or unitized (whether producing, shut in or abandoned, and whether for production, injection or disposal), including, without limitation, the wells described in Exhibit B, wellhead equipment, pumps, pumping units, flowlines, pipelines, gathering systems, piping, tanks, buildings, treatment facilities, injection facilities, disposal facilities, compression facilities and other materials, supplies, equipment, facilities and machinery (collectively, “Personal Property”);

(e) to the extent assignable or transferable, all contracts, agreements and other arrangements (excluding the Leases and the Easements) that directly relate to the Subject Interests, the Leases or the Easements, including, without limitation, production sales contracts, farmout agreements, operating agreements, service agreements and similar arrangements (collectively, the “Contracts,” including, without limitation, the Contracts described in Schedule 1.02(e));

(f) all books, records, files, muniments of title, reports and similar documents and materials, including, without limitation, lease records, well records and division order records, well files, title records (including abstracts of title, title opinions and memoranda, and title curative documents related to the Assets), contracts and contract files and correspondence, in each case that relate to the foregoing interests, in the possession of, and maintained by, Seller (collectively, the “Records”);

(g) all geological and geophysical data relating to the Subject Interests, other than such data which cannot be transferred without the consent of (provided that Seller shall use commercially reasonable efforts to obtain such consent) or payment to any Third Party (unless paid by Buyer). For purposes of this Agreement, (i) “Person” means any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Authority or any other entity; and (ii) “Third Party” means any Person or entity, governmental or otherwise, other than Seller or Buyer, and their respective affiliates; the term includes, but is not limited to, working interest owners, royalty owners, lease operators, landowners, service contractors and governmental agencies; and

(h) any other assets that are located in the State of Wyoming or that are used or useful to the Assets described above in paragraph (a) through paragraph (g);

(i) NOTWITHSTANDING THE FOREGOING, the Assets shall not include, and there is excepted, reserved and excluded from the assignment contemplated hereby (collectively, the “Excluded Assets”): (i) to the extent received by Seller or Buyer within 90 days after Closing, all credits and refunds (other than those relating to Taxes, which are governed by Subsection (ii) below) and all accounts, instruments and general intangibles (as such terms are defined in the Texas Uniform Commercial Code) attributable to the Assets with respect to any period of time prior to the Effective Time; (ii) to the extent received by Seller or Buyer within 90 days after Closing, all claims of Seller for refunds of or loss carry forwards with respect to (A) income or franchise Taxes imposed on Seller, or (B) any Taxes attributable to the other Excluded Assets, and such

2

other refunds, and rights thereto, for amounts paid in connection with the Assets and attributable to the period prior to the Effective Time, including refunds of amounts paid under any gas gathering or transportation agreement, but excluding for the avoidance of doubt, any refunds of Asset Taxes; (iii) to the extent received by Seller or Buyer within 90 days after Closing, all proceeds, income or revenues (and any security or other deposits made) attributable to (A) the Assets for any period prior to the Effective Time, or (B) any other Excluded Assets; (iv) all of Seller’s proprietary computer software, technology, patents, trade secrets, copyrights, names, trademarks and logos; (v) all of Seller’s rights and interests in geological and geophysical data which cannot be transferred without the consent of (provided that Seller shall use commercially reasonable efforts to obtain such consent) or payment to any Third Party; (vi) data and other information that cannot be disclosed or assigned to Buyer as a result of confidentiality or similar arrangements under agreements with Persons unaffiliated with Seller; (vii) to the extent received by Seller or Buyer within 90 days after Closing, all audit rights arising under any of the Contracts or otherwise with respect to any period prior to the Effective Time or to any of the other Excluded Assets; (viii) all corporate, partnership and income Tax records of Seller; (ix) vehicles, office equipment and supplies; and (x) the items described on Schedule 1.03.

TO HAVE AND TO HOLD the Assets, together with all and singular the rights, privileges, contracts and appurtenances, in any way appertaining or belonging thereto, unto Assignee, its successors and assigns, forever, subject to the matters set forth herein.

ARTICLE II

Special Warranty of Title and Disclaimers

Section 2.01 Special Warranty of Title. Assignor hereby agrees to warrant and defend title to the Assets solely unto Assignee against every Person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Assignor and its affiliates, but not otherwise; subject, however, to the Permitted Encumbrances (as such term is defined in the Purchase Agreement described below) and the other matters set forth herein. In no event shall the foregoing warranty extend to or be enforceable by any party other than Assignee, specifically excluding Assignee’s successors and assigns in all or part of the Assets.

Section 2.02 Disclaimer. The express representations and warranties of Assignor contained in this Assignment are exclusive and are in lieu of all other representations and warranties, express, implied or statutory. EXCEPT FOR THE EXPRESS REPRESENTATIONS OF ASSIGNOR IN THE AGREEMENT AND THE SPECIAL WARRANTY IN THIS ASSIGNMENT, ASSIGNEE ACKNOWLEDGES THAT ASSIGNOR HAS NOT MADE, AND ASSIGNOR HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND ASSIGNEE HEREBY EXPRESSLY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE RELATING TO (a) PRODUCTION RATES, RECOMPLETION OPPORTUNITIES, DECLINE RATES, GAS BALANCING INFORMATION OR THE QUALITY, QUANTITY OR VOLUME OF THE RESERVES OF HYDROCARBONS, IF ANY, ATTRIBUTABLE TO THE ASSETS, (b) THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY INFORMATION, DATA OR OTHER MATERIALS (WRITTEN

3

OR ORAL) NOW, HERETOFORE OR HEREAFTER FURNISHED TO ASSIGNEE BY OR ON BEHALF OF ASSIGNOR, AND (c) THE ENVIRONMENTAL CONDITION OF THE ASSETS. EXCEPT FOR THE EXPRESS REPRESENTATIONS OF ASSIGNOR IN THE AGREEMENT AND THE SPECIAL WARRANTY IN THIS ASSIGNMENT, ASSIGNOR EXPRESSLY DISCLAIMS AND NEGATES, AND ASSIGNEE HEREBY WAIVES, AS TO PERSONAL PROPERTY, EQUIPMENT, INVENTORY, MACHINERY AND FIXTURES CONSTITUTING A PART OF THE ASSETS (i) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (ii) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (iii) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (iv) ANY RIGHTS OF PURCHASERS UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, (v) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM DEFECTS, WHETHER KNOWN OR UNKNOWN, (vi) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAW, AND (vii) ANY IMPLIED OR EXPRESS WARRANTY REGARDING ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT, OR PROTECTION OF THE ENVIRONMENT OR HEALTH, IT BEING THE EXPRESS INTENTION OF ASSIGNEE AND ASSIGNOR THAT THE PERSONAL PROPERTY, EQUIPMENT, INVENTORY, MACHINERY AND FIXTURES INCLUDED IN THE ASSETS SHALL BE CONVEYED TO ASSIGNEE, AND ASSIGNEE SHALL ACCEPT SAME, AS IS, WHERE IS, WITH ALL FAULTS AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR AND ASSIGNEE REPRESENTS TO ASSIGNOR THAT ASSIGNEE WILL MAKE OR CAUSE TO BE MADE SUCH INSPECTIONS WITH RESPECT TO SUCH PERSONAL PROPERTY, EQUIPMENT, INVENTORY, MACHINERY AND FIXTURES AS ASSIGNEE DEEMS APPROPRIATE. ASSIGNOR AND ASSIGNEE AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN WARRANTIES CONTAINED IN THIS SECTION ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSES OF ANY APPLICABLE LAW, RULE OR ORDER.

ARTICLE III

Miscellaneous

Section 3.01 Construction. The captions in this Assignment are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Assignment. The Parties acknowledge that they have participated jointly in the negotiation and drafting of this Assignment and as such the Parties agree that if an ambiguity or question of intent or interpretation arises hereunder, this Assignment shall not be construed more strictly against one Party than another on the grounds of authorship.

Section 3.02 No Third Party Beneficiaries. Nothing in this Assignment shall provide any benefit to any Third Party or entitle any Third Party to any claim, cause of action, remedy or right of any kind, it being the intent of the parties hereto that this Assignment shall otherwise not be construed as a Third Party beneficiary contract.

Section 3.03 Assignment. Neither Party may assign or delegate any of its rights or duties hereunder without the prior written consent of the other Party and any assignment made without such consent shall be void. Except as otherwise provided herein, this Assignment shall

4

be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors, assigns and legal representatives.

Section 3.04 Governing Law. This Assignment, other documents delivered pursuant hereto and the legal relations between the Parties shall be governed and construed in accordance with the Laws of the State of Wyoming, without giving effect to principles of conflicts of Laws that would result in the application of the Laws of another jurisdiction. The Parties agree to venue in Park County, Wyoming.

Section 3.05 Counterpart Execution. This Assignment may be executed in any number of counterparts, and each counterpart hereof shall be effective as to each Party that executes the same whether or not all of such Parties execute the same counterpart. If counterparts of this Assignment are executed, the signature pages from various counterparts may be combined into one composite instrument for all purposes. All counterparts together shall constitute only one Assignment, but each counterpart shall be considered an original.

Section 3.06 Recording. To facilitate the recording or filing of this Assignment, the counterpart to be recorded in a given county may contain only that portion of the exhibits that describes Assets located in that county. In addition to filing this Assignment, the parties hereto shall execute and file with the appropriate authorities, whether federal, state or local, all forms or instruments required by applicable law to effectuate the conveyance contemplated hereby. Said instruments shall be deemed to contain all of the exceptions, reservations, rights, titles and privileges set forth herein as fully as though the same were set forth in each such instrument. The interests conveyed by such separate assignments are the same, and not in addition to the Assets conveyed herein.

Section 3.07 Purchase Agreement. This Assignment is subject to all of the terms and conditions of the Agreement.

Signature Page Follows

5

IN WITNESS WHEREOF, this Assignment is executed by the parties on the date of their respective acknowledgments below, but shall be effective for all purposes as of the Effective Time.

ASSIGNOR:

LEGACY ENERGY, INC.

By:
Name:
Title:

ASSIGNEE:

BREITBURN OPERATING L.P.

By:
Name:	Randall H. Breitenbach
Title:	President

ACKNOWLEDGMENT

STATE OF	§

§

COUNTY OF	§

The foregoing instrument was acknowledged before me by                     as                     of Legacy Energy, Inc., a Delaware corporation, on behalf of said corporation.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this                     day of                     , 2012.

NOTARIAL SEAL:

Notary Public

My commission expires:

STATE OF	§

§

COUNTY OF	§

The foregoing instrument was acknowledged before me by Randall H. Breitenbach as President of BreitBurn Operating L.P., a Delaware limited partnership, on behalf of said limited partnership.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this             day of             , 2012.

NOTARIAL SEAL:

Notary Public

My commission expires:

Acknowledgement Page to Assignment

EXHIBIT A

ATTACHED TO AND MADE PART OF

ASSIGNMENT AND BILL OF SALE

THE LEASES

FERGUSON RANCH FIELD

PARK COUNTY, WY

FERGUSON RANCH UNIT

LEASE NO.:	WY029-0004
LESSOR:	State of Wyoming #0-19128-A
LESSEE:	Bruce Anderson
DATE:	May 16, 1955
RECORDED:	Book 346, Page 291
DESCRIPTION:	T50N-R102W, 6th P. M.
Section 23: Lots 2, 3; SW/4 SW/4
Section 26: NW/4 NW/4

LEASE NO.:	WY029-0001-01
LESSOR:	Hunt Oil Company
LESSEE:	Terra Resources, Inc.
DATE:	August 19, 1971
RECORDED:	Book 357, Page 351
DESCRIPTION:	INSOFAR AND ONLY INSOFAR AS THE LEASE COVERS THE FOLLOWING DESCRIBED LANDS:
T50N-R102W,6th P. M.
Section 14: Lot 7, surface to 3947’
Section 23: NW/4 NW/4, surface to 3893’

LESS AND EXCEPT unto Seller, its successors and assigns, all royalty proceeds accruing to the subject lease attributable to production from the Ferguson Ranch Unit for so long as said Unit Agreement remains in effect.

LEASE NO.:	WY029-0002
LESSOR:	Hunt Oil Company
LESSEE:	Terra Resources, Inc.
DATE:	August 1, 1979
RECORDED:	Book 43, Page 794
DESCRIPTION:	INSOFAR AND ONLY INSOFAR AS THE LEASE COVERS THE FOLLOWING DESCRIBED LANDS:
T50N-R102W, 6th P. M.
Section 23: 5.165 acres out of Lot 51B, being more particularly described as those lands in Lot 51B subject to that certain Pooling

Exhibit A (4/9/12)	Page 1 of 8

Agreement and Designation of Ferguson Ranch #8 Unit, by and between the Commissioner of Public Lands of the State of Wyoming and Terra Resources, Inc., et al dated July 1, 1979 and recorded in the records of the Park County Clerk in Book 45, Page 508.

LESS AND EXCEPT unto Seller, its successors and assigns, all royalty proceeds accruing to the subject lease attributable to production from the Ferguson Ranch Unit for so long as said Unit Agreement remains in effect.

LEASE NO.:	WY029-0001-02
LESSOR:	Hunt Oil Company
LESSEE:	Faulconer Resources 1999 Limited Partnership
DATE:	May 18, 2001
RECORDED:	DOC #2001 3560
DESCRIPTION:	T50N-R102W, 6th P. M.
Section 14: 53.51 acres, being all of Lot 7, identified as part of Tract No. 3 of the unitized area formed pursuant to that certain Unit Agreement for the Ferguson Ranch Unit dated as of September 28, 1995 and recorded in Park County as Document 1996 3404, as to all rights below the subsurface depth of 3947 feet.
Section 23: 40.00 acres, being the NW/4 NW/4 (part of Lot 55), identified as part of Tract No. 3 of the unitized area formed pursuant to that certain Unit Agreement for the Ferguson Ranch Unit dated as of September 28, 1995 and recorded in Park County as Document 1996 3404, as to all rights below the subsurface depth of 3893 feet.

Containing 93.51 acres, more or less.

LESS AND EXCEPT unto Seller, its successors and assigns, all royalty proceeds accruing to the subject lease attributable to the hydrocarbons produced from any wells located in the Ferguson Ranch Unit, unless and to the extent any such wells are used to produce hydrocarbons from new completions below the base of the deepest unitized formation in the Ferguson Ranch Unit.

LEASE NO.:	WY029-0003
LESSOR:	Hunt Oil Company
LESSEE:	Faulconer Resources 1999 Limited Partnership
DATE:	December 21, 2000, effective June 1, 2000
RECORDED:	DOC #2000 3961
DESCRIPTION:	T50N-R102W, 6th P. M. (as amended)
Section 23: 26.924 acres being all of Lot 1 and part of Lots (Tracts) 51A and 51B, identified as Tract No. 5 of the unitized area formed pursuant to that certain Unit Agreement for Ferguson Ranch Unit dated as of September 28, 1995 and recorded in the Park County Clerk records of June 10, 1996 as document 1996 3404 (the “Ferguson Ranch Unit”).

Exhibit A (4/9/12)	Page 2 of 8

Section 23: 13.995 acres being that part of Lot 4 identified as Tract 6 of the Ferguson Ranch Unit.
Section 26: SW/4 NW/4, being Tract 4 of the Ferguson Ranch Unit.
Section 26: 28.345 acres, being part of the E/2 NW/4 identified as Tract No. 7 of the Ferguson Ranch Unit.

Containing 109.264 acres, more or less.

LESS AND EXCEPT unto Seller, its successors and assigns, all royalty proceeds accruing to the subject lease attributable to the hydrocarbons produced from any wells located in the Ferguson Ranch Unit, unless and to the extent any such wells are used to produce hydrocarbons from new completions below the base of the deepest unitized formation in the Ferguson Ranch Unit.

AMENDMENT TO OIL AND GAS LEASE

LEASE NO.:	WY029-0003
LESSOR:	Hunt Oil Company
LESSEE:	Faulconer Resources 1999 Limited Partnership
DATE:	December 21, 2000, effective June 1, 2000
RECORDED:	Doc. #2000 7719

PIPELINE EASEMENT

LEASE NO.:	Not available
LESSOR:	Hunt Oil Company
LESSEE:	Amax Petroleum Corporation
DATE:	March 16, 1967
RECORDED:	On December 18, 2009 as Doc. #2009-9894
DESCRIPTION:	T50N-R102W, 6th P. M.
Section 2: W/2
T51N-R102W, 6th P. M.
Section 26: W/2
Section 35: W/2
(Pipeline Easement for flowline from Ferguson Ranch Unit)

SHEEP POINT FIELD
PARK COUNTY, WY

LEASE NO.:	WY029-0020
LESSOR:	State of Wyoming #66-17899
LESSEE:	W. D. Tolan
DATE:	December 2, 1966
RECORDED:	Book 381, Page 184
DESCRIPTION:	T47N-R102W, 6th P. M.

Exhibit A (4/9/12)	Page 3 of 8

Section 16: W/2; NE/4; S/2 SE/4; NE/4 SE/4

LEASE NO.:	WY029-0021
LESSOR:	State of Wyoming #66-17899A
LESSEE:	W. D. Tolan
DATE:	December 2, 1966
RECORDED:	Book 381, Page 184
DESCRIPTION:	T47N-R102W, 6th P. M.
Section 16: NW/4 SE/4

LESS AND EXCEPT unto Seller, its successors and assigns, all right, title and interest in and to any existing royalty and/or overriding royalty interests owned or held by Seller (or affiliate of Seller) in or to the leases and lands.

WILLOW DRAW FIELD PARK COUNTY, WY

LEASE NO.:	WY10-00242
LESSOR:	State of Wyoming
LESSEE:	Legacy Energy, Inc.
DATE:	June 2, 2010
DESCRIPTION:	T48N R104W
Section 36: Part of Tract 50 (formerly NENE Sec. 36)
Resurvey Township: 48 North
Range: 104 West of the 6th P.M.

Containing 40 acres, more or less.

LEASE NO.:	WY10-00239
LESSOR:	State of Wyoming
LESSEE:	Legacy Energy, Inc.
DATE:	June 2, 2010
DESCRIPTION:	T48N R103W
Section 30: NE/4

Containing 160 acres, more or less.

LEASE NO.:	WY10-00240
LESSOR:	State of Wyoming
LESSEE:	Legacy Energy, Inc.
DATE:	June 2, 2010
DESCRIPTION:	T48N R103W
Section 31: N/2NE/4, SE/4NE/4, NE/4NW/4, Lot 1, E/2 SE/4

Containing 273.85 acres, more or less.

Exhibit A (4/9/12)	Page 4 of 8

LEASE NO.:	WY10-00241
LESSOR:	State of Wyoming
LESSEE:	Legacy Energy, Inc.
DATE:	June 2, 2010
DESCRIPTION:	T48N R103W
Section 32: W/2 NW/4, NW/4 SW/4

Containing 120 acres, more or less.

LEASE NO.:	WY029-0022
LESSOR:	State of Wyoming #64-5619B
LESSEE:	Etta Mandel
DATE:	May 2, 1964
RECORDED:	Book 373, Page 370
DESCRIPTION:	T48N-R104W, 6th P. M.
Section 25: Resurvey Tract 49, Part Resurvey Tract 48, (Orig. E/2 of Section 25)

LEASE NO.:	WY029-0024
LESSOR:	State of Wyoming #68-15697
LESSEE:	Lucille L. Calvin
DATE:	February 2, 1968
RECORDED:	Book 374, Page 145
DESCRIPTION:	T48N-R103W, 6th P. M.
Section 19: SW/4 NE/4; SE/4

LESE NO.:	WY029-0023
LESSOR:	State of Wyoming #70-1284
LESSEE:	Raymond N. Joeckel
DATE:	January 2, 1970
RECORDED:	Book 368, Page 99
DESCRIPTION:	T48N-R103W, 6th P. M.
Section 19: Lot 4; SE/4 SW/4
Section 30: SE/4; E/2 W/2; Lots 1, 2, 3, 4
HUNT FIELD PARK COUNTY, WY

HUNT STATE 11-1

LEASE NO.:	WY029-0007
lessor:	State of Wyoming #62-10518
LESSEE:	E. Earl Wennergren
DATE:	May 2, 1962
RECORDED:	Book 306, Page 181
DESCRIPTION:	T50N-R102W, 6th P. M.

Exhibit A (4/9/12)	Page 5 of 8

Section 11: SE/4 NW/4

LESS AND EXCEPT unto Seller, its successors and assigns, all right, title and interest in and to any existing royalty and/or overriding royalty interests owned or held by Seller (or affiliate of Seller) in or to the leases and lands.

HUNT FEE # 2-1 AND HUNT FEE #2-11

DESCRIPTION:	T50N-R102W, 6th P. M.
Section 2: SW/4 SW/4
Section 11: Lot 2 and the West 12.16 acres of NE/4 NW/4

INCLUDING:	Working interest and rights in production attributable to those interests under that certain Operating Agreement dated October 5, 1965 between Amax Petroleum Corporation and Hunt Oil Company.

LESSOR:	Hunt Oil Company
LESSEE:	Amax Petroleum
DATE:	October 5, 1965
RECORDED:	See Below
DESCRIPTION:	T50N-R102W, 6th P. M.:
Section 2: SW/4 SW/4
Section 11: Lot 2 and West 12.16 acres of NE/4 NW/4
(Lease is derived from the Exhibit “B” attached to that certain Operating Agreement dated October 5, 1965, between Hunt Oil Company and Amax Petroleum Corporation, recorded in Book 148, Page 317 of the records of the County Clerk and Recorder, Park County, Wyoming.)

LESS AND EXCEPT unto Seller, its successors and assigns, all right, title and interest in and to any existing royalty and/or overriding royalty interests owned or held by Seller (or affiliate of Seller) in or to the leases and lands.

LEASE NO.:	WY10-00238
LESSOR:	State of Wyoming
LESSEE:	Legacy Energy, Inc.
DATE:	June 2, 2010
DESCRIPTION:	T50N R102W
Section 2: NW/4 SW/4
Section 3: SE/4 NE/4, Lots 2, 3 and 6

Containing 187.71 acres, more or less.

LEASE NO.:	WYW179184
LESSOR:	Bureau of Land Management
LESSEE:	Legacy Energy, Inc.

Exhibit A (4/9/12)	Page 6 of 8

DATE:	Effective May 1, 2011
DESCRIPTION:	T50N R102W
Section 3: E/2 SE/4 Sec: 3
Section 10: E/2 of Lot 1

Containing 80.12 acres, more or less.

LEASE NO.:	WYW179183
LESSOR:	Bureau of Land Management
LESSEE:	Legacy Energy, Inc.
DATE:	Effective May 1, 2011
DESCRIPTION:	T50N R102W
Section 2: Lots 3 and 4 S/2 NW/4, E/2 SW/4, W/2 SE/4

Containing 318.68 acres, more or less.

LESS AND EXCEPT unto Seller, its successors and assigns, all right, title and interest in and to any existing royalty and/or overriding royalty interests owned or held by Seller (or affiliate of Seller) in or to the leases and lands.

MISCELLANEOUS RIGHTS

LEASE NO.:	WY029-0006
LESSOR:	USA #CHEY-068322
LESSEE:	Hettie Lee St. John
DATE:	April 1, 1945
RECORDED:	None available
DESCRIPTION:	T54N-R102W, 6th P. M.
Section 5: SW/4 NW/4; W/2 SW/4
Section 6: SE/4 NE/4; NE/4 SE/4
Section 7: E/2 NE/4
Section 8: NW/4 NW/4

LEASE NO.:	WY029-0005
LESSOR:	USA #CHEY-066525
LESSEE:	E W Krampert
DATE:	September 1, 1942
RECORDED:	Book 113, Page 209
DESCRIPTION:	T51N-R100W, 6th P. M.
Section 7: SE/4 SE/4

LEASE NO.:	WY029-0008
LESSOR:	USA #W-0211
LESSEE:	Fred M. Manning, et al
DATE:	April 1, 1950
RECORDED:	None available

Exhibit A (4/9/12)	Page 7 of 8

DESCRIPTION:	T54N-R102W, 6th P. M.
Section 5: SE/4 NW/4; E/2 SW/4; NW/4 SE/4
Section 8: S/2 NE4; E/2 NW/4
Section 9: Lots 5 & 6; N/2 SW/4; SW/4 SE/4
Section 16: Lots 1, 2, 3 & 4; W/2 E/2; E/2 SE/4
Section 17: Lots 1, 2, 3 & 4

END OF EXHIBIT A

Exhibit A (4/9/12)	Page 8 of 8

EXHIBIT B

ATTACHED TO AND MADE PART OF

ASSIGNMENT AND BILL OF SALE

THE WELLS

WELL NAME	API NUMBER	FIELD	PROPERTY DESCRIPTION	WORKING INTEREST	NET REVENUE INTEREST
Ferguson Ranch State #1	4902905326	Ferguson Ranch	Section 23, T50N-R102W	1.00000000	0.77144240
Ferguson Ranch State #2	4902905329	Ferguson Ranch	Section 23, T50N-R102W	1.00000000	0.77144240
Ferguson Ranch State #3	4902905331	Ferguson Ranch	Section 23, T50N-R102W	1.00000000	0.77144240
Ferguson Ranch State #4	4902920292	Ferguson Ranch	Section 26, T50N-R102W	1.00000000	0.77144240
Ferguson Ranch State #5	4902920693	Ferguson Ranch	Section 23, T50N-R102W	1.00000000	0.77144240
Ferguson Ranch State #6	4902920690	Ferguson Ranch	Section 26, T50N-R102W	1.00000000	0.77144240
Ferguson Ranch State #7	4902920880	Ferguson Ranch	Section 23, T50N-R102W	1.00000000	0.77144240
Ferguson Ranch State #8 (INJ)	4902920881	Ferguson Ranch	Section 23, T50N-R102W	1.00000000	0.77144240
Ferguson Ranch State #9	4902921349	Ferguson Ranch	Section 26, T50N-R102W	1.00000000	0.77144240
Ferguson Ranch State #10 (INJ)	4902921727	Ferguson Ranch	Section 23, T50N-R102W	1.00000000	0.77144240
Ferguson Ranch State #11	4902931262	Ferguson Ranch	Section 23, T50N-R102W	1.00000000	0.77144240
Ferguson Ranch State #12	4902931276	Ferguson Ranch	Section 23, T50N-R102W	1.00000000	0.77144240
Ferguson Ranch State #13	4902931263	Ferguson Ranch	Section 23, T50N-R102W	1.00000000	0.77144240
Ferguson Ranch State #14	4902921377	Ferguson Ranch	Section 23, T50N-R102W	1.00000000	0.77144240
Ferguson Ranch State #15	4902931278	Ferguson Ranch	Section 26, T50N-R102W	1.00000000	0.77144240
Ferguson Ranch State #16	4902931279	Ferguson Ranch	Section 26, T50N-R102W	1.00000000	0.77144240
Hunt 14-1	4902920296	Ferguson Ranch	Section 14, T50N-R102W	1.00000000	0.77144240
Hunt 23-1	4902920282	Ferguson Ranch	Section 23, T50N-R102W	1.00000000	0.77144240
Hunt Fee #2-11	4902921161	Hunt	Section 11, T50N-R102W	0.93333340	0.81653340
Hunt Fee #2-1	4902906847	Hunt	Section 02, T50N-R102W	0.86666670	0.75806660
Hunt State #11-1	4902920312	Hunt	Section 11, T50N-R102W	0.73333330	0.63380000
Hunt 2-3	4902931290	Hunt	Section 02, T50N-R102W	0.86666670	0.75807000
Hunt 11-3	4902931292	Hunt	Section 11, T50N-R102W	0.93333340	0.81653340
Hunt 11-5	4902931312	Hunt	Section 11, T50N-R102W	0.86666670	0.74913320
State #16-1	4902920175	Sheep Point	Section 16, T47N-R102W	0.54984830	0.44437133

Exhibit B	Page 1 of 4

WELL NAME	API NUMBER	FIELD	PROPERTY DESCRIPTION	WORKING INTEREST	NET REVENUE INTEREST
State #16-2 BPO	4902905075	Sheep Point	Section 16, T47N-R102W	1.00000000	0.79433594
State #16-2 APO		Sheep Point	Section 16, T47N-R102W	0.90703990	0.72013127
State #16-3	4902920191	Sheep Point	Section 16, T47N-R102W	0.54984830	0.44437131
State 16-7	4902931301	Sheep Point	Section 16, T47N-R102W	0.63465960	0.51291334
State 16-8	4902931302	Sheep Point	Section 16, T47N-R102W	1.00000000	0.79433000
State 16-9	4902931303	Sheep Point	Section 16, T47N-R102W	1.00000000	0.79433000
State 64-5619 25 #3	4902920415	Willow Draw	Section 25, T48N-R104W	1.00000000	0.84000000
State 68-15697 19 #1	4902920430	Willow Draw	Section 19, T48N-R103W	1.00000000	0.80500000
State 70-1284 30 #1	4902920335	Willow Draw	Section 30, T48N-R103W	1.00000000	0.82500000
State 70-1284 30 #2	4902920354	Willow Draw	Section 30, T48N-R103W	1.00000000	0.82500000
State 70-1284 30 #3	4902920361	Willow Draw	Section 30, T48N-R103W	1.00000000	0.82500000
State 70-1284 30 #4	4902920359	Willow Draw	Section 30, T48N-R103W	1.00000000	0.82500000
State 70-1284 30 #5	4902920368	Willow Draw	Section 30, T48N-R103W	1.00000000	0.82500000
State 70-1284 30 #6	4902920369	Willow Draw	Section 30, T48N-R103W	1.00000000	0.82500000
State 70-1284 30 #7	4902920373	Willow Draw	Section 30, T48N-R103W	1.00000000	0.82500000
State 70-1284 30 #8	4902920393	Willow Draw	Section 30, T48N-R103W	1.00000000	0.82500000
State 70-1284 30 #9	4902920398	Willow Draw	Section 30, T48N-R103W	1.00000000	0.82500000
State 70-1284 30 #10	4902920411	Willow Draw	Section 30, T48N-R103W	1.00000000	0.82500000
State 70-1284 30 #11 SWD	4902920416	Willow Draw	Section 30, T48N-R103W	1.00000000	1.00000000
State 70-1284 30 #12	4902920426	Willow Draw	Section 19, T48N-R103W	1.00000000	0.82500000
State 70-1284 30 #13	4902920432	Willow Draw	Section 19, T48N-R103W	1.00000000	0.82500000
State 70-1284 30 #15	4902920506	Willow Draw	Section 30, T48N-R103W	1.00000000	0.82500000
State 70-1284 30 #16	4902921287	Willow Draw	Section 30, T48N-R103W	1.00000000	0.82500000
State 30-17	4902931288	Willow Draw	Section 30, T48N-R103W	1.00000000	0.82500000
State 30-18	4902931287	Willow Draw	Section 30, T48N-R103W	1.00000000	0.82500000
State 30-19	4902931289	Willow Draw	Section 30, T48N-R103W	1.00000000	0.82500000
State 30-20	4902931296	Willow Draw	Section 30, T48N-R103W	1.00000000	0.82500000
State 30-22	4902931295	Willow Draw	Section 30, T48N-R103W	1.00000000	0.82500000
Fourbear Pipeline				0.08688900	n/a

Exhibit B	Page 2 of 4

PUD DRILLING LOCATIONS

Location Name	Field	Working Interest	Net Revenue Interest
Ferguson Ranch Infill #01	Ferguson Ranch	1.00000000	0.77144240
Ferguson Ranch Infill #02	Ferguson Ranch	1.00000000	0.77144240
Ferguson Ranch Infill #03	Ferguson Ranch	1.00000000	0.77144240
Ferguson Ranch Infill #04	Ferguson Ranch	1.00000000	0.77144240
Ferguson Ranch Infill #05	Ferguson Ranch	1.00000000	0.77144240
Ferguson Ranch Infill #06	Ferguson Ranch	1.00000000	0.77144240
Ferguson Ranch Infill #07	Ferguson Ranch	1.00000000	0.77144240
Ferguson Ranch Infill #08	Ferguson Ranch	1.00000000	0.77144240
Ferguson Ranch Infill #09	Ferguson Ranch	1.00000000	0.77144240
Ferguson Ranch Infill #10	Ferguson Ranch	1.00000000	0.77144240
Ferguson Ranch Infill #11	Ferguson Ranch	1.00000000	0.77144240
Ferguson Ranch Infill #12	Ferguson Ranch	1.00000000	0.77144240
Ferguson Ranch Infill #13	Ferguson Ranch	1.00000000	0.77144240
Ferguson Ranch Infill #14	Ferguson Ranch	1.00000000	0.77144240
Ferguson Ranch Infill #15	Ferguson Ranch	1.00000000	0.77144240
Ferguson Ranch Infill #16	Ferguson Ranch	1.00000000	0.77144240
Ferguson Ranch Infill #17	Ferguson Ranch	1.00000000	0.77144240
Hunt Infill #01	Hunt	0.73333000	0.63380000
Hunt Infill #02	Hunt	0.73333000	0.63380000
Hunt Infill #03	Hunt	0.73333000	0.63380000
Hunt Infill #04	Hunt	0.73333000	0.63380000
Hunt Infill #05	Hunt	0.86667000	0.75807000
Hunt Infill #06	Hunt	0.86667000	0.75807000
Hunt Infill #07	Hunt	1.00000000	0.87500000
Hunt Infill #08	Hunt	1.00000000	0.87500000
Hunt Infill #09	Hunt	1.00000000	0.87500000
Sheep Point Infill #01	Sheep Point	0.90704000	0.72049000
Sheep Point Infill #02	Sheep Point	0.84495000	0.68361000
Sheep Point Infill #03	Sheep Point	0.90704000	0.72049000
Sheep Point Infill #04	Sheep Point	0.90704000	0.72049000
Sheep Point Infill #05	Sheep Point	0.90704000	0.72049000
Sheep Point Infill #06	Sheep Point	0.90704000	0.72049000
Sheep Point Infill #07	Sheep Point	0.90704000	0.72049000
Sheep Point Infill #08	Sheep Point	0.54985000	0.44485000
Sheep Point Infill #09	Sheep Point	0.84495000	0.68361000
Willow Draw Infill #01	Willow Draw	1.00000000	0.82500000
Willow Draw Infill #02	Willow Draw	1.00000000	0.83333000
Willow Draw Infill #03	Willow Draw	1.00000000	0.83333000
Willow Draw Infill #04	Willow Draw	1.00000000	0.83333000
Willow Draw Infill #05	Willow Draw	1.00000000	0.82500000
Willow Draw Infill #06	Willow Draw	1.00000000	0.82500000
Willow Draw Infill #07	Willow Draw	1.00000000	0.82500000
Willow Draw Infill #08	Willow Draw	1.00000000	0.82500000
Willow Draw Infill #09	Willow Draw	1.00000000	0.82500000
Willow Draw Infill #10	Willow Draw	1.00000000	0.82500000
Willow Draw Infill #11	Willow Draw	1.00000000	0.83333000
Willow Draw Infill #12	Willow Draw	1.00000000	0.83333000
Willow Draw Infill #13	Willow Draw	1.00000000	0.82500000

Exhibit B	Page 3 of 4

Location Name	Field	Working Interest	Net Revenue Interest
Willow Draw Infill #14	Willow Draw	1.00000000	0.82500000
Willow Draw Infill #15	Willow Draw	1.00000000	0.83333000
Willow Draw Infill #16	Willow Draw	1.00000000	0.82500000
Willow Draw Infill #17	Willow Draw	1.00000000	0.82500000
Willow Draw Infill #18	Willow Draw	1.00000000	0.83333000
Willow Draw Infill #19	Willow Draw	1.00000000	0.82500000
Willow Draw Infill #20	Willow Draw	1.00000000	0.82500000
Willow Draw Infill #21	Willow Draw	1.00000000	0.82500000
Willow Draw Infill #22	Willow Draw	1.00000000	0.82500000
Willow Draw Infill #23	Willow Draw	1.00000000	0.82500000
Willow Draw Infill #24	Willow Draw	1.00000000	0.82500000
Willow Draw Infill #25	Willow Draw	1.00000000	0.83333000
Willow Draw Infill #26	Willow Draw	1.00000000	0.82500000
Willow Draw Infill #28	Willow Draw	1.00000000	0.82500000

END OF EXHIBIT B

Exhibit B	Page 4 of 4

EXHIBIT C

ATTACHED TO AND MADE PART

OF ASSIGNMENT AND BILL OF SALE

CONTRACTS – WYOMING

GENERAL

1.	Road Use Agreement

Grantor: Hunt Oil Company dba Hoodoo Ranch

Grantee: Legacy Energy, Inc.

Date: March 28, 2011

2.	Flowage Easement Agreement

Grantor: Hunt Oil Company dba Hoodoo Ranch

Grantee: Legacy Energy, Inc.

Date: March 28, 2011

3.	Surface Use and Damage Agreement

Grantor: Hunt Oil Company dba Hoodoo Ranch

Grantee: Legacy Energy, Inc.

Date: March 28, 2011

4.	Crude Oil Purchase Contract – Outright oil purchase contract dated October 15, 2010 by and between Legacy Energy, Inc., as Seller and Marathon Oil Company, as Purchaser.

5.	Engineering Services Agreement between Rocky Mountain Power and Legacy Energy, Inc. dated June 13, 2011 and First Amendment thereto dated January 19, 2012.

FERGUSON RANCH FIELD

PARK COUNTY, WY

FERGUSON RANCH UNIT SUBJECT TO:

1.	Unit Agreement for Ferguson Ranch Unit Area dated effective December 1, 1995, recorded at DOC #1996 3404, Park County, Wyoming, as approved by that certain Unit Operator Certificate of Effectiveness for Ferguson Ranch Unit Area recorded at DOC #1996 5018, Park County, Wyoming, and all amendments thereto

Schedule 1.02 (e) (4/9/12)	Page 1 of 3

2.	Electric Service Contract #330560869 for Ferguson Ranch Tank Battery dated October 8, 2007, by and between Rocky Mountain Power, a division of PacifiCorp, the Company, and Vernon E. Faulconer, Inc., the Customer

3.	State of Wyoming Water Discharge Permit WY-0001490

4.	State of Wyoming Storm Water Discharge Permit WYR-000103

SHEEP POINT FIELD

PARK COUNTY, WY

SUBJECT TO:

1.	Joint Operating Agreement, including all amendments thereto, dated April 23, 1971, by and between J-W Operating Company, as Operator, and Bel Oil Corporation, et al, as Non-Operators

2.	Unrecorded Annual Road Maintenance Plan Greybull River Road – by and between Nance Petroleum Corporation, a wholly owned subsidiary of St. Mary Land and Exploration, and Vernon E. Faulconer, Inc., et al

3.	State of Wyoming Water Discharge Permit WY-0020265

WILLOW DRAW FIELD

PARK COUNTY, WY

WILLOW DRAW FIELD SUBJECT TO:

1.	Master Electric Service and Facilities Improvements Agreement dated May 18, 2007, by and between PacifiCorp, an Oregon corporation doing business in Wyoming as Rocky Mountain Power, “Rocky Mountain Power”, and Vernon E. Faulconer, Inc., the Customer

2.	Annual Road Maintenance Plan Greybull River Road – by and between Nance Petroleum Corporation, a wholly owned subsidiary of St. Mary Land and Exploration, and Vernon E. Faulconer, Inc., et al

3.	State of Wyoming Water Discharge Permit WY-0227731

FOURBEAR PIPELINE SYSTEM SUBJECT TO:

1.	Fourbear Pipeline Construction and Operating Agreement dated June 15, 1959, including any amendments thereto, by and between Honolulu Oil Corporation, Hunt Oil Company, Husky Oil Company, Sinclair Oil & Gas Company, Texaco Fourbear Inc., and Mule Creek Oil Company

Schedule 1.02 (e) (4/9/12)	Page 2 of 3

HUNT FIELD

PARK COUNTY, WY

HUNT FIELD SUBJECT TO:

1.	State of Wyoming Water Discharge Permit WY-0001520

HUNT STATE 11-1 SUBJECT TO:

1.	Joint Operating Agreement dated July 1, 1987 between Goldmark Engineering, Inc., Operator, and Stephen Smith, et al, recorded in Book 199, Page 145 of the records of the County Clerk and Recorder, Park County, Wyoming, as amended by Letter Agreements dated September 14, 1987 and September 15, 1987

2.	Joint Operating Agreement dated July 1, 1987 between Goldmark Engineering Inc., Operator, and Stephen Smith, et al, recorded in Book 199, Page 96 of the records of the County Clerk and Recorder, Park County, Wyoming, as amended by Letter Agreements dated September 14, 1987 and September 15, 1987

HUNT FEE # 2-1 AND HUNT FEE #2-11 SUBJECT TO:

1.	Joint Operating Agreement dated July 1, 1987 between Goldmark Engineering, Inc., Operator, and Stephen Smith, et al, recorded in Book 199, Page 145 of the records of the County Clerk and Recorder, Park County, Wyoming, as amended by Letter Agreements dated September 14, 1987 and September 15, 1987

2.	Joint Operating Agreement dated July 1, 1987 between Goldmark Engineering, Inc., Operator, and Stephen Smith, et al, recorded in Book 199, Page 96 of the records of the County Clerk and Recorder, Park County, Wyoming, as amended by Letter Agreements dated September 14, 1987 and September 15, 1987

3.	Joint Operating Agreement dated October 5, 1965 between Amax Petroleum Corporation, Operator, and Hunt Oil Company, recorded in Book 148, Page 316 of the records of the County Clerk and Recorder, Park County, Wyoming, as amended

INCLUDING, WITHOUT LIMITATION, ANY AGREEMENTS NOT LISTED IN THIS EXHIBIT C PERTAINING TO THE LEASES, LANDS, AND WELLS.

END OF SCHEDULE 1.02 (e)

Schedule 1.02 (e) (4/9/12)	Page 3 of 3

EXHIBIT E-1

LEGACY ENERGY, INC.

CERTIFICATE OF OFFICER

I, the undersigned officer of Legacy Energy, Inc., a Delaware corporation (the “Company”) do hereby certify pursuant to Section 10.04(c) of that certain Purchase and Sale Agreement dated April 24, 2012, effective as of April 1, 2012 (the “Agreement”) by and among the Company, NiMin Energy Corp. and BreitBurn Operating L.P. that:

1.	The representations and warranties of the Company therein contained are true and correct in all material respects (or in all respects in the case of any representation or warranty containing any materiality qualification) on the Closing Date (as such term is defined in the Agreement) as though made on and as of such date.

2.	The Company has performed, in all material respects, the obligations, covenants and agreements contained in the Agreement to be performed or complied with by it at or prior to the Closing (as such term is defined in the Agreement).

IN WITNESS WHEREOF, I hereunto set my hand as of                         , 2012.

LEGACY ENERGY, INC.

By:
Name:
Title:

Exhibit E-1	Page 1 of 1

EXHIBIT E-2

NIMIN ENERGY CORP.

CERTIFICATE OF OFFICER

I, the undersigned officer of NiMin Energy Corp, an Alberta corporation (the “Company”) do hereby certify pursuant to Section 10.06(a) of that certain Purchase and Sale Agreement dated April 24, 2012, effective as of April 1, 2012 (the “Agreement”) by and among the Company, Legacy Energy, Inc. and BreitBurn Operating L.P. that:

1.	The representations and warranties of the Company therein contained are true and correct in all material respects (or in all respects in the case of any representation or warranty containing any materiality qualification) on the Closing Date (as such term is defined in the Agreement) as though made on and as of such date.

2.	The Company has performed, in all material respects, the obligations, covenants and agreements contained in the Agreement to be performed or complied with by it at or prior to the Closing (as such term is defined in the Agreement).

IN WITNESS WHEREOF, I hereunto set my hand as of                     , 2012.

NIMIN ENERGY CORP.

By:
Name:
Title:

Exhibit E-2	Page 1 of 1

EXHIBIT F

BREITBURN OPERATING L.P

CERTIFICATE OF OFFICER

I, the undersigned officer of BreitBurn Operating L.P., a Delaware limited partnership (the “Company”) do hereby certify pursuant to Section 10.05(b) of that certain Purchase and Sale Agreement dated April 24, 2012, effective as of April 1, 2012 (the “Agreement”) by and among the Company, Legacy Energy, Inc. and NiMin Energy Corp. that:

1.	The representations and warranties of the Company therein contained are true and correct in all material respects (or in all respects in the case of any representation or warranty containing any materiality qualification) on the Closing Date (as such term is defined in the Agreement) as though made on and as of such date.

2.	The Company has performed, in all material respects, the obligations, covenants and agreements contained in the Agreement to be performed or complied with by it at or prior to the Closing (as such term is defined in the Agreement).

IN WITNESS WHEREOF, I hereunto set my hand as of                     , 2012.

BreitBurn Operating L.P

By:
Name:	Randall H. Breitenbach
Title:	President

Exhibit F	Page 1 of 1

EXHIBIT G

FORM OF SUPPORT AGREEMENT

April 24, 2012

TO THE UNDERSIGNED SHAREHOLDER OF NIMIN ENERGY CORP.

Dear Sir/Madam:

Re: NiMin Energy Corp.—Sale of Assets to BreitBurn Operating L.P.

Reference is made to the Purchase and Sale Agreement dated as of the date hereof between NiMin Energy Corp. (“Parent”), Legacy Energy, Inc. (“Seller”) and BreitBurn Operating L.P. (“Buyer”) (the “Purchase Agreement”) concerning the proposed purchase by Buyer from Seller, a wholly-owned subsidiary of Parent, of substantially all of Parent’s assets for a cash purchase price of US$100,550,000, subject to adjustment in accordance with the Purchase Agreement (the “Sale Transaction”).

Completion of the Sale Transaction is subject to, among other conditions, approval thereof by special resolution (the “Approval Resolution”) of the holders of common shares of Parent (“Shareholders”) at a special meeting to be called and held for such purpose (the “Special Meeting”).

We understand that, as of the date hereof, you (the “Securityholder”) beneficially own, directly or indirectly, or exercise control or direction over, the number of common shares of Parent (“Shares”) and the number and class of securities that are convertible into Shares as set forth in your acceptance below.

The purpose of this agreement (“Support Agreement”) is to confirm your personal commitment, as a Shareholder, to vote or cause to be voted at the Special Meeting all Shares beneficially owned by you, directly or indirectly, or over which you exercise control or direction, including any Shares acquired by you or over which you obtain control or direction after the date hereof (collectively, “Subject Securities”), in favour of the Approval Resolution and to otherwise support the Sale Transaction in accordance with the terms and conditions hereof.

In consideration and as an inducement for Buyer to enter into the Purchase Agreement with Parent and Seller and agree to the Sale Transaction on and subject to the terms and conditions thereof, and for other good and valuable consideration, the undersigned Securityholder hereby agrees with Buyer as follows.

1. Covenants of Securityholder

The Securityholder hereby irrevocably covenants and agrees, and acknowledges that Buyer is relying upon such covenants in connection with entering into the Purchase Agreement, that, until termination of this Support Agreement in accordance with section 3 below, the Securityholder shall:

(a)	vote or cause to be voted all Subject Securities beneficially owned by the Securityholder, directly or indirectly, or over which the Securityholder exercises control or direction:

(i)	in favour of the Approval Resolution and any ancillary resolutions approving the Sale Transaction (if any) to be considered by the Shareholders at the Special Meeting; and

Exhibit G	Page 1 of 6

(ii)	against or otherwise in opposition to any resolution to be considered by the Shareholders or any other proposed action by any person or group of persons in respect of any matter involving Parent or Seller that, if approved, initiated or completed or for any other reason could impede, prevent, hinder, delay or challenge the Sale Transaction or reduce the likelihood of the Approval Resolution being approved by the Shareholders;

and in connection with the foregoing, shall deliver a duly executed and irrevocable (except upon termination of this Support Agreement in accordance with its terms) proxy in respect of any such matter not less than five (5) days prior to the date of the Special Meeting or other meeting or event at which Shares will be voted;

(b)	not exercise any rights available to the Securityholder, whether arising under statute, at common law or otherwise, to impede, prevent, hinder, delay or challenge the Sale Transaction;

(c)	not exercise any dissent rights or any similar rights to which the Securityholder may be entitled in respect of the Sale Transaction or the Approval Resolution; and

(d)	not sell or otherwise transfer or dispose of any Subject Securities or transfer any voting rights attached thereto, other than a grant of proxy instructing the proxy holder to vote Shares as provided in paragraph l(a) above;

(e)	not solicit, assist, initiate, facilitate or encourage, or take any action to solicit, assist, initiate, facilitate or encourage (including by way of furnishing information) any Acquisition Proposal (as that term is defined in the Purchase Agreement) or the initiation of any communications regarding an Acquisition Proposal, enter into or participate in any discussions or negotiations with any person regarding an Acquisition Proposal, furnish or provide access to any information concerning Parent, Seller or the assets proposed to be purchased under the Sale Transaction to any person in connection with, or that could reasonably be expected to lead to, an Acquisition Proposal or the initiation of communications regarding an Acquisition Proposal, or otherwise cooperate in any way with any effort or attempt to make an Acquisition Proposal; and

(f)	not take or cause to be taken any action that would impede, prevent, hinder, delay or challenge the Sale Transaction or otherwise reduce the likelihood of its successful completion.

Buyer acknowledges that the Securityholder’s covenants under paragraph l(e) and paragraph l(f) above relate to the Securityholder acting in its capacity as a holder of Shares and not as a director or senior officer of Parent or Seller and shall not prevent or restrict the Securityholder from exercising (in his capacity as a director or senior officer) his fiduciary duty to Parent under applicable law and in accordance with the Purchase Agreement.

2. Representations and Warranties of Securityholder

The Securityholder hereby represents and warrants to Buyer, and acknowledges that Buyer is relying upon such representations and warranties in connection with entering into the Purchase Agreement, that at the date hereof:

(a)	as of the date hereof, the Securityholder beneficially owns, directly or indirectly, or exercises control or direction over the number of Shares, and the number and class of

Exhibit G	Page 2 of 6

securities that are convertible into Shares, set forth under the Securityholder’s signature below;

(b)	the Securityholder has good and sufficient power, authority and right to enter into this Support Agreement, to perform its obligations hereunder and to complete the transactions contemplated hereby;

(c)	this Support Agreement has been duly executed and delivered by the Securityholder and constitutes a valid and binding obligation of the Securityholder enforceable against it in accordance with its terms;

(d)	neither the entering into of this Support Agreement nor the performance by the Securityholder of its obligations hereunder or completion of the transactions contemplated hereby will violate or constitute a breach of or default under any agreement, commitment, arrangement, understanding or restriction of any kind to which the Securityholder is a party or by which the Securityholder or any of its assets (including the Subject Securities) are bound;

(e)	no person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or transfer of any of the Subject Securities or any interest therein or right thereto (other than this Support Agreement);

(f)	none of the Subject Securities are, or will at the time of the Special Meeting be, subject to any voting trust or voting agreement (other than this Support Agreement), and there will not be any proxy in existence with respect to any of the Shares of the Securityholder except for any proxy given by the Securityholder for the purpose of fulfilling the Securityholder’s obligations hereunder; and

(g)	there are and, at all times up to and including the date of the Special Meeting, will be no restrictions on the Subject Securities that would prevent the Securityholder from voting or causing to be voted in favour of the Approval Resolution any of the Subject Securities entitled to vote at the Special Meeting.

3. Termination

This Support Agreement and the parties’ rights and obligations hereunder shall terminate and become void and of no further force or effect, without any further action by the Securityholder or Buyer, on the earliest of (i) the date on which the Sale Transaction is completed, (ii) the date on which the Purchase Agreement is terminated in accordance with its terms, and (iii) the date, if any, on which the Approval Resolution is put to a vote of Shareholders and is not approved.

4. Assignment

No party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party; provided, however, that Buyer may assign any of its rights or obligations hereunder to a direct or indirect wholly-owned subsidiary of Buyer without the Securityholder’s consent. Subject to the foregoing, this Support Agreement shall be binding upon and shall enure to the benefit of and be enforceable by the Securityholder, Buyer and their respective heirs, executors, administrators, personal representatives, successors at law and permitted assigns, as applicable.

Exhibit G	Page 3 of 6

5. Amendments

This Support Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended or supplemented only by written agreement signed by the parties. All references herein to the Purchase Agreement shall be to the Purchase Agreement as amended or amended and restated from time to time, provided that any such amendment does not materially change the nature of the Sale Transaction or materially reduce the purchase consideration payable to Seller thereunder.

6. Expenses

Each party hereto shall pay and be responsible for its own expenses incurred in connection with this Support Agreement and the matters contemplated hereby.

7. Disclosure

Prior to the first public disclosure of the existence and terms of this Support Agreement, neither party hereto shall disclose the existence or terms hereof to any third person other than Parent, Seller or the respective directors, officers and professional advisors of Parent, Seller, Buyer or the Securityholder, without the prior written consent of the other party, except as required by law. The existence and terms of this Support Agreement may be disclosed in any news release announcing the Sale Transaction and in the disclosure materials to be prepared by Parent in respect of the Special Meeting.

8. Governing Law

This Support Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of Alberta and the federal laws of Canada applicable therein, and the parties irrevocably attorn to the jurisdiction of the courts of Alberta with respect to any claims arising hereunder.

9. Remedies

The Securityholder agrees that in the event of a breach or threatened breach by the Securityholder of this Support Agreement monetary damages may be an inadequate remedy, and without limiting any other remedies available to Buyer, whether at law, in equity or otherwise, Buyer shall be entitled to injunctive or similar relief to restrain the breach (actual or threatened) or any continuation thereof, and to require specific performance of the provisions hereof.

10. Time of the Essence

Time shall be of the essence of this agreement.

11. Further Assurances

The Securityholder shall from time to time and at all times hereafter at the request of Buyer, acting reasonably, but without further consideration, perform such further acts and sign and deliver such further documents and give such further assurances as may be reasonably required for the purpose of giving effect to this Support Agreement.

Exhibit G	Page 4 of 6

12. Counterpart Execution

This Support Agreement may be signed in counterparts that together shall be deemed to constitute one and the same instrument, and delivery of such counterparts may be affected by means of facsimile or other electronic transmission.

If you are in agreement with the foregoing, please indicate your acceptance thereof by signing and returning this letter to Buyer.

Yours truly,

BREITBURN OPERATING L.P.

By:
Name: Randall H. Breitenbach Office/Title: President

[remainder of page intentionally left blank—signatures follow]

Exhibit G	Page 5 of 6

ACCEPTANCE

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Securityholder hereby irrevocably accepts and agrees to the foregoing terms and conditions of this Support Agreement with BreitBurn Operating L.P. as of the             day of             , 2012.

Witness Name (please print)	Securityholder Name (please print)

Signature of Witness	Signature of Securityholder

Number of Common Shares Owned, Controlled or Directed

Particulars of Convertible Securities Owned, Controlled or Directed

(number and class of securities)

Address of Securityholder (please print)

Address of Securityholder (continued)

Securityholder’s Facsimile Number	Securityholder’s Email Address

Exhibit G	Page 6 of 6

SCHEDULE 1.02 (e)

CONTRACTS

GENERAL

1.	Road Use Agreement

Grantor: Hunt Oil Company dba Hoodoo Ranch

Grantee: Legacy Energy, Inc.

Date: March 28, 2011

2.	Flowage Easement Agreement

Grantor: Hunt Oil Company dba Hoodoo Ranch

Grantee: Legacy Energy, Inc.

Date: March 28, 2011

3.	Surface Use and Damage Agreement

Grantor: Hunt Oil Company dba Hoodoo Ranch

Grantee: Legacy Energy, Inc.

Date: March 28, 2011

4.	Crude Oil Purchase Contract – Outright oil purchase contract dated October 15, 2010 by and between Legacy Energy, Inc., as Seller and Marathon Oil Company, as Purchaser.

5.	Engineering Services Agreement between Rocky Mountain Power and Legacy Energy, Inc. dated June 13, 2011 and First Amendment thereto dated January 19, 2012.

FERGUSON RANCH FIELD

PARK COUNTY, WY

FERGUSON RANCH UNIT SUBJECT TO:

1.	Unit Agreement for Ferguson Ranch Unit Area dated effective December 1, 1995, recorded at DOC #1996 3404, Park County, Wyoming, as approved by that certain Unit Operator Certificate of Effectiveness for Ferguson Ranch Unit Area recorded at DOC #1996 5018, Park County, Wyoming, and all amendments thereto

2.	Electric Service Contract #330560869 for Ferguson Ranch Tank Battery dated October 8, 2007, by and between Rocky Mountain Power, a division of PacifiCorp, the Company, and Vernon E. Faulconer, Inc., the Customer

Schedule 1.02 (e)	Page 1 of 3

3.	State of Wyoming Water Discharge Permit WY-0001490

4.	State of Wyoming Storm Water Discharge Permit WYR-000103

SHEEP POINT FIELD

PARK COUNTY, WY

SUBJECT TO:

1.	Joint Operating Agreement, including all amendments thereto, dated April 23, 1971, by and between J-W Operating Company, as Operator, and Bel Oil Corporation, et al, as Non-Operators

2.	Unrecorded Annual Road Maintenance Plan Greybull River Road – by and between Nance Petroleum Corporation, a wholly owned subsidiary of St. Mary Land and Exploration, and Vernon E. Faulconer, Inc., et al

3.	State of Wyoming Water Discharge Permit WY-0020265

WILLOW DRAW FIELD

PARK COUNTY, WY

WILLOW DRAW FIELD SUBJECT TO:

1.	Master Electric Service and Facilities Improvements Agreement dated May 18, 2007, by and between PacifiCorp, an Oregon corporation doing business in Wyoming as Rocky Mountain Power, “Rocky Mountain Power”, and Vernon E. Faulconer, Inc., the Customer

2.	Annual Road Maintenance Plan Greybull River Road – by and between Nance Petroleum Corporation, a wholly owned subsidiary of St. Mary Land and Exploration, and Vernon E. Faulconer, Inc., et al

3.	State of Wyoming Water Discharge Permit WY-0227731

FOURBEAR PIPELINE SYSTEM SUBJECT TO:

1.	Fourbear Pipeline Construction and Operating Agreement dated June 15, 1959, including any amendments thereto, by and between Honolulu Oil Corporation, Hunt Oil Company, Husky Oil Company, Sinclair Oil & Gas Company, Texaco Fourbear Inc., and Mule Creek Oil Company

Schedule 1.02 (e)	Page 2 of 3

HUNT FIELD

PARK COUNTY, WY

HUNT FIELD SUBJECT TO:

1.	State of Wyoming Water Discharge Permit WY-0001520

HUNT STATE 11-1 SUBJECT TO:

1.	Joint Operating Agreement dated July 1, 1987 between Goldmark Engineering, Inc., Operator, and Stephen Smith, et al, recorded in Book 199, Page 145 of the records of the County Clerk and Recorder, Park County, Wyoming, as amended by Letter Agreements dated September 14, 1987 and September 15, 1987

2.	Joint Operating Agreement dated July 1, 1987 between Goldmark Engineering Inc., Operator, and Stephen Smith, et al, recorded in Book 199, Page 96 of the records of the County Clerk and Recorder, Park County, Wyoming, as amended by Letter Agreements dated September 14, 1987 and September 15, 1987

HUNT FEE # 2-1 AND HUNT FEE #2-11 SUBJECT TO:

1.	Joint Operating Agreement dated July 1, 1987 between Goldmark Engineering, Inc., Operator, and Stephen Smith, et al, recorded in Book 199, Page 145 of the records of the County Clerk and Recorder, Park County, Wyoming, as amended by Letter Agreements dated September 14, 1987 and September 15, 1987

2.	Joint Operating Agreement dated July 1, 1987 between Goldmark Engineering, Inc., Operator, and Stephen Smith, et al, recorded in Book 199, Page 96 of the records of the County Clerk and Recorder, Park County, Wyoming, as amended by Letter Agreements dated September 14, 1987 and September 15, 1987

3.	Joint Operating Agreement dated October 5, 1965 between Amax Petroleum Corporation, Operator, and Hunt Oil Company, recorded in Book 148, Page 316 of the records of the County Clerk and Recorder, Park County, Wyoming, as amended

OTHER CONTRACTS

None.

END OF SCHEDULE 1.02 (e)

Schedule 1.02 (e)	Page 3 of 3

SCHEDULE 1.03

EXCLUDED ASSETS

CODY, WY FIELD OFFICE

Contents of office located at 504 Date Street, Cody, Wyoming

2010 Toyota Tundra (VIN 5TFUW5F17AX128452) including contents

2010 Toyota Tundra (VIN 5TFUW5F18AX124376) including contents

2010 Toyota Tundra (VIN 5TFUW5F15AX130443) including contents

2011 Toyota Tundra (VIN 5TFUY5F10BX182817) including contents

2011 Toyota Tundra (VIN 5TFUY5F11BX168067) including contents

FERGUSON RANCH FIELD

PARK COUNTY, WY

Contents of Ferguson Ranch Field Office

10-3/4” casing – (1) joint, (1) pup joint

8-5/8” casing – (6) joints, (3) pup joints

7” casing – (3) joints, (3) pup joints

5-1/2” casing – (9) joints, (1) pup joints

2-7/8”tubing – (68) joints

1” rods – (6)

6” SCH40 steel pipe – (11) joints

3” SCH 40 steel pipe – (4) joints

100 KVA Transformers – (6)

50 KVA FACT Transformer – (1)

37.5 KVA FACT Transformer – (3)

37.5 KVA Transformer – (3)

Lufkin 456 DC Air Balance Pumping Unit – (1)

Lufkin 640 DE Conventional Pumping Unit – (2)

WILLOW DRAW FIELD

PARK COUNTY, WY

Contents of Willow Draw Field Office

8 slot / 3 branch skid mounted header assembly – (2)

7” casing – (8) full joints

8-5/8” casing – (2) full joints

9-5/8” casing – (3) joints

3-1/2” tubing – (24) joints

2-7/8” tubing – (166) joints

2-3/8” tubing – (8) joints

1” rods – (160)

7/8” rods – (150)

2” Line Pipe – (5) joints

3” Line Pipe – (26) joints

Schedule 1.03	Page 1 of 2

4” Line Pipe – (3) joints

2 1/2” x 2” x 16’ RWBC plunger units – (6)

100 KVA Transformers – (4)

15 KVA Transformers – (6)

10 KVA Transformers – (9)

Skid Mounted 1” Centrifugal Pump & 15 HP Motor – (1)

Skid Mounted 3/4” Gear Pump & 3 HP Motor – (1)

60 HP Motors – (1)

40 HP Motors – (3)

30 HP Motors – (2)

20 HP Motors – (2)

Weatherford Switchboard – (2)

Weatherford PC Controller – (1)

Weatherford PC Drive Head – (1)

OTHER EXCLUDED ASSETS:

None.

END OF SCHEDULE 1.03

Schedule 1.03	Page 2 of 2

SCHEDULE 3.07

PREFERENTIAL PURCHASE RIGHTS

FERGUSON RANCH FIELD

PARK COUNTY, WY

There are no Preferential Rights.

SHEEP POINT FIELD

PARK COUNTY, WY

There are no Preferential Rights.

WILLOW DRAW FIELD

PARK COUNTY, WY

There are no Preferential Rights.

HUNT FIELD

PARK COUNTY, WY

There are no Preferential Rights.

OTHER VALUES

None.

END OF SCHEDULE 3.07

Schedule 3.07	Page 1 of 1

SCHEDULE 3.08

CONSENTS

FERGUSON RANCH FIELD

PARK COUNTY, WY

None.

SHEEP POINT FIELD

PARK COUNTY, WY

None.

WILLOW DRAW FIELD

PARK COUNTY, WY

Annual Road Maintenance Plan Greybull River Road – by and between Nance Petroleum Corporation, a wholly owned subsidiary of St. Mary Land and Exploration, and Vernon E. Faulconer, Inc., et al

HUNT FIELD

PARK COUNTY, WY

None.

OTHER CONSENTS

None.

END OF SCHEDULE 3.08

Schedule 3.08	Page 1 of 1

SCHEDULE 5.06

EXISTING CLAIMS AND LITIGATION

FERGUSON RANCH FIELD

PARK COUNTY, WY

There are no Existing Claims and Litigation.

SHEEP POINT FIELD

PARK COUNTY, WY

There are no Existing Claims and Litigation.

WILLOW DRAW FIELD

PARK COUNTY, WY

There are no Existing Claims and Litigation.

HUNT FIELD

PARK COUNTY, WY

There are no Existing Claims and Litigation.

OTHER CLAIMS

None.

END OF SCHEDULE 5.06

Schedule 5.06	Page 1 of 1

SCHEDULE 5.08

TAXES

FERGUSON RANCH FIELD

PARK COUNTY, WY

None of the Assets are subject to or owned by any tax partnership requiring a partnership income Tax Return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Internal Revenue Code.

SHEEP POINT FIELD

PARK COUNTY, WY

None of the Assets are subject to or owned by any tax partnership requiring a partnership income Tax Return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Internal Revenue Code.

WILLOW DRAW FIELD

PARK COUNTY, WY

None of the Assets are subject to or owned by any tax partnership requiring a partnership income Tax Return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Internal Revenue Code.

HUNT FIELD

PARK COUNTY, WY

None of the Assets are subject to or owned by any tax partnership requiring a partnership income Tax Return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Internal Revenue Code.

OTHER

None.

END OF SCHEDULE 5.08

Schedule 5.08	Page 1 of 1

SCHEDULE 5.11

IMBALANCES

FERGUSON RANCH FIELD

PARK COUNTY, WY

There are no imbalances.

SHEEP POINT FIELD

PARK COUNTY, WY

There are no imbalances.

WILLOW DRAW FIELD

PARK COUNTY, WY

There are no imbalances.

HUNT FIELD

PARK COUNTY, WY

There are no imbalances.

OTHER IMBALANCES

None.

END OF SCHEDULE 5.11

Schedule 5.11	Page 1 of 1

SCHEDULE 5.14

COMPLIANCE WITH LAWS

None.

END OF SCHEDULE 5.14

Schedule 5.14	Page 1 of 1

SCHEDULE 5.15

PERMITS

None.

END OF SCHEDULE 5.15

Schedule 5.15	Page 1 of 1

SCHEDULE 5.16

P&A WELLS

FERGUSON RANCH FIELD

PARK COUNTY, WY

None.

SHEEP POINT FIELD

PARK COUNTY, WY

None.

WILLOW DRAW FIELD

PARK COUNTY, WY

ST 68-15697 1 (Willow Draw 19-1), API No. 4902920430, SW/SW/SE Section 19, Township 48N, Range 103W

HUNT FIELD

PARK COUNTY, WY

None.

OTHER

None.

END OF SCHEDULE 5.16

Schedule 5.16	Page 1 of 1

SCHEDULE 5.17

PROPOSED OPERATIONS OR EXPENDITURES

GENERAL

PARK COUNTY, WY

Rocky Mountain Power—First Engineering, Materials and Procurement Agreement Amending Engineering Services Agreement dated June 13, 2011.

Budget – $250,000

Expenditure to Date – $100,000

Remaining Expenditure – $150,000

FERGUSON RANCH FIELD

PARK COUNTY, WY

None.

SHEEP POINT FIELD

PARK COUNTY, WY

None.

WILLOW DRAW FIELD

PARK COUNTY, WY

Authority for Expenditure 2100.4, Willow Draw Phase 3 Facility Expansion

Budget – $910,305

Expenditure to Date – $648,042

Remaining Expenditure – $248,953

HUNT FIELD

PARK COUNTY, WY

None.

OTHER

None.

END OF SCHEDULE 5.17

Schedule 5.17	Page 1 of 1

SCHEDULE 5.19

ENVIRONMENTAL

FERGUSON RANCH FIELD

PARK COUNTY, WY

There are no Environmental Notices.

SHEEP POINT FIELD

PARK COUNTY, WY

There are no Environmental Notices.

WILLOW DRAW FIELD

PARK COUNTY, WY

There are no Environmental Notices.

HUNT FIELD

PARK COUNTY, WY

There are no Environmental Notices.

OTHER

None.

END OF SCHEDULE 5.19

Schedule 5.19	Page 1 of 1

SCHEDULE 5.20

PAYOUT

FERGUSON RANCH FIELD

PARK COUNTY, WY

None.

SHEEP POINT FIELD

PARK COUNTY, WY

None.

WILLOW DRAW FIELD

PARK COUNTY, WY

None.

HUNT FIELD

PARK COUNTY, WY

None.

OTHER

None.

END OF SCHEDULE 5.20

Schedule 5.20	Page 1 of 1

SCHEDULE 5.21

SUSPENSE FUNDS

FERGUSON RANCH FIELD

PARK COUNTY, WY

None.

SHEEP POINT FIELD

PARK COUNTY, WY

John M & Bobbie N Tooke	Sheep Point 16-1	$2,855.67
John M & Bobbie N Tooke	Sheep Point 16-2	$4,693.44
John M & Bobbie N Tooke	Sheep Point 16-3	$1,426.38
John M & Bobbie N Tooke	Sheep Point 16-7	$2,385.04
John M & Bobbie N Tooke	Sheep Point 16-8	$5,826.48
John M & Bobbie N Tooke	Sheep Point 16-9	$1,241.35

Total	Sheep Point Field	$18,428.36

WILLOW DRAW FIELD

PARK COUNTY, WY

None.

HUNT FIELD

PARK COUNTY, WY

None.

OTHER

None.

END OF SCHEDULE 5.21

Schedule 5.21	Page 1 of 1

SCHEDULE 10.02 (b) (iii)

LIENS FOR TAXES AND ASSESSMENTS

PAYMENTS DUE STATE OF WYOMING

YEAR*	AMOUNT	DUE DATE
2010	$319,735.38	May 10, 2012
2011	$668,484.74 $668,484.74	November 10, 2012 May 10, 2013
2012	Approx. $390,000.00	November 10, 2013

*	Based on value of production in the listed year.

END OF SCHEDULE 10.02 (b) (iii)

Schedule 10.02 (b) (iii)	Page 1 of 1

SCHEDULE 13.04

REQUIRED APPROVALS

This Agreement and the transaction contemplated hereby are conditioned on and subject to approval by the holders of common shares of Parent of the sale of the Assets as provided herein by special resolution pursuant to section 190 of the Business Corporations Act (Alberta).

END OF SCHEDULE 13.04

Schedule 13.04	Page 1 of 1

SCHEDULE 13.12

OFFICERS AND DIRECTORS

Clarence Cottman III

Chairman and Chief Executive Officer

Jonathan S. Wimbish

Chief Financial Officer

Daniel Scott Dobson

Chief Operating Officer

Brian Bayley

Director

W. Alf Peneycad

Director

William Gumma

Director

Robert Redfearn

Director

END OF SCHEDULE 13.12

Schedule 13.12	Page 1 of 1